As filed with the Securities And Exchange Commission on November 12, 1997
                                                  SEC Registration No. 333-9583
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
              ----------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

            Delaware                 1541; 1761; 1791            76-0145668
----------------------------    ---------------------------     --------------
(State or Other Jurisdiction   (Primary Standard Industrial     (IRS Employer
      Of Incorporated or            Classification Code         Identification
         Organization)                   Number)                   Number)


                                 14603 Chrisman
                              Houston, Texas 77039
                                 (281) 449-9000
     ----------------------------------------------------------------------
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

                     John T. Wilson, Chief Executive Officer
                                 14603 Chrisman
                              Houston, Texas 77039
                                 (281) 449-9000
     ----------------------------------------------------------------------
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                              Of Agent For Service

                                   Copies to:
                                   ----------


     Alan L. Talesnick, Esquire                    Thomas A. Rose, Esquire
     Francis B. Barron, Esquire                 Schneck Weltman & Hashmall LLP
     Bearman Talesnick & Clowdus                 1285 Avenue of the Americas
       Professional Corporation                       New York, NY 10019
 1200 Seventeenth Street, Suite 2600                    (212) 956-1500
       Denver, Colorado 80202
           (303) 572-6500



--------------------------------------------------------------------------------
    Approximate Date Of Commencement Of Proposed Sale To The Public: As Soon
     As Practicable After The Effective Date Of This Registration Statement.
--------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                        Proposed       Proposed
                                                                        Offering      Aggregate           Amount Of
          Title Of Each Class Of                    Amount To Be       Price Per       Offering          Registration
      Securities To Be Registered                   Registered          Share (1)       Price                Fee
----------------------------------------------------------------------------------------------------------------------


Shares of Common Stock, $.001 par value,             667,000(2)          $5.00        $3,335,000          $1,010.61
offered by the Company

Common Stock Purchase Warrants offered by            667,000(2)          $ .10            66,700              20.21
the Company

Common Stock, issuable upon exercise of              667,000(2)          $5.00         3,335,000           1,010.61
Common Stock Purchase Warrants(3)

Underwriters' Warrants to purchase Common             58,000             $ ---                 9                .01
Stock

Underwriters' Warrants to purchase Warrants           58,000             $ ---                 1                .01

Common Stock, issuable upon exercise of               58,000             $6.00           348,000             105.00
Underwriters' Warrants(4)

Warrants, issuable upon exercise of                   58,000             $ .12             6,960               2.11
Underwriters' Warrants(4)

Common Stock, issuable upon exercise of               58,000             $5.00           290,000              87.88
Warrants underlying Underwriters'
Warrants(5)

Common Stock to be sold by Selling                   500,100             $5.00         2,500,500             757.72
Securities Holders

Common Stock Purchase Warrants to be sold
by                                                 3,000,000             $ .10           300,000              90.91
Selling Securities Holders

Common Stock, issuable upon exercise of
outstanding Common Stock Purchase Warrants         3,000,000             $5.00        15,000,000           4,545.45

Common Stock to be sold by Underwriter
(from Exercise of Underwriters' Warrants and
Warrants included in Underwriters' Warrants)         116,000             $6.00           696,000             211.00
                                                  ----------                         -----------          ---------

TOTAL                                                                                $25,878,170          $7,841.87 (6)


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Includes 87,000 shares and/or warrants to cover the Underwriters' over-allotment option.
(3) Issuable upon the exercise of Common Stock Purchase Warrants. This Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of the Common Stock Purchase Warrants. No additional registration fee is included for these shares.
(4) Reserved for issuance upon exercise of the Underwriters' Warrants together with such indeterminate number of Common Stock Purchase Warrants and/or Common Stock as may be issuable pursuant to the anti-dilution provisions of the Underwriter's Warrants, or the Common Stock Purchase Warrants.
(5) Reserved for issuance upon exercise of Common Stock Purchase Warrants obtained upon exercise of the Underwriters' Warrants.
(6)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE


     This Registration Statement contains two forms of prospectus: one to be used in connection with a primary offering of 580,000 shares of Common Stock and 580,000 Warrants (the "Offering Prospectus"), and one to be used in connection with the secondary sale of 500,100 shares of Common Stock and 3,000,000 warrants by certain Selling Securities Holders (the "Selling Securities Holders'
Prospectus"). The Offering Prospectus and the Selling Securities Holders' Prospectus will be identical in all respects except for the alternate pages for the Selling Securities Holders' Prospectus included herein which are labeled "Alternate Page for Selling Securities Holders' Prospectus".

                                    [Red Ink]


Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities And Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

[Logo red, white and blue flag]


                  Subject To Completion November 12, 1997, 1997




                                    [Red Ink]





PROSPECTUS
--------------------------------------------------------------------------------




                    AMERICAN INTERNATIONAL CONSOLIDATED INC.






                       580,000 Shares Of Common Stock And


                580,000 Redeemable Common Stock Purchase Warrants





     This Prospectus relates to the offering (the "Offering") by American International Consolidated Inc. (the "Company") of 580,000 shares of common stock, $.001 par value (the "Common Stock"), and 580,000 Redeemable Common Stock Purchase Warrants (the "Warrants") through I.A.R. Securities Corp., which is also the representative (the "Representative") of Worthington Capital Group, Inc. (collectively, the "Underwriters") for the purpose of this Offering. The shares of Common Stock and the Warrants, which are offered on a firm commitment basis, may be purchased separately and will be transferable separately upon issuance.


     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing on the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.01 per Warrant at any time commencing 12 months after the date hereof, on not less than 30 days' prior written notice to the holders of the Warrants, provided that the average closing bid quotation of the Common Stock, as reported on the OTC Bulletin Board or the average closing sale price if listed on a national securities exchange, has been at least 150% of the then current exercise price of the Warrants for each of the 20 consecutive business days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "DESCRIPTION OF SECURITIES-Warrants".

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of this Offering, or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "UNDERWRITING". The Company intends to have the Common Stock and Warrants quoted on the OTC Bulletin Board, an electronic quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"), under the trading symbols "AICI" and "AICIW," respectively. See "RISK FACTORS-Risk Factor No. 25-Possible Effects Of SEC Rules On Market For Common Stock And Warrants".

     In addition, 38 persons (the "Selling Securities Holders") who hold 500,100 shares of Common Stock and 3,000,000 warrants previously purchased in a private offering that was exempt from registration under federal and state securities laws are proposing to sell those shares and warrants to the public. The Company also is registering the exercise of those warrants by persons who purchase warrants from the Selling Securities Holders and resales of the Common Stock issuable upon the exercise of warrants by the Selling Securities Holders or persons who purchase warrants from the Selling Securities Holders. These transactions are being registered by separate Prospectus concurrently with this Offering. The Company will not receive any of the proceeds from the sale of shares and warrants by the Selling Securities Holders.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT THEREIN INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" (PAGE 10) AND "DILUTION" (PAGE 20).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------------------------------------
                                                              Underwriting                      Proceeds To
                       Price To Public (1)           Discount And Commissions (3)(4)            Company (4)(5)
--------------------------------------------------------------------------------------------------------------

Per Share (2)           $     5.00                            $   0.50                            $     4.50

Per Warrant             $      .10                            $   0.01                            $      .09

Total  (2)              $2,958,000                            $295,800                            $2,662,200

--------------------------------------------------------------------------------------------------------------
                                                       (See Notes on following page)

     The Common Stock and Warrants are being offered by the Company through the Underwriters on a firm commitment basis. The Offering is made by the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part, or to withdraw or cancel the Offering without notice. It is expected that delivery of the certificates representing the Common Stock and the Warrants will be made against payment therefor at the offices of the Representative, 99 Wall Street, New York, New York 10005 on or about ________, 1997.


I.A.R. Securities Corp.                               Worthington Capital Group


          The date of this Prospectus is                   , 1997
                                          -----------------

                                      Notes
                                      -----

(1) The offering price has been arbitrarily determined by negotiations between the Company and the Representative. See "RISK FACTORS".


(2) The Common Stock and Warrants are offered on a "firm underwriting" basis. The Common Stock and Warrants are offered, subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify the offer without notice. The Company has granted to the Underwriters an option, solely to cover over-allotments of the Offering, to purchase all or any part of 15 percent of the total number of shares of Common Stock and Warrants for a period of 45 days from the date of Closing of the Offering at the price to public and subject to the underwriting discount and commissions shown in the above table. See "UNDERWRITING". The Underwriters reserve the right to reject subscriptions for any reason, including without limitation, because the Underwriters determine that the subscriber is not qualified to purchase the Common Stock or Warrants because either (i) the Offering has not been qualified in the subscriber's jurisdiction, or (ii) the Underwriters do not believe the investment is suitable for the subscriber based on the investment profile and strategy of the subscriber. In addition, the Underwriters may reject a subscription because the Offering has been oversubscribed.

(3) The Underwriters will receive a non-accountable expense allowance equal to three percent, or $88,740 of the $2,958,000 aggregate offering amount ($102,051 if the Underwriters' over-allotment option is exercised in full), of which $25,000 previously has been advanced by the Company.

     The Underwriting Agreement provides that, upon the closing of this Offering, the Company will enter into a consulting agreement with the Underwriters pursuant to which the Underwriters will receive a consulting fee of $55,000, payable at the Closing, for services to be rendered by the Underwriters to the Company for three years commencing on the closing date of the Offering. See "UNDERWRITING".

     The Underwriting Agreement also provides for reciprocal indemnification between the Company and the Underwriters, including liabilities arising under the Securities Act of 1933, as amended. See "SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION".


(4) Upon the closing of the Offering, the Company will sell to the Underwriters and/or their designees, for an aggregate price of $10, warrants to purchase up to a maximum of 58,000 shares of Common Stock and 58,000 Warrants (the "Underwriters' Warrants"). The Underwriters' Warrants will entitle the holder to purchase the shares of Common Stock at a purchase price of $6.00 per share and the Warrants at a purchase price of $.12 per Warrant. The
     Warrants received upon exercise of the Underwriters' Warrants are exercisable at $5.00 per share during the four year period commencing one year after the date of this Prospectus. See "UNDERWRITING".

(5) These amounts represent the proceeds to the Company after payment of the underwriting commissions, but before deduction of other offering expenses estimated at $570,000 (approximately $295,000 of which will have been paid prior to closing). These other offering expenses include the non-accountable expense allowance to the Underwriters of $88,740 ($102,051 if the Underwriters' over-allotment option is exercised in full) and additional offering expenses estimated at $481,260 for filing fees, printing costs, legal and accounting fees, and miscellaneous expenses. After allowing for all such expenses and offsetting prior payments, the net cash proceeds to the Company from this Offering are expected to be $2,387,200.

(6) This Offering commenced as a "best-efforts, minimum maximum" offering on March 13, 1997. The Offering continued for a 60 day period and was extended for an additional 30 days upon mutual agreement of the Company and the Underwriters. Funds received during the Offering period were held by an escrow agent in a separate escrow account. At the end of the 90 day offering period, on June 11, 1997, the minimum offering had not been subscribed for and all funds in the escrow account were returned to the investors.

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, commencing with its fiscal year ending April 30, 1998. The Company may distribute quarterly reports containing unaudited interim financial information. The Company also will furnish stockholders with such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     Officers, directors and affiliates of the Company, and persons associated with them, may purchase Common Stock or Warrants in the Offering. If such purchases are made, they will be made solely with a view toward investment and not resale. It is not expected that purchases by officers, directors and their affiliates will exceed five percent of the Common Stock or Warrants. As of the date of this Prospectus, no officer, director or affiliate of the Company is obligated to purchase any Common Stock or Warrants in the Offering and no officer, director or affiliate has made a commitment or indicated his intention to purchase securities in the Offering.


     THE COMMON STOCK AND WARRANTS ARE OFFERED SUBJECT TO PRIOR SALE, ALLOTMENT, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING WITHOUT PRIOR NOTICE. THE UNDERWRITERS RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. THE OFFERING CANNOT BE MODIFIED UNLESS AN AMENDED REGISTRATION STATEMENT IS FILED AND DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION.



     ANY DOCUMENT WHICH IS INCORPORATED BY REFERENCE HEREIN BUT NOT DELIVERED HEREWITH, MAY BE REQUESTED BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. SUCH REQUESTS SHALL BE MADE TO AMERICAN INTERNATIONAL CONSOLIDATED INC., 14603 CHRISMAN, HOUSTON, TEXAS 77039, TELEPHONE NUMBER (281) 449-9000. DELIVERY OF THE REQUESTED DOCUMENTS WILL BE MADE WITHOUT CHARGE.

                               PROSPECTUS SUMMARY
The Company


     American International Consolidated Inc. (the "Company") is a general contractor and a manufacturer that focuses primarily on three types of construction products: mini-warehouses and self-storage facilities; metal buildings and structural steel projects; and cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or construction design, phase to the finish, or erection, phase of a project, including general construction, construction management, design, manufacture, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design and erection of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.


     The Company intends to take advantage of its increased capital and improved financial condition resulting from this Offering by (i) increasing business volume through increasing bonding capacity in order to access larger projects and other new business, undertaking planned domestic and international marketing programs, and increasing business referrals from suppliers and other business contacts, and (ii) increasing operating margins and profitability through decreasing interest expense (from reduction of debt) and decreasing bonding costs. See "BUSINESS-Business Plan And Strategy" for a more detailed description of this strategy and each of these items. See also "USE OF PROCEEDS".

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (281) 449-9000.

     The Company was incorporated under the laws of Texas in May 1985 and changed its state of incorporation to Delaware in June 1994. In July 1996, the Company changed its name to American International Consolidated Inc. from American International Construction Inc.

The Offering


Securities Offered .................    The Company is offering  580,000  shares
                                        of  the  Company's   common  stock  (the
                                        "Common  Stock") and 580,000  redeemable
                                        common  stock  purchase   warrants  (the
                                        "Warrants").  Each Warrant  entitles the
                                        holder to  purchase  one share of Common
                                        Stock for $5.00  per  share  during  the
                                        period  beginning  on the  date  of this
                                        Prospectus  and  ending  five years from
                                        the   date  of  this   Prospectus.   See
                                        "DESCRIPTION OF SECURITIES".


Offering Price .....................    $ 5.00 per share of Common Stock
                                        $  .10 per Warrant

Warrant Exercise Price .............    $  5.00  per  share  of  Common   Stock,
                                        subject   to   adjustments   in  certain
                                        circumstances

Warrant Exercise Period ............    The  Period  commencing  on the  date of
                                        this    Prospectus   and   expiring   on
                                        __________, 2002.

Shares of Common
 Stock outstanding: prior to
 Offering: .........................    2,900,100


Shares of Common Stock offered (1):     580,000

Shares of Common Stock outstanding
  after the Offering(1): ...........    3,480,100

Warrants outstanding prior to
  Offering(1): .....................    3,000,000

Warrants offered(1): ...............    580,000

Warrants outstanding
  after the Offering: ..............    3,580,000

Shares of Common Stock  Outstanding
 after the Offering assuming exercise
 of all Warrants offered in the
 Offering and all Warrants previously
 outstanding: .......................   7,060,100

Estimated net proceeds to the
 Company (2): .......................   $2,387,200

--------------------

(1) Does not include (i) up to 580,000 shares of Common Stock issuable upon exercise of the Warrants included in the Offering, (ii) up to 87,000 shares of Common Stock included in the Underwriters' over-allotment option, and
     (iii) up to 203,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants and the warrants issuable to the Underwriters upon the exercise of the Underwriters' Warrants. See "UNDERWRITING".

(2) This amount is after deduction of aggregate selling commissions of $295,800 and the $275,000 unpaid portion of the other total estimated offering expenses.

Redemption Of The Warrants .........    The  Warrants  are   redeemable  by  the
                                        Company  at a price of $.01 per  Warrant
                                        upon 30 days prior  written or published
                                        notice at any time  commencing 12 months
                                        after  the date of this  Prospectus  and
                                        prior to their  exercise or  expiration,
                                        provided  however,  that the closing bid
                                        quotation  for the Common Stock for each
                                        of  the  20  consecutive  business  days
                                        ending  on the  third  day  prior to the
                                        Company's  giving  notice of  redemption
                                        has been at  least  150  percent  of the
                                        then  effective  exercise  price  of the
                                        Warrants.     The    Warrants     remain
                                        exercisable  during  the  30-day  notice
                                        period.  Any Warrant holder who does not
                                        exercise that holder's Warrants prior to
                                        their  expiration or redemption,  as the
                                        case  may  be,  forfeits  that  holder's
                                        right to  purchase  the shares of Common
                                        Stock   underlying  the  Warrants.   See
                                        "DESCRIPTION OF SECURITIES-Common  Stock
                                        Purchase Warrants-Redemption".


Use Of Proceeds ...................     Net  proceeds  are  intended  to be used
                                        primarily  for  payment  of  outstanding
                                        indebtedness,   undertaking   additional
                                        marketing  activities,   and  increasing
                                        working capital, which is anticipated to
                                        improve    the    Company's    financial
                                        condition and thereby enable the Company to increase its bonding line. See "USE
                                        OF PROCEEDS" and "BUSINESS".

Risk Factors ......................     The securities  offered hereby involve a
                                        high degree of risk and substantial immediate dilution to new investors. See
                                        "RISK FACTORS" and "DILUTION".


OTC Bulletin Board Symbols ........     Common Stock - AICI    Warrants - AICIW

Summary Selected Financial Data


     The financial statements included in this Prospectus set forth information regarding the Company as of and for the fiscal years ended April 30, 1997, 1996 and 1995 (audited) and as of and for the three months ended July 31, 1997 and 1996 (unaudited). See "FINANCIAL INFORMATION". The summary selected financial data shown below is derived from, and is qualified in its entirety by, those financial statements, which are contained in the "FINANCIAL INFORMATION" section of this Prospectus.


                               Fiscal Year Ended April 30,              Three Months Ended July 31,
                         ----------------------------------------   ----------------------------------
                               1996                 1997                  1996                1997
                         ----------------      ---------------      ----------------      ------------
                                                                       (Unaudited)         (Unaudited)
Operating Results:            Actual               Actual                 Actual              Actual
------------------            ------               ------                 ------              ------
Revenues..............      $31,184,828          $33,350,003           $7,586,688          $10,095,849
Net Income (Loss).....          351,570           (4,197,239)(1)       (1,735,990)(1)          227,710
Net Income Per share..              .12                (1.45)                (.60)                 .08


Balance Sheet Data:                              April 30,                       July 31, 1997          July 31, 1997
                                       -------------------------------            (Unaudited)            (Unaudited)
                                         1996                  1997                  Actual             As Adjusted (2)
                                       --------            -----------             -----------          ---------------
Working Capital (Deficit) ......      $  836,774            $(3,945,066)            $(3,855,863)          $(1,656,006)

Total assets ...................       7,346,083              8,691,840               8,806,640             9,553,840

Long Term Debt .................       2,422,292                327,213                  25,590                25,590

Total liabilities ..............       7,566,576             11,859,522              11,746,612            10,401,612

Accumulated (deficit) ..........        (368,648)            (4,565,887)             (4,338,177)           (4,338,177)

Stockholders' equity
  (deficit) ....................        (220,493)            (3,167,682)             (2,939,972)             (847,772)


--------------------

(1) Includes a pre-tax charge of $1,305,250 ($.45 per share) for the year ended April 30, 1997 and $1,005,250 ($.35 per share) for the quarter ended July 31, 1996 as the amortized portion of the non-recurring pre-tax charge to earnings for the 500,100 shares of the Company's Common Stock that were issued in connection with the issuance of $300,000 of unsecured promissory notes in July 1996. This non-recurring charge was amortized over the term of the promissory notes. Also includes a non-recurring charge of $358,946 at April 30, 1997 for the write-off of capitalized offering costs. See Note 8 to "Notes To Consolidated Financial Statements" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

(2) As adjusted to reflect the net proceeds from the Offering, including repayment of $345,000 of unsecured notes, including interest thereon, and $1,000,000 of trade accounts. See "USE OF PROCEEDS".

                                  RISK FACTORS

     THE COMMON STOCK AND WARRANTS BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. Prospective investors should consider carefully, among other factors, the risk factors and other special considerations relating to the Company and this offering set forth below.

Risk Factors Relating To The Business Of The Company
----------------------------------------------------


     1. Substantial Doubt About The Company's Ability To Continue As A Going Concern Without Completion Of Public Offering. The Company's operating results for each of the fiscal years ended April 30, 1996 and 1995 and for the three months ended July 31, 1997, resulted in a profit; however, the Company incurred operating losses during each of the fiscal years ended April 30, 1997, 1994 and 1993, and there is no assurance that the operations of the Company will be profitable in the future. As a result of the Company's losses during its last completed fiscal year (approximately $4.2 million, including non-recurring charges of $1.7 million), the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements has further deteriorated and these matters raise substantial doubt about the Company's ability to continue as a going concern without completion of this Offering or an alternate substantial infusion of equity capital. The Company believes that it will be successful in removing the threat concerning its ability to continue as a going concern by adhering to closer and stricter scrutiny of its contract bids and utilizing the estimated net proceeds of approximately $2.3 million from this Offering to achieve profitability through lower interest and bonding costs and expanded volume. Management believes that approximately $1.0 to $1.2 million of the proceeds from this Offering are necessary to remove the threat concerning the Company's ability to continue as a going concern and that if this Offering is completed, the estimated net proceeds from this Offering will enable the Company to continue operating for the foreseeable future at its current level of operations. The length of the period that these proceeds would enable the Company to continue operating at its current level of operations is dependent upon a number of factors, including primarily the Company's profitability. Assuming the Company incurs, during fiscal 1998 and 1999, additional net losses (excluding non-cash, non-recurring charges) at the same rate as for fiscal 1997 ($2.5 million), the net proceeds would allow the Company to operate at its current level of operations for approximately six months. However, the Company has reported a profit for the first quarter of its 1998 fiscal year, and management does not believe that the Company will incur a net loss for fiscal 1998 and 1999, combined. There is no assurance that management's belief is accurate and that the Company will not incur future cumulative net losses. To the extent that management's belief is accurate, then the net proceeds from the Offering would allow the Company to continue operations as long as the Company had not sustained future cumulative net losses of approximately $1.1 million. There is no assurance these results will occur even if this Offering is consummated. If this does not occur, the Company will pursue other sources of financing, but there is no assurance any other source of financing will be available.

     The Company is current in its obligations to all lenders and major suppliers except for the Supplier described in Risk Factor No. 3 below and except for the holders (the "Noteholders") of $300,000 principal amount unsecured notes as described in Risk Factor No. 3. The Supplier has indicated that it has no intent of accelerating payment on any obligations as long as this Offering is completed. The Supplier has not indicated what it will do if this Offering is abandoned or otherwise terminated unsuccessfully. The Company is requesting to the Noteholders that they extend their notes or otherwise wait for completion of this Offering before requiring payment. There is no assurance that the Noteholders will comply with this request.

     As a result of the losses incurred in the fiscal year ended April 30, 1997, the audit report of the Company's independent auditors for that year indicates that there is substantial doubt concerning the Company's ability to continue as a going concern without a substantial infusion of equity capital, such as that contemplated from this Offering. The implication of this to investors is that successful completion of this Offering (or an equity infusion from another source) is necessary for the Company to continue operations. See "BUSINESS-Business Plan And Strategy", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", "FINANCIAL INFORMATION", and
Note 2 to the Financial Statements.


     2. Limited Financial Resources, Negative Net Worth, And Outstanding Obligations. The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity. Its activities and operations to date have resulted in a negative net worth. There is no assurance that the proceeds of this Offering will be sufficient to successfully develop, produce, and market the Company's services. The Company may be forced to limit its activities because of the lack of availability of adequate financing. In the past, the Company's limited liquidity has limited the amount of credit available from the Company's suppliers. If the Company were not to have adequate financing available in the future, it is likely that this credit limitation would continue and that the Company's domestic and international marketing would be directly affected, which would impair the Company's ability to increase its business volume.

     The Company's negative net worth and financial condition in general have prevented the Company from being able to obtain performance and payment bonds, which has limited the Company's ability to obtain certain projects. If this Offering is successfully completed, the Company believes that it will be able to increase its bonding line and thereby increase the jobs available to it. See "BUSINESS-Business Plan and Strategy-Strengthen Financial Condition and Increase Bonding Capacity".


     3. Outstanding Indebtedness. As of July 31, 1997, the Company owed its major supplier of raw materials (the "Supplier") $2,665,000 for accounts payable and an additional $1,914,000 that is evidenced by a note (the "Note") and other related loan documents. The Company is required to make weekly payments of $11,537 for outstanding principal and accrued interest on the Note until April 30, 2001. If this Offering is successfully completed, of which there is no assurance, the Company intends to use approximately $1,000,000 of the proceeds to reduce the accounts payable to the Supplier. Pursuant to the terms of the Note, it is an event of default if the Company's net income before interest expense is less than 1.5 percent of the Company's total sales for any fiscal year beginning with the fiscal year ended April 30, 1997. The Supplier has waived this requirement for the fiscal year ended April 30, 1997 and for the period from May 1, 1997 through December 31, 1997, but the Company is required to satisfy it for subsequent periods. Management believes that if this Offering is completed, it will be able to satisfy the requirement for the last four months of fiscal 1998 and thereafter while the Note is outstanding, or that it will be close enough to satisfying it that the Supplier will waive it. Nevertheless, there is no assurance that the Company will satisfy this requirement. As of July 31, 1997 the Company also was in violation of certain other covenants for which the Supplier has granted a waiver and for which there is no assurance that the Company will be able to satisfy in the future. If all these requirements are not satisfied as required in the future, the Company will be required to obtain alternate financing, receive a waiver from the Supplier, or default on the Note. See "BUSINESS-Indebtedness To Major Supplier".

     As of July 31, 1997, the Company also owed an aggregate of approximately $322,000 to FCLT, L.P., a Texas limited partnership ("FCLT"), pursuant to two loans that are payable in June 1998, are collateralized by the Company's land and buildings, and are guaranteed by the three principal stockholders of the Company. Aggregate monthly payments on these two loans are $6,082. See "BUSINESS-Outstanding Bank Loans".

     The Company had other obligations of an aggregate of approximately $101,000 at July 31, 1997 that require aggregate monthly payments of approximately $12,850. The Company also is the obligor on an aggregate of $300,000 principal amount of unsecured notes, together with interest of more than $30,700 thereon, that currently are in default that will be repaid from the proceeds of this Offering. See "USE OF PROCEEDS".


     4. Fluctuations In Industry Construction Activity. Although most recently, new construction projects for storage facilities, warehouses and pre-engineered metal buildings and freezer/refrigerated facilities, as well as renovations and remodeling projects, have occurred at a historically active rate, new projects were not as numerous in prior years. These fluctuations in industry activity result from numerous factors, including general economic conditions, interest rates and the general real estate market. There can be no assurance that future demand for the Company's services will be adequate for the Company to operate profitably.

     5. Uncertain Markets And Market Acceptance. No assurance can be given of market acceptance or profitability from sales of the Company's current services or that sales of future services will be profitable. The Company's industry is extremely competitive and subject to numerous changes. See "BUSINESS".


     6. Competition. The Company competes, in a highly competitive environment, with many companies in the construction and erection of storage facilities, warehouses, manufacture of pre-engineered metal buildings, freezer/refrigerated facilities, and other construction services. Many of the Company's primary competitors not only have greater resources than the Company, they also have larger administrative staffs and more available service personnel. The larger competitors also may use their greater financial resources to develop and market their services. The presence of these competitors may be a significant impediment to any attempts by the Company to develop its business. Major competitive factors include product knowledge, experience, past relationships, quality of performance, financial condition, reputation, timeliness, and pricing. The Company believes that it ranks highly and therefore will have certain competitive advantages in attempting to develop and market its services, including the Company's excellent relationships with its past and current customers, which has led to "repeat" business, the Company's product knowledge, experience, past relationships, quality of performance, reputation and pricing, and the Company's ability to respond to customer requests more quickly than some larger competitors. For the year ended April 30, 1997, approximately 43 percent, and for the three months ended July 31, 1997, approximately 47 percent, of the Company's business was derived from repeat customers; however there is no assurance that this will occur in the future. None of the Company's repeat business is derived from long-term contracts, and all repeat business results from separately negotiated contracts. With respect to lower rankings for competitive factors, the Company's capitalization prior to this Offering has placed it at a competitive disadvantage in the past but the Company believes that as a result of this Offering it will increase its ability to compete on the basis of financial condition. However, there is no assurance that this will prove correct. See "BUSINESS-Marketing" and "BUSINESS-Industry Environment".

     7. Exposure To Construction Related Litigation. The construction industry has a high incidence of litigation, and as a participant in this industry, the Company is constantly exposed to the risk of litigation. Even though the Company maintains insurance for these matters in amounts customary in the industry, and even if the Company prevails in any such litigation, of which there is no assurance, the management time and out-of-pocket expense expended in commercial litigation could have an adverse impact on the Company.


     8. Past Dependence On Major Customers. During the three months ended July 31, 1997 and the fiscal year ended April 30, 1997, U-Haul, Inc. accounted for approximately $2.0 million and $7.3 million, respectively, or 19 percent and 22 percent, respectively, of the Company's total revenues. During the fiscal years ended April 30, 1996 and 1995, U-Haul, Inc. accounted for approximately $8.1 million, and $4.9 million, respectively, or 26 percent and 20 percent, respectively, of the Company's total revenues. The Company negotiates each project with U-Haul separately as there is no contract with U-Haul covering the construction of future projects. The loss of U-Haul, Inc.'s business could have a materially adverse effect on the Company. See "BUSINESS-Reliance On Major Customers".

     9. Previous Unprofitable International Operations. The Company plans to expand its business in international markets but a significant portion of its past experiences in international markets has been unprofitable. The past losses from international business occurred in situations in which the Company had set up satellite offices in other countries, such as Guam and Puerto Rico, and the cost of operating and maintaining these offices was too great to operate profitably. The Company has closed its offices in Puerto Rico and in Guam, and believes that it will be able to conduct business internationally without opening satellite offices. The Company currently is doing a small amount of business internationally through a two-person international sales force located in its Houston, Texas headquarters.


     10. Availability Of Labor; Possible Effect Of Subcontractors' Use Of Unionized Labor. In order to minimize overhead, the Company often contracts with independent third parties to provide a substantial portion of the labor for its construction projects. Therefore, the Company's ability to provide these services is dependent upon outside sources of workers and this may result in delays in the completion of contracts due to the unavailability of such labor. The Company is not currently experiencing, and has not in the past experienced, a shortage of labor.

     At the current time, the use of unionized labor by subcontractors engaged by the Company does not have a significant effect on the Company because subcontractors tend to use unionized labor only in areas where there is a heavy concentration of unionized labor, and because in those areas other contractors in competition with the Company most often utilize unionized labor so that there would be no competitive advantages or disadvantages to the Company. There is no assurance that this situation will remain constant in the future.

     11. Effect Of Unfavorable Weather. Certain aspects of the Company's construction activities cannot be performed in severely inclement weather, such as continuous rain and flooding. Conditions of this nature can have a negative impact on the Company's earnings, as was experienced in spring 1997.


     12. Dependence On Key Personnel. The success of the Company is largely dependent upon the efforts of John Wilson, Chief Executive Officer and a director of the Company, Danny Clemons, President and a director of the Company,
R. L. Farrar, Vice President of Operations, Treasurer, Secretary and a director of the Company, and Jim Williams, Vice President of Finance, Assistant Secretary and a director of the Company. The loss of the services of any of these persons or the loss of the services of Jimmy M. Rogers, head of the Company's Thermal System Division, could be detrimental to the Company as there is no assurance that the Company could replace any of them adequately at an affordable compensation level. See "MANAGEMENT". The Company has entered into employment agreements with each of the above officers. See "EXECUTIVE COMPENSATION-Employments Contracts And Termination Of Employment And Change-In-Control Arrangements". The Company is the beneficiary for $500,000 of key-man term life insurance coverage on each of Messrs. Wilson, Clemons, Farrar, Rogers and Williams. There is no assurance that these insurance policies will provide the Company with adequate compensation in the event of the death of any of the insured.

     13. Government Regulation And Workers Compensation Insurance. The Company is subject to government regulation of its business operations. In addition, the Company's construction activities must meet with the requirements of local building codes, and the Company is required to provide workers compensation or alternate insurance coverage for the Company's employees. Because of the nature of the Company's business in construction services, the cost of this insurance for the Company's on-site employees is higher relative to the cost of insurance coverage for the Company's office personnel. When construction work is performed on behalf of the Company by subcontractors, the subcontractors, and not the Company, pay the direct costs of insurance for the construction workers. There is no assurance that subsequent changes in laws or regulations will not affect the Company's operations adversely.

     14. Possible Need For Future Financing. The Company believes that the proceeds of this offering will enable it to accomplish the purposes set forth under "BUSINESS", although there can be no assurance that this will be the case. If the proceeds of this offering are not sufficient, the Company would be required to seek additional financing to enable it to conduct its business operations. There can be no assurance that the Company will be able to obtain such financing on acceptable terms. Any such additional financing may entail substantial dilution of the equity of the then-existing stockholders of the Company. The availability of additional financing may be restricted by provisions in the underwriting agreement with the Representative that require, for a period of 12 months after this Offering, that the Company obtain the Representative's permission in order to issue securities for financing purposes. See "UNDERWRITING".


     15. Broad Discretion To Allocate Use Of Proceeds. The proceeds of this offering have been allocated only generally. The specific uses of investors' funds will depend upon the business judgment of management, upon which the investors must rely, with only limited information about management's specific intentions. See "USE OF PROCEEDS" and "BUSINESS".

     16. No Proceeds To Company From Sales By Selling Securities Holders. The Company will not receive any of the proceeds from the sale by the Selling Securities Holders of the 500,100 shares of Common Stock and 3,000,000 Warrants being registered pursuant to the registration statement of which this Prospectus is a part. However, in the event that any of the 3,000,000 Warrants are exercised, the Company will receive the proceeds from the exercise of those warrants.

     17. Benefits Of The Offering To Current Stockholders. Current stockholders of the Company will benefit from the Offering, including the following: (i) creation of a public trading market for the Common Stock, which is intended but for which there is no assurance; (ii) the sale of up to an aggregate of 500,100 shares by certain non-management, non-employee stockholders at the time of the public offering; and (iii) the substantial unrealized gain, based upon the difference between the acquisition costs and the initial public offering price, for stockholders who acquired their stock prior to the public offering. This difference is $5.00 per share for the non-management, non-employee stockholders who received an aggregate of 500,100 shares as partial consideration for loaning the Company an aggregate of $300,000, and may be considered to be as much as $4.95 for the shareholders who founded the Company in 1985 and during the interim developed the business of the Company to its current level.

     18. Potential Conflicts Of Interest. Potential conflicts of interest may arise between the Company and its officers and directors. Although each of the Company's officers and directors is committed to devote full working time to the business of the Company, they also may be engaged in other business activities. If these business activities are of the same type as those engaged in or contemplated by the Company, conflicts of interest will arise in the area of corporate opportunities or in the area of conflicting time commitments with respect to the officers and directors of the Company. Conflicts of interest also will develop with respect to any contractual relationships that may be entered into between the Company and any of its officers and directors. See "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES-Conflicts Of Interest Policy".

     At the present time, there are not any material conflicts of interest between the Company and any of its officers or directors, except to the extent that their respective positions as large stockholders might present conflicts of interest and except to the extent that a consulting arrangement with one director might present conflicts of interest. A previously existing conflict of interest was resolved in May 1994 when AIC Management, Inc. merged with and into the Company. At the time of the merger, AIC Management, Inc. owned the land and buildings that are utilized for the Company's administrative offices as well as its metal buildings manufacturing facility. The shareholders and directors of AIC Management, Inc. at the time of the merger were Messrs. Clemons, Farrar and Wilson, who are the three largest stockholders and three of the four directors of the Company.

     The Company has established a policy pursuant to which the Board Of Directors will consider transactions with officers, directors, and shareholders of the Company and their respective affiliates. Pursuant to this policy, the Board Of Directors will not approve any transaction unless it determines that the terms of the transaction are no less favorable to the Company than those available from unaffiliated parties. Because this policy is not contained in the Company's Certificate Of Incorporation or Bylaws, the policy is subject to change by the Board Of Directors, although it currently is not contemplated that the policy will be changed. In addition, in the event any conflicts of interest arise with respect to any officer or director of the Company, the Company anticipates that its officers and directors will exercise their judgment consistent with their fiduciary duties arising under the applicable state laws. There can be no assurance that all conflicts of interest will be resolved in favor of the Company.

     19. Lack Of Outside Directors. At the present time, only one of the Company's directors is not also an officer and employee of the Company. However, this director also serves as a paid consultant to the Company, which may present conflicts of interest. See above, "Risk Factor No. 18-Potential Conflicts Of Interest".

Risk Factors Concerning This Offering And The Securities Offered
----------------------------------------------------------------


     20. Lack of Experience Of Worthington Capital Group, Inc. Worthington Capital Group, Inc., formerly known as M.D. Walsh & Co., was licensed as a broker/dealer in July 1991 and has not participated in public offerings prior to this Offering. In addition, Worthington Capital Group, Inc. is not permitted to make markets in securities including the securities offered by the Company. The limited experience of Worthington Capital Group, Inc. and its inability to make markets may adversely affect the development of a market for the Common Stock and/or Warrants. See below, "Risk Factor No. 24-No Assurance Of Market For
Common Stock Or Warrants" and "Risk Factor No. 26-Underwriters' Influence On Possible Market For Common Stock And Warrants".

     21. Significant Dilution To Investors. An investor in this Offering will, immediately after the Offering, incur significant dilution from the amount of his initial investment, as compared to the book value per share of the Common Stock purchased. Dilution to new investors, will be $5.24, or 105 percent, per share of Common Stock. It appears that significant dilution also will be the case for any exercise of Warrants in the foreseeable future, although this cannot be certain because the amount of any such dilution will depend on the future business operations and other activities of the Company. See "DILUTION".

     22. Control By Present Stockholders And Management. Each of Messrs. Clemons, Farrar, and Wilson, who are officers and directors of the Company, will own 20.3 percent and Mr. Williams, who is an officer and director of the Company, will own 3.9 percent of the Company's outstanding Common Stock after the Offering. Also after the Offering, Management of the Company as a group will own approximately 64.9 percent of the outstanding shares of Common Stock and will remain in effective control of the Company because Management will own enough shares in the aggregate that it would be able to elect all the directors of the Company, and the investors in this Offering, voting by themselves as a group, would not be able to elect any of the directors of the Company. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES".


     23. No Dividends. Since its inception, the Company has paid no dividends with respect to its Common Stock and it does not contemplate paying dividends in the foreseeable future. The Company currently is prohibited from paying dividends by its agreements with a supplier to whom it is indebted. See "BUSINESS-Indebtedness To Major Supplier".


     24. No Assurance Of Market For Common Stock Or Warrants. There currently is no public market for the Common Stock or Warrants (collectively, the "Securities") being offered, and no assurance can be given that a market will develop. Although Worthington Capital Group is not permitted to make a market for the Company's Securities, I.A.R. Securities Corp. and another broker-dealer participating in the Offering have indicated that they will make a market for the Securities. However, they are not required to do so and there is no assurance that a market will develop. If a trading market does develop for any of the Securities, the prices may be highly volatile. Neither of the
Underwriters is obligated to make a market in any of the Securities upon completion of this offering, and, even if an Underwriter makes a market following the Offering, there is no assurance that it will continue to do so in the future. In addition, if a market for any of the Securities does develop, and the Securities are traded below certain prices, many brokerage firms may not effect transactions in the Securities, and sales of the Securities will be subject to Securities And Exchange Commission ("SEC") Rule 15g-9. See below, "Risk Factor No. 25-Possible Effects Of SEC Rules On Market For Common Stock And Warrants". Trading in the Securities, if any, will be limited to the OTC Bulletin Board or the "pink sheets" used by members of the NASD. If a market does not develop for the Securities, it may be difficult or impossible for purchasers to resell the Securities. The Company withdrew its application to list its securities on the NASDAQ SmallCap Market ("NASDAQ") because NASDAQ indicated that the application would not be approved. There is no assurance that any of the Securities can ever be sold at the offered price or at any price.

     25. Possible Effects Of SEC Rules On Market For Common Stock And Warrants. If the Company's Securities are traded for less than $5 per security, then unless the Company's net tangible assets exceed $2,000,000 or the Company has had average revenue of at least $6,000,000 for the last three years, the respective security (a "Low-Priced Security") will be subject to SEC Rule 15g-9 concerning sales of low-priced securities or "penny stock" unless the security is otherwise exempt from Rule 15g-9. Pursuant to Rule 15g-9, prior to concluding a sale, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written representations and agreement concerning the transaction. In addition, Rule 15g-9 generally requires broker-dealers to provide customers for whom they are effecting transactions in a Low-Priced Security, before the transactions, with a standard risk disclosure document describing the customer's right to disclosures of the (i) current bid and ask quotations, if any, (ii) compensation of the broker-dealer and the salesperson in the transaction, and (iii) monthly account statements showing the market value of such stock held in the customer's account. If the Common Stock or Warrants individually trade at a price in excess of $5 per security, then these rules will not apply to transactions in the respective security trading at a price in excess of $5. To the extent that the respective security becomes a Low-Priced Security, these rules will apply and would be expected to have a negative effect on the desire of brokers to sell the Company's Securities, would be expected to have a negative effect on the brokers' ability to do so, and also would be expected to have a negative effect on the ability of purchasers in this Offering to sell the Company's securities in the secondary market.

     26. Underwriters' Influence On Possible Market For Common Stock And Warrants. A significant amount of the Securities to be sold in this Offering may be sold to customers of the Underwriters. These customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriters. Although it has no legal obligation or commitment to do so, one of the Underwriters may from time to time become a market maker, and one or both of the Underwriters otherwise may effect transactions in such Securities. (As indicated in Risk Factor No. 20, one of the Underwriters is not permitted to make markets in any securities.) An Underwriter, if it participates in the market, may be the sole or primary market maker, it may effect a large proportion of all transactions in the Securities, and it may for these or other reasons be a dominating influence in the market, if one develops, for the Securities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Underwriter's participation in such market. In these situations, the price of the Securities as quoted by an Underwriter may not be subject to an independent market for the Securities.

     27. Shares Eligible For Future Sales. The Company has a total of 2,900,100 shares of Common Stock issued and outstanding that are "restricted securities". Restricted securities may be sold in a registered public offering under the Securities Act of 1933, as amended (the "1933 Act"), or in open-market transactions in compliance with Rule 144 adopted under the 1933 Act if the conditions of Rule 144 are satisfied. Generally, Rule 144 provides that, subject to current information being publicly available concerning the Company, after a person has held the restricted securities for a period of one year, that person may sell, in any three-month period, an amount of up to one percent of the Company's outstanding Common Stock. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are not subject to any limitations on the sale of their restricted securities. Under Rule 144, and subject to the sales volume limitations described above, 2,400,000 shares of Common Stock are eligible for resale; however, the holders of 2,257,401 of these shares have agreed with the Underwriters not to sell any of these shares until March 13, 1999 without first obtaining the prior written consent of the Underwriters. The holders of 142,599 of the 2,400,000 shares currently eligible for resale have agreed with the Underwriters not to sell any of these shares until March 13, 1998 without first obtaining the written consent of the Underwriters. In addition, the sale by the Selling Securities Holders of 500,100 shares of restricted Common Stock, 3,000,000 Warrants, and the 3,000,000 shares of Common Stock underlying those Warrants is being registered pursuant to the registration statement of which this Prospectus is a part. Although the sale of the securities by the Selling Securities Holders is being registered, the Selling Securities Holders may not sell any of these Securities until March 13, 1998 without first obtaining the prior written consent of the Underwriters. Sales under Rule 144 and by the Selling Securities Holders, whenever they are made, may have a depressive effect on the price of the Common Stock.

     28. Possible Issuance Of Additional Shares Of Common Stock And Preferred Stock. Subject to the Representative's right to approve any additional issuances of Common Stock, preferred stock, and other securities of the Company for one year after the effective date of the Offering, under the Company's Certificate Of Incorporation, the Board Of Directors of the Company has the power to issue up to an aggregate of 20,000,000 shares of Common Stock of the Company, of which 2,900,100 were issued and outstanding as of October 31, 1997, and of which an additional 3,000,000 are reserved for issuance upon the exercise of previously outstanding Warrants, without stockholder approval under certain circumstances. If this were to occur, of which there is no present intention, there would be additional equity dilution to the investors in this Offering. Under the Company's Certificate Of Incorporation, the Board Of Directors of the Company also has the power to issue all the 1,000,000 authorized and unissued shares of the Company's $1.00 par value preferred stock without stockholder approval under certain circumstances. The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of preferred stock to be issued in the future. Any class of preferred stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The creation of a class of preferred stock with rights senior to the Common Stock could be authorized by the Board Of Directors of the Company without the approval of the holders of the Common Stock and may adversely affect the rights of the holders of Common Stock. See "DESCRIPTION OF SECURITIES" and "UNDERWRITING".


     29. Arbitrary Determination Of Offering Price Of Units And Exercise Price Of Warrants. The price at which the Units are being offered to the public and the price at which the Warrants are exercisable for shares of Common Stock have been determined arbitrarily. The offering price and exercise price were arrived at after negotiations between the Company and the Representative and were based upon the Company's and the Representative's assessment of the history and prospects of the Company, the background of the Company's management and current conditions in the securities markets. Each of these factors was given approximately equal weight. There is no relationship between the offering price or the exercise price and the Company's assets, book value, net worth or any other economic or recognized criteria of value. See "DESCRIPTION OF SECURITIES".

     30. Registration Or Exemption Required To Exercise Warrants. Holders of Warrants have the right to exercise their Warrants to purchase Common Stock only if a registration statement relating to those shares is then in effect or an exemption from registration is available and only if those shares are qualified for sale, or are deemed to be exempt from qualification, under applicable securities laws of the state of residence of the holder of those shares. The Company intends to have a registration statement in effect at times that the Warrants are eligible for exercise, although there can be no assurance that the Company will be able to do so. However, the Company will not be required to honor the exercise of the Warrants if, in its opinion, the issuance of Common Stock would be unlawful because of the absence of an effective registration statement or for other reasons. If the Company were unable to cause a required registration statement to be effective during a period of time when holders wished to exercise, the market value of the Warrants could be adversely affected.


     31. Prior Offering Period Expired Without Obtaining Minimum Offering. There is no assurance that this Offering will be completed. The Offering, which originally was made on a "best efforts, minimum/maximum basis", first commenced on March 13, 1997. The 90 day offering period ended on June 11, 1997 and all funds were returned to investors because the minimum offering amount was not received.

                                 USE OF PROCEEDS


     The net proceeds to the Company from this Offering are estimated to be $2,387,200 ($2,773,219 if the Underwriters' over-allotment option is exercised in full) after deducting selling commissions and other unpaid expenses of the Offering. Total selling commissions equal to ten percent of the gross offering proceeds from the Common Stock and Warrants, together with a three percent non-accountable expense allowance, will be allowed to the Underwriter upon consummation of the Offering. Other expenses of the Offering, estimated to be $570,000, include the non-accountable expense allowance, printing costs, legal fees, accounting fees, blue sky fees and costs, transfer agent fees, SEC and NASD filing fees and other miscellaneous costs. Approximately $295,000 of the total offering expenses will have been paid by the Company prior to closing the Offering leaving $275,000 of offering expenses and $295,800 of selling commissions to be paid from the offering proceeds. The $2,387,200 of net proceeds are expected to be allocated substantially as follows and applied in the following order of priority, during the 12 month period following the offering(1):

                                                         Offering
                                                 ------------------------------
                                                                   Approximate
                                                                    Percentage
                                                 Approximate          Of Net
                                                   Amount            Proceeds
                                                 -----------       -----------
Domestic and International
Marketing Program ........................         $100,000            4.2%

Repayment of Unsecured Notes (2) .........          345,000           14.5%

Upgrade Computer Software Systems ........           50,000            2.1%

Reduction of Trade Account to
Major Supplier ...........................        1,000,000           41.9%

Other Working Capital (3) ................          892,200           37.3%
                                                 ----------          -----

        TOTAL NET PROCEEDS                       $2,387,200           100%
                                                 ==========           ====

--------------------

(1) See "BUSINESS-Business Plan And Strategy" for a description of how the proposed allocation of proceeds of this Offering applies to the Company's plans.


(2) The Company intends to repay the $300,000 of indebtedness and approximately $45,000 of accrued interest on notes issued in July 1996 in order to pay for costs of this Offering and to provide immediate working capital. This indebtedness accrues interest at 10 percent per annum and was due and payable upon the earliest to occur of April 24, 1997 or the closing of any public debt or equity financing of the Company or the closing of any transaction in which the Company's securities are exchanged for securities of another entity (whether by merger or otherwise). This indebtedness currently is in default, and the Company is requesting that the debt holders agree to extend the due date of their notes until completion of this Offering. There is no assurance that they will agree to do so.

(3) The Company's working capital will be utilized for general corporate purposes and operating expenses, including payment of $55,000 for the Representative's consulting fee. If the Underwriters' over-allotment option is exercised in part or in full, the net proceeds from that exercise will be applied to working capital. See "UNDERWRITING".

     Although the amounts set forth above indicate management's present estimate of the Company's use of the net proceeds from the Offering, the Company may reallocate the proceeds or utilize the proceeds for other corporate purposes based on the contingencies described below. The actual expenditures may vary from the estimates in the table because of a number of factors, including whether the Company has been operating profitably, what other obligations have been incurred by the Company, whether the Company desires to expand its existing operations, and other changes in circumstances. Although no alternate plans currently exist, other uses could include additional funds for increased marketing, expanded operations or additional payment on accounts. If the Company's need for working capital increases, the Company could seek additional funds through loans or other financing. No such arrangements exist or are currently contemplated, and there can be no assurance that they may be obtained in the future should the need arise. If the use of the proceeds of the Offering in the manner described above proves impractical or it is otherwise deemed by Management to be in the Company's best interests to utilize the proceeds in another manner, the Company may apply the proceeds of the Offering in such manner as it deems appropriate under the then existing circumstances. The Company has no present intention, agreements or understandings to make any material acquisitions of businesses, assets, or technologies.

                                 DIVIDEND POLICY

     The Company has not paid any cash dividends to date. As indicated under "BUSINESS-Indebtedness To Major Supplier", the Company's Note to the Supplier prohibits the payment of any dividends until the Note is paid in full. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on its Common Stock in the future.


                                    DILUTION


     The net tangible book value of the Company as of July 31, 1997 was $(3,097,628) or $(1.07) per share. Net tangible book value per share represents the amount of total tangible assets of the Company, reduced by the amount of its total liabilities, divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of 580,000 shares of Common Stock and 580,000 Warrants at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, the as adjusted net tangible book value of the Company as of July 31, 1997 would have been $(847,772), or $(.24) per share of Common Stock. This represents an immediate increase in net tangible book value of $.83 per share to existing stockholders and an immediate dilution of $5.24 per share, or 105 percent, to new investors. The following table illustrates the per share dilution in net tangible book value to new investors:


Public offering price per share                                   $ 5.00

   Net tangible book value per share before the Offering          $(1.07)

   Increase per share attributable to new investors               $  .83

Net tangible book value per share after the Offering              $( .24)

Dilution per share to new investors                               $(5.24)

     The following table summarizes, on a pro forma basis, assuming closing of the Offering, the differences in total consideration paid for Common Stock and the average price per share paid by existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company assuming an initial public offering price of $5.00 per share:


                                         Shares Purchased            Total Consideration
                                     -----------------------       -----------------------
                                                                                                   Average
                                       Number       Percent        Amount          Percent       Price/Share
                                       ------       -------        ------          -------       -----------

Existing stockholders                2,900,100       83.3%        $  148,155         4.9%           $0.05

New investors                          580,000       16.7%        $2,900,000        95.1%           $5.00
                                     ---------      ------        ----------        -----

   Total                             3,480,100       100.0%       $3,048,155       100.0%
                                     =========       =====        ==========       =====


     The information presented above, with respect to existing stockholders, assumes no exercise of the Underwriters' Warrants, the Warrants included in the Offering, or the Warrants outstanding prior to the Offering. In addition, 200,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted pursuant to the Company's 1994 Stock Option Plan. Pursuant to the 1994 Stock Option Plan, the Company has approved the issuance, effective upon the completion of this Offering, of options to purchase 172,000 shares of Common Stock. These outstanding options may not be exercised until one year after the Company completes the Offering, at which time 25 percent of the options become exercisable. An additional 25 percent become exerciable on each subsequent anniversary and all options expire five years after the completion of the Offering. The issuance of Common Stock under this plan may result in further dilution to new investors.

                                    BUSINESS

Overview


     American International Consolidated Inc. (the "Company") is a general contractor and a manufacturer that focuses primarily on three types of construction products: the construction of mini-warehouses and self-storage facilities; the manufacture of metal buildings and structural steel projects; and the construction of cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or design, phase to the finish, or erection, phase of a project, including design, manufacture, general construction, construction management, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design and erection, and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (281) 449-9000.

Description Of Business

     Within its construction and manufacturing operations, the Company operates three specialty divisions: (i) mini-warehouses and other self-storage facilities; (ii) the manufacture of metal buildings and structural steel projects; and (iii) cold storage buildings, including refrigerated and freezer facilities. The actual manufacturing, construction and other operating services related to these are generally provided separately by the particular specialty division of the Company, and the administrative or non-construction services are provided by the same marketing, accounting, billing, collection, capital financing, in-house legal, and other general administrative portions of the Company. Set forth below is a description of each of the three specialty operations of the Company.


                         Construction Of Mini-Warehouses
                         -------------------------------


     During each of the fiscal year ended April 30, 1997 and the three months ended July 31, 1997, the Company realized revenue of approximately $17 million and $6.0 million, respectively, from its mini-warehouse construction. For the fiscal years ended April 30, 1996 and 1995, the Company's revenue from this division was $20.6 million and $11.5 million, respectively. Generally, mini-warehouse projects are undertaken in one of the following three ways: (1) the Company is engaged to provide all aspects of the project from breaking ground to turnkey installation; (2) the Company is engaged as a subcontractor to provide the building frame, the walls, roof and interior partitions; and (3) the Company is engaged to convert existing buildings, such as office buildings, strip centers, warehouses and manufacturing buildings, into mini-warehouse facilities. In all three of the above situations, the Company provides its own trained job foreman and crew to erect the steel portion (walls, roof, partitions) and subcontracts the remaining work to regional contractors.

     Approximately 19 percent of the Company's mini-warehouse construction work currently is being undertaken on behalf of U-Haul Inc. For the fiscal years ended April 30, 1997 and April 30, 1996, U-Haul Inc. represented approximately 43 percent and 39 percent, respectively, of the Company's mini-warehouse construction business although the Company has also transacted construction work for Public Storage, Inc., Shurguard Corporation, and other companies. The Company believes that it is the contractor for approximately 25 to 35 percent of U-Haul Inc.'s mini-warehouse construction business and that the Company 's relationship with U-Haul Inc. continues to be favorable.

     The Company employs approximately 90 people for its mini-warehouse construction business including a chief operating officer, a construction manager, one architectural draftsperson, three project managers, an operations coordinator, a project assistant, an executive secretary, two purchasing department employees, four estimators, four draftspersons, two salespeople, nine field superintendents, and 50 to 60 erection crew members.

                         Manufacture Of Metal Buildings
                         ------------------------------

     The Company provides different variations of services in its metal buildings and metal roof activities. Most often, the Company will be engaged to pre-engineer, prepare construction drawings, manufacture the building frames, procure all non-structural steel, sheeting and trim, and then ship these products to the customer, with the customer being responsible for erection and installation as well as site preparation for the building. The Company also may be engaged, in some instances, in the actual erection of the building. In other situations, the Company may be engaged only to provide the material components or to provide the frame itself in the form of cut and welded pieces of steel that are based on drawings provided by the customer. In all cases, the Company generally will rely on the owner's being responsible for site preparation, including work on the slab or other foundation.

     The Company's metal buildings division also provides both conventional and pre-engineered building face lifts and retrofits, and performs the dismantling and relocation of metal buildings. The experience and knowledge to provide these services are a natural by-product of the other services provided by the Company.


     For the fiscal year ended April 30, 1997 and for the three months ended July 31, 1997, the Company realized approximately $15 million and $3.4 million, respectively, in gross revenues from its metal buildings manufacturing and construction services. Approximately $2.3 million, or 7 percent, of these revenues for the 1997 fiscal year, and approximately $.9 million of these revenues, or 8.7 percent, for the three months ended July 31, 1997 resulted from international sales despite the fact that the Company has virtually no continuing marketing effort for international sales. For the fiscal years ended April 30, 1996 and 1995, the Company's revenue from this division was $9.2 and $10.0, respectively.

     The Company has determined to concentrate its metal building division activities on international sales, from which the Company believes it will derive higher margins. Accordingly, the Company will not pursue domestic sales of metal buildings except in isolated situations, if any, that it believes will have high margins. The Company also has determined to close its metal buildings manufacturing facility and to utilize outside contractors for manufacturing. This will reduce the number of employees in the metal building division from 25 to three.

     On October 27, 1997, the Company sold substantially all its equipment and inventory that had previously been utilized in the metal buildings division, and paid the net proceeds to reduce amounts owed to the Supplier. The equipment purchasers also agreed, among other things, to lease the manufacturing facility from the Company on a month-to-month basis and to process any metal buildings manufacturing orders from the Company at a pre-determined fixed price per ton of steel. The Company believes that the metal buildings division will have significantly lower sales revenue but generate greater gross margins under the new operating structure.


     The  Company  believes  that it  could  increase  its  international  metal buildings manufacturing and construction services significantly through a marketing program that would entail attendance at trade shows and direct sales visits to U.S. based companies with international operations. These two methods of expansion appear preferable to attempting to establish more sales representatives. The Company believes that international expansion is desirable at this time because (i) there does not appear to be local competition in most countries, (ii) international projects tend to have higher margins, and (iii) with respect to Mexico in particular, the North American Free Trade Agreement ("NAFTA") significantly reduces taxes and makes transportation of products and materials both easier and less expensive. The Company believes it may be at a competitive advantage for international business because its metal buildings are generally more simple to erect, the Company is better able to provide continued service after the completion of the transaction, and the Company tends to be able to customize its proposals to deal with international needs that may be different from those for domestic projects. Because the Company's metal frames generally include more of the component pieces already welded on than those of its competitors, they are simpler to erect.

     The metal buildings sold by the Company utilize steel frames and steel roof materials, however the walls can be made of brick or any other material. The Company believes it is at a competitive advantage in bidding projects utilizing non-steel materials for the walls because most of its competitors prefer to use metal walls that they manufacture and thereby increase their profit, whereas the Company purchases all walls from other companies, regardless of whether they are metal, and therefore, there is no incentive for the Company's bids for projects with non-steel walls to be structured to favor the steel wall alternative.

     There are approximately three full-time and one part-time employee working in the metal buildings division, including one salesperson, one estimator, and one administrative person.

        Construction Of Cold Storage (Refrigerated And Freezer) Buildings
        -----------------------------------------------------------------


     The Company's cold storage construction services are performed with the Company serving either as a specialty subcontractor that is responsible only for constructing the refrigerated or freezer portions of the building, or as a general contractor that is responsible for the entire building. When the Company acts in the capacity of a general contractor, it subcontracts out most aspects of the construction that do not deal directly with the cold storage function.


     For the fiscal year ended April 30, 1997 and the three months ended July 31, 1997, revenue from cold storage construction services accounted for approximately $1.7 million and $.5 million, respectively. For the fiscal years ended April 30, 1996 and 1995, the Company's revenue from this division was $1.4 million and $2.8 million, respectively.


     Much of the business and many of the referrals in the cold storage line of business are influenced heavily by a contractor's financial condition, bonding capacity, and rapidity of payment. The Company believes that as a result of this Offering, it will improve its financial condition, increase the frequency of payment of its accounts, and obtain more desirable terms for its bonding arrangements and material purchases. These factors are particularly important in obtaining cold storage construction business because a very high percentage of the referrals for cold storage construction come from suppliers, and the suppliers tend to favor those construction companies that pay their bills on a timely basis. In addition, a high percentage of the work available in cold storage construction is for companies with national or international operations. Financial strength and bonding ability are considered quite important by companies of that nature.

     Competition in cold storage construction is highly specialized and limited. The Company believes that if it is able to improve the timing of its payments and its credit standing, it will lower its costs by obtaining better terms from suppliers and increase its business by the improved supplier relationships and image of the Company. It also believes that its business will improve to the extent that any of the Offering proceeds are spent on additional marketing activities.


     Personnel involved in the Company's cold storage construction services include a chief operating officer, a vice president of operations of field work and purchasing, a general superintendent, a site supervisor, an administrative secretary and eight construction crew members.

Backlog


     As of July 31, 1997 the Company had an aggregate backlog of approximately $16.6 million, including a backlog of $3.8 million related to its metal building manufacturing division, $12.2 million related to its mini-warehouse construction division, and approximately $.6 million related to its cold storage construction division. The Company expects to complete all of this backlog by April 30, 1998. By comparison, as of July 31, 1996, the Company had an aggregate backlog of approximately $23.5 million in the respective amounts of $9.5 million, $12.3 million, and $1.7 million related to its metal building manufacturing, mini-warehouse construction, and cold storage construction divisions, respectively.


Industry Environment

     Management believes that the current industry environment complements the Company's plan to focus on its three types of specialty manufacturing and construction services. The demand for mini-warehouses and pre-engineered metal buildings has increased dramatically in the past few years. The Company believes that the demand for these structures will continue to increase, and that it is well positioned to meet this demand because of its expertise and business reputation in these areas. Management also believes that the general increase in the level of business internationally, coupled with the Company's ability to service those areas and the relatively low level of competition for the Company in many of those areas, also positions the Company extremely well for growth, most particularly with respect to cold storage and metal buildings. See "RISK FACTORS-Risk Factor No. 9-Previous Unprofitable International Operations". Although there is no assurance that the growth of the industry or of the Company will continue, the Company believes its business will continue to increase and that it will benefit from a future increase in new construction in these and other areas.

Business Plan And Strategy

     Management of the Company believes that the Company's significant business experience, quality of services, client relationships and efficient operations are attributes that will enable the Company to continue to progress in the current industry environment.

     Management's business plan and strategy in following through from this Offering is summarized as follows:

                            Increase Business Volume
                            ------------------------


     Strengthen Financial Condition And Increase Bonding Capacity. By strengthening its financial condition, the Company recently has increased, and anticipates it will be able to further increase, its bonding capacity. Based on its financial results for the fiscal year ended April 30, 1996, the Company has been able to increase its bonding capacity for a single job from $250,000 to $500,000 and its aggregate bonding capacity from approximately $1.5 million to $2.5 million. It is anticipated, based on discussions with the Company's bonding agent, that as a result of this Offering the Company's bonding capacity would increase to $5 million per job and that its aggregate bonding capacity also would increase significantly; however, there is no assurance that this will occur. Each increase in the Company's bonding capacity expands the number, nature and size of contracts that are available for the Company to submit bids.

     Undertake Planned Domestic And International Marketing Programs. The Company intends to utilize a portion of the proceeds of this Offering to undertake planned domestic and international marketing programs through attendance at industry trade shows, direct sales visits, and advertisements in publications. See "USE OF PROCEEDS". In the past, the Company has not budgeted or expended a significant or otherwise meaningful amount of funds for marketing. Management of the Company believes that because of the Company's experience, reputation and expertise, a planned marketing effort should be successful in deriving new business; however, there is no assurance that this will be the case. Management of the Company believes that despite past losses in international markets, it will be able to operate profitably in international markets in the future. This is based on the Company's belief that because it is accustomed to undertaking projects in areas geographically separated from its home office, it will be better suited to serving customers in foreign markets than competitors that generally operate in proximity to their home base. The Company also believes that it will be able to operate profitably in foreign markets because it believes the demand in those markets currently exceeds the availability of qualified companies to service them. See "RISK FACTORS-Risk Factor No. 9-Previous Unprofitable International Operations".

     Increase Business Referrals From Suppliers And Other Business Contacts. Management of the Company believes that this Offering will enable the Company to have sufficient working capital to be more timely in payment of its trade accounts and that this, together with other aspects of its improved financial condition, will result in an increase in business referrals received by the Company from its suppliers and other business contacts. Nevertheless, there is no assurance that this will occur.

                       Increase Margins And Profitability
                       ----------------------------------


     Decrease Bonding Costs. During each of its fiscal years ended April 30, 1997 and 1996, the Company paid aggregate premium expenses of approximately $51,000 and $38,000, respectively, or approximately two percent and four percent, respectively, of the respective gross contract price, to obtain performance bonds for its work. Management believes, based on discussions with its bonding agent, that the improvement in the Company's financial condition resulting from the Offering will enable the Company to obtain performance bonds for a premium cost of 1.5 to 2.0 percent of the respective gross contract prices; however there is no assurance that this will occur. Although the total amount that would have been saved in bonding costs during each of fiscal 1997 and fiscal 1996 is limited, future savings are anticipated to be more significant because the Company believes that in the future it will be utilizing greater amounts of performance bonds because of the increased bonding capacity it believes will be available. See "-Increase Business Volume: Strengthen Financial Condition And Increase Bonding Capacity" above.

     Decrease Overall Cost Of Metal Building Manufacturing. As a result of the successful completion of this Offering and reduction of the Note to the Supplier, the Company believes it will be able to obtain purchase discounts on metal building components, which will enable it to increase margins and profitability; however there is no assurance that these purchase discounts will be available. The Company also believes it will increase its margins by contracting out its manufacturing and by concentrating on international sales for metal buildings.


                    Management's Plan To Remove The Threat To
              The Company's Ability To Continue As A Going Concern
              ----------------------------------------------------


     As a result of the Company's losses incurred in the fiscal year ended April 30, 1997 (approximately $4.2 million, including a non-recurring charge of $1.7 million), the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements has further deteriorated and these matters raise substantial doubt about the Company's ability to continue as a going concern without completion of this Offering or a substantial infusion of equity capital. The Company believes that it will be successful in removing the threat concerning its ability to continue as a going concern by adhering to closer and stricter scrutiny of its contract bids and utilizing the estimated net proceeds of approximately $2.38 million from this Offering to achieve profitability through lower interest and bonding costs and expanded volume as described above under "Increase Business Volume" and "Increase Margins And Profitability". Management believes that approximately $1.0 to $1.2 million of the proceeds from this Offering are necessary to remove the threat concerning the Company's ability to continue as a going concern and that if this Offering is completed, the proceeds from this Offering will enable the Company to continue operating for the foreseeable future at its current level of operations. There is no assurance these results will occur even if this Offering is consummated. If this does not occur, the Company will pursue other sources of financing, but there is no assurance any other source of financing will be available.

     The Company is current in its obligations to all lenders and major suppliers except for the Supplier described in "Indebtedness To Major Supplier", below, and except for the holders (the "Noteholders") of $300,000 principal amount of, and approximately $45,000 accrued interest on, certain outstanding unsecured notes. The Supplier has indicated that it has no intent of accelerating payment on any obligations as long as this Offering is completed. The Supplier has not indicated what it will do if this Offering is abandoned or otherwise terminated unsuccessfully. The Company has requested that the Noteholders extend their notes or otherwise wait for completion of this Offering before requiring payment. There is no assurance that the Noteholders will comply with this request.

     As a result of the losses incurred during fiscal year ended April 30, 1997, the audit report of the Company's independent auditors indicates that there is substantial doubt concerning the Company's ability to continue as a going concern without a substantial infusion of equity capital, such as that contemplated from this Offering. The implication of this to investors is that successful completion of this Offering (or an equity infusion from another source)  is  necessary  for  the  Company  to  continue  operations.  See  "RISK
FACTORS-Risk  Factor No. 1.  Substantial  Doubt About The  Company's  Ability To
Continue As A Going Concern Without Completion Of Public Offering", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and Note 2 to the Financial Statements.


Marketing

     The Company obtains business primarily through repeat business from previous and existing customers and recommendations from customers and vendors. As indicated elsewhere in this Prospectus, the Company intends to utilize a portion of the proceeds of this Offering to undertake a marketing program that includes trade show attendance, sales call visits, and advertising. Management believes that a marketing program of this nature will have a positive impact on the Company's business. See "USE OF PROCEEDS" and foregoing subsections under "Description Of Business".

Reliance On Major Customers


     During the three months ended July 31, 1997 and the fiscal year ended April 30, 1997, one of the Company's customers, U-Haul, Inc., accounted for approxmately $2.0 million and $7.3 million, respectively, or approximately 19 percent and 22 percent, respectively, of the Company's total revenues. For the fiscal year ended April 30, 1996, U-Haul, Inc. represented $8.1 million, or 26 percent, of the Company's total revenues. Although the loss of U-Haul, Inc.'s business could have a material adverse effect on the Company, the Company believes that this is unlikely to occur in the near future and that the potential effect on the Company will decrease over time as the Company's revenues from other customers increase.


Subsidiaries


     C.H.O.A. Construction Company ("C.H.O.A.") was formed in September 1993 to perform general construction services in the State of Louisiana. C.H.O.A. was formed as a Louisiana corporation and originally was owned 80 percent by the Company and 20 percent by a general contractor licensed in Louisiana.
Subsequently, the Company acquired the 20 percent minority interest, and C.H.O.A. became a wholly-owned subsidiary of the Company. C.H.O.A. was dissolved on September 13, 1996.


     L. Campbell Construction, Inc. ("Campbell") was formed as a wholly-owned subsidiary of the Company in order to handle the Company's turnkey and general construction operations. Campbell was incorporated under the laws of the State of Texas in January 1991. Since its inception in January 1991, much of the general construction work has been performed by the Company directly under agreement with U-Haul. Consequently, the Company has little or no future need to perform general construction operations under Campbell and expects to dissolve Campbell or merge Campbell with and into the Company. Campbell currently has no assets and no liabilities.

     In November 1994, two wholly-owned subsidiaries of the Company, American International Thermal Systems, Inc. ("AI Thermal") and American International Building Systems, Inc. ("AI Building"), merged with and into the Company. AI Thermal performed cold storage construction services and AI Building manufactured metal buildings and structural steel projects. The Company performs these same services through two of its divisions.

     In May 1994, AIC Management, Inc. ("AIC Management") merged with and into the Company. Before the merger, AIC Management was wholly-owned by Messrs. Clemons, Farrar and Wilson, each of whom is an officer, director and 29.47 percent stockholder of the Company. AIC Management was formed in February 1987 to provide management and consulting services to the construction industry, however all such services were provided to the Company. Prior to the merger, AIC Management owned the Company's office building and warehouse/assembly plant and leased them to the Company.

     In August 1994 and November 1994, respectively, the Company dissolved two of its inactive, wholly-owned subsidiaries, Belko Construction, Inc. and AIC Export Corporation.

Indebtedness To Major Supplier


     As of October 31, 1997, the Company owed its major supplier (the "Supplier") of metal building components $2,461,738 in accounts payable and $1,798,885 in principal and interest under a note (the "Note") dated April 24, 1996 executed by the Company. The Note is payable in installments and accrues interest at one percent above the prime rate designated in The Wall Street Journal. The Company is required to make consecutive weekly payments of $11,537 for outstanding accrued interest and principal, until April 24, 2001 when the Note will have been paid in full. The Company, which has the right to prepay the
Note in full or in part at any time without penalty, intends, and is required under the Loan Agreement, to pay $1,000,000 from the proceeds of the Offering to reduce the accounts payable to the Supplier. See "RISK FACTORS-Risk Factor No. 3" and "USE OF PROCEEDS".

     Pursuant to the Loan Agreement effective April 24, 1996 between and among the Supplier, the Company, and Danny and Teresa Clemons, Ralph and Judith Farrar, Jim and Shirley Williams and John Wilson (collectively, the five individuals are referred to as the "Guarantors"), the Note is secured by a blanket security interest in all the Company's accounts, equipment, and inventory, whenever acquired, and all proceeds and products of such assets (collectively, the "Collateral"), subject only to security interests previously granted to FCLT, L.P., a Texas limited partnership. The Collateral secures the Note and all other obligations of the Company to the Supplier. The Company also must provide the Supplier with monthly financial statements prepared in accordance with generally accepted accounting principles and with audited annual financial statements that are not subject to a qualification of the auditors' opinion. The Loan Agreement prohibits the Company from assuming any additional liabilities except for (a) accounts payable and unsecured liabilities to vendors and suppliers, (b) up to $500,000 of private placement debt, and (c) those expenditures for goods and services incurred in the ordinary course of business on ordinary trade terms. The Company also is prohibited from: (i) compensating any of the Guarantors who are employees of the Company in excess of $150,000 per year during the term of the Loan Agreement, (ii) making any advances to third parties other than in the ordinary course of business and advances to employees for emergencies up to $25,000, (iii) investing in any other third parties, (iv) making any capital expenditure in excess of $25,000 or cumulative capital expenditures in excess of $120,000 in the aggregate annually, except for capital expenditures made with proceeds of this Offering and except for trade debt incurred in the ordinary course of business, (v) declaring or paying dividends,
(vi) changing its corporate organization by merger, consolidation, joint venture or any other method without the written consent of the Supplier, (vii) substantially changing its management personnel or the general character of its business, and (viii) permitting the ratio of each of its current assets to current liabilities to decrease below 60 percent, but notwithstanding the foregoing, the Loan Agreement expressly states that the Company is in no way inhibited or prohibited from undertaking an initial public offering of stock. Pursuant to the Note and/or the Loan Agreement, if (a) any terms, covenants, or other obligations under the Loan Documents are breached or any representation or warranty is incorrect or materially misleading, (b) any judgment against any the Company remains undischarged for a period of 90 days, (c) any Guarantor shall be adjudicated bankrupt or dies and the life insurance proceeds are not first applied to repay the Note, (d) the Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated bankrupt or becomes insolvent, or (e) the Company fails to maintain earnings before interest expense equal to at least 1.5% of gross revenues, then all the outstanding amounts due under the Note shall become immediately due and payable. In addition, upon the occurrence of any of the above events, the Supplier may exercise its right of offset against the Collateral. The Loan Agreement terminates upon the satisfaction of all obligations of the Guarantors and the Company under the Loan Documents. The Loan Agreement also requires that the Company use $1.2 million of the proceeds from this Offering to reduce the balance of the Note. As indicated above, when that payment is made, the weekly payment on the Note will be reduced so that the remaining balance will be amortized evenly, including payments of interest, over the remaining term of the Note. As of April 30, 1997, the Company was in default of a number of covenants under the Loan Agreement, and the Supplier agreed to waive these defaults. See "RISK FACTORS-Risk Factor No. 3-Outstanding Indebtedness".


     Also pursuant to the terms of the Loan Agreement, the Company and the Supplier have agreed that, prior to commencement of this Offering, the Supplier may review a draft of the Prospectus or Registration Statement used in connection with this Offering and that the Company and the Supplier will attempt to cooperate with one another in agreeing upon language in the Prospectus or Registration Statement relating to the Supplier.

     Pursuant to the Security Agreement-Pledge effective April 24, 1996, the Company and Guarantors pledged to the Supplier all the issued and outstanding stock of the Company and its subsidiaries that they respectively own, and they agreed not to transfer or otherwise encumber any of these shares during the term of the Loan Agreement. Further, the Company and Guarantors executed Irrevocable Limited Stock Powers appointing the Supplier's legal counsel as attorney to transfer the above stock to the Supplier in the event of a default under the Loan Documents. The shares pledged as collateral are to be returned to the Guarantors and the Company upon the payment of all amounts due under the Note.

     The Guarantors also executed Continuing Guarantees to the Supplier which fully guaranteed all outstanding amounts due under the Note in the event of default under the Loan Documents.

FCLT Loans


     As of July 31, 1997, the Company owed FCLT, L.P., a Texas limited partnership ("FCLT"), an aggregate of approximately $322,000 (the "Debt") under two loan agreements. See "RISK FACTORS-Risk Factor No. 3-Outstanding Indebtedness".

     One loan is evidenced by a promissory note in the face amount of $414,000, with an outstanding principal balance of $247,000 at July 31, 1997. The Company is required to make monthly payments on this note, including interest, of $4,907 to FCLT until June 1998, at which time all outstanding principal and interest become payable. The other loan is evidenced by a promissory note in the face amount of $180,000, with an outstanding principal balance of $75,000 at July 31, 1997. The Company is required to make monthly payments on this note, including interest, of $1,175 to FCLT until June 1998, at which time all outstanding principal and interest become payable. The Company's aggregate monthly payments, including interest, currently are $6,082 to FCLT. Interest accrues on the outstanding Debt at the rate of 10 percent per annum until maturity and at the rate of 18 percent per annum after maturity. The Company may prepay part of or all the Debt at any time without penalty.


     The Debt is secured by two Deeds of Trust on the Company's real property on which the Company's offices and warehouse/assembly plant are located. In the event that the Company sells any of this property, FCLT has the right to declare the entire outstanding Debt immediately due and payable. The Debt is guaranteed by each of Messrs. Wilson, Clemons and Farrar.

Government Regulation

     The Company's business is subject to a variety of governmental regulations and licensing requirements relating to construction activities. Prior to commencing work on a project in the United States, the Company is required to obtain building permits and, in some jurisdictions, a general contractor license is required by the state or local licensing authorities. In addition, the construction projects are required to meet federal, state and local code requirements relating to construction, building, fire and safety codes. In order to complete a project and obtain a certificate of occupancy, the Company is required to obtain the approval of local authorities confirming compliance with these requirements.

     The Company is subject to similar and sometimes more onerous government regulations and licensing requirements of any foreign countries in which it operates. Although the Company has not researched the applicable laws of all foreign countries, the Company is not aware of any significant impediments to doing business in most other countries. If significant impediments do arise in certain countries, the Company does not intend to pursue business there.

Employees


     The Company has approximately 120 employees including its Chief Executive Officer, the Presidents for each of its three divisions, an in-house legal counsel, one Vice President, one construction manager, five project managers, two operations coordinators, four estimators, five draftsmen, three salesmen, 20 superintendents, 50-60 construction employees, one purchasing manager and one purchasing coordinator, five accounting personnel and four secretarial, administrative and clerical employees.


     There are no family relationships among the Company's officers and directors.

Properties


     The Company occupies approximately 16,000 square feet of space in an office building and also owns 21,450 square feet of space in a warehouse/assembly plant/office at 14603 Chrisman, Houston, Texas. Both buildings, together with the approximately 7.3 acres on which they are located, are owned by the Company. The office building includes offices for the Company's metal buildings and mini-warehouse operations as well as for the Company's administrative and financial operations. The warehouse/assembly plant/office currently is being leased to another party on a month-to-month basis. Both buildings are encumbered by the Debt described under "FCLT Loans" and by the Note described under "Indebtedness To Major Supplier". The Company also leases 824 square feet of space in Conroe, Texas, for its cold storage construction services.


Legal Proceedings

     No material legal proceedings, other than ordinary routine litigation incidental to the business of the Company are pending in which the Company is a party, or to which the property of the Company is subject, and no such material proceeding is known by management of the Company to be contemplated.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial data of the Company presented below for each of the years in the five-year period ended April 30, 1997 are derived from the audited consolidated financial statements of the Company for these periods. The selected financial data presented for the three-month periods ended July 31, 1997 and 1996 are derived from unaudited consolidated financial statements included elsewhere in this Prospectus, which in the opinion of management include all normal and recurring adjustments necessary for fair presentation of information. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" included elsewhere in this
Prospectus. The selected consolidated financial data provided below is not necessarily indicative of the future results of operations or financial performance of the Company.


                                                                                                              Three Months
                                                                  Years Ended April 30                        Ended July 31
                               --------------------------------------------------------------------------------------------
                                1993            1994           1995          1996         1997        1996        1997
                               -------       ----------      --------      --------     --------    --------    --------
Statement of Operations Data:                          (In thousands except per share data)                    (unaudited)
-----------------------------
Contract revenues              $16,843       $  25,845(1)    $ 24,317      $ 31,185     $ 33,350     $ 7,587     $ 10,096
Contract cost                   13,905           22,566        20,812        27,204       31,388       7,288        8,867
Gross profit                     2,938            3,279         3,505         3,981        1,962         299        1,229
Selling, general and
 administrative                  3,091            3,303         3,021         3,359        3,839         907          918
Provision for doubtful
 accounts                           35              156            48            62          428          18           17
Bridge financing costs             -0-              -0-           -0-           -0-       (1,305)     (1,005)         -0-
Interest and other
 financing costs                  (192)            (219)         (188)         (184)        (308)        (81)         (65)
Write-off of IPO
 costs - capital                   -0-              -0-          (106)          -0-         (359)        -0-          -0-
Federal income tax expense         -0-              -0-           -0-           (35)          -0-        (35)         -0-
Net income (loss) after
 pro forma income taxes (2)        (361)           (420)          187           352       (4,197) (3)  (1,736) (3)    228
Net income (loss) per share
 after pro forma income taxes (2)  (.12)           (.14)          .06           .12        (1.45)       (.60)         .08
Dividends paid per share           .03              .01           -0-           -0-          -0-         -0-          -0-


                                                                            April  30
                                           1993          1994          1995         1996        1997        July 31, 1997
                                        ---------      --------      --------     --------    --------      -------------
                                                                   (In thousands)                            (Unaudited)
Balance Sheet Data:
-------------------
Current Assets                           $  3,058      $  4,581      $  4,163     $  5,944    $  7,297         $  7,351
Current Liabilities                         4,076         5,974         5,568        5,107      11,242           11,207
Working capital (deficiency)              (1,018)        (1,393)       (1,405)          837     (3,945)          (3,856)
Total assets                                4,265         5,717         5,487        7,346       8,692            8,807
Long-term debt                                519           495           454        2,422         327               26
Stockholders' equity (deficit)              (330)          (759)         (572)        (220)     (3,168)          (2,940)

-------------------
(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for discussion of a non-recurring contract for $5.58 million that was performed during 1994.

(2) Prior to its acquisition during the year ended April 30, 1994, AIC Management, Inc. was a nontaxable entity. Pro forma income taxes were reflected herein as if AIC Management, Inc. had been a taxable entity for the periods preceding its acquisition.

(3) Includes a pre-tax charge of $1,305,250 ($.45 per share) for the year ended April 30, 1997 and $1,005,250 ($.35 per share) for the quarter ended July 31, 1996 as the amortized portion of the non-recurring pre-tax charge to earnings for the 500,100 shares of the Company's Common Stock that were issued in connection with the issuance of $300,000 of unsecured promissory notes in July 1996. This non-recurring charge was amortized over the term of the promissory notes. Also includes a non-recurring charge of $358,946 at April 30, 1997 for the write-off of capitalized offering costs. See Note 8 to "Notes To Consolidated Financial Statements" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results Of Operations

     The following table sets forth for the periods indicated the percentages that certain items are of total revenues and the percentage of change of that ratio from the corresponding year-earlier period:


                                                                              Percentage Change
                          Percentage of Total Revenues   Three Months Ended    From Prior Period
                             Year Ended April 30,          July 31,          Year Ended April 30,  Three Months Ended
                           ------------------------     ------------------   -------------------  -------------------

                            1995     1996     1997      1996      1997       1996       1997       July 31, 1997
                            ----     ----     ----      ----      ----       ----       ----       -------------
 Revenues:

Contract revenues:         100.0%   100.0%    100.0%    100.0%    100.0%      28.2%       6.9%        33.1%

Costs and expenses:

Contract costs:             85.6%    87.2%     94.1%     96.1%     87.8%      30.7%      15.4%        21.7%

  Selling, general
   and administrative:      12.4%    10.8%     11.5%     11.9%      9.1%      11.2%      14.3%         1.3%

  Provision for doubtful
   accounts:                  .2%      .2%      1.3%       .9%       .2%      28.3%     596.5%          0%

  Private Placement
   financing costs:         --- %    --- %      3.9%     13.3%     --- %      --- %     100.0%      (100.0)%

  Interest and other
   financing costs:            8%      .6%       .9%      1.1%       .6%     (1.9%)      67.1%       (19.6)%

Total costs and expenses:   99.0%    98.8%    111.7%    123.3%     97.7%      28.0%      21.0%         6.2%



     Three  Months  Ended July 31, 1997  Compared To Three Months Ended July 31,
1996
--------------------------------------------------------------------------------

     For the three months ended July 31, 1997, the Company reported net income of $228,000 or $.08 per share on revenues of $10,096,000 compared to a net loss in the prior year's first quarter of ($1,736,000) or ($.60) per share, on revenues of $7,587,000. The net loss in the prior year's first quarter is primarily attributable to a non-recurring, non-cash charge of $1,005,000 for private placement costs.

     Total margins more than doubled when comparing July 31, 1996 margin of 3.9% with 12.2% at July 31, 1997. This increased margin is attributed primarily to improved margins on new contracts performed by the Metal Building Manufacturing Division which earned a margin of 16% on revenues of $3.4 million for the quarter ended July 31, 1997 as compared with a negative margin of (4.4%) on revenues of $2.9 million for the quarter ended July 31, 1996. These improved results for the quarter ended July 31, 1997 include the revenue earned on a contract to provide a metal building for a wood processing plant which earned a margin of 20% on revenues of $1.4 million.

     The mini-warehouse division improved its margin to 10.3% on revenues of $6.0 million for the three months ended July 31, 1997 as compared with a margin of 7.3% on revenues of $4.4 million for the three months ended July 31, 1996. In addition, the Thermal Systems Division earned revenues of $.5 million with a margin of 10.4% for the three months ended July 31, 1997 as compared with revenues of $.3 million with a margin of 14.7% for the comparable period in 1996.

     Selling, general and administrative expenses as a percentage of revenues decreased to 9.1% for the three months ended July 31, 1997 as compared with 12% for the three months ended July 31, 1996. This decrease in percentage is a result of revenues increasing at a greater rate than expenses. The Company anticipates that, to the extent that revenues continue to increase in the future, of which there is no assurance, selling, general and administrative expenses will increase at a lower rate.

     Net interest expense decreased to $65,000 for the three months ended July 31, 1997 as compared with $81,000 for the three months ended July 31, 1996. This decrease is the result of a declining balance on the note payable to a major supplier.

     The Company's contract backlog as of July 31, 1997 was $16.6 million as compared to $23.5 million as of July 31, 1996, a decrease of $6.9 million, which is primarily attributable to a $7.4 million decrease in the backlog for the metal building manufacturing division and a $1.1 million decrease in the backlog for the cold-storage construction division. The decrease in backlog for the metal building division is consistent with the Company's decision to concentrate metal buildings division activity on international projects. See "BUSINESS-Metal Buildings Manufacturing Division".


     Year Ended April 30, 1997 Compared With Year Ended April 30, 1996
     -----------------------------------------------------------------


     For the year ended April 30, 1997, the Company reported a net loss of $(4,197,239) or ($1.45) per share, on revenues of $33,350,003 as compared with net income of $351,570, or $.12 per share, on revenues of $31,184,828 for the year ended April 30, 1996. The increase in net loss is primarily attributable to the following: (a) the Company recorded a non-recurring, non-cash charge of $1,305,000 for private placement costs and a write-off of initial public offering costs of $358,945; (b) the Company's gross margins decreased approximately $2,018,380 for the period ended April 30, 1997 as compared with the same period of the prior year; (c) the Company incurred an expense of $200,000 as a provision for doubtful accounts resulting from its agreement to settle a disputed account receivable by accepting $200,000 less than the full value of the account; and (d) the Company deferred recognition of gross profits of $253,084 during the fiscal year ended April 30, 1997 compared with $224,094 during the fiscal year ended April 30, 1996 for self-storage construction contracts.

     The total margins decreased from 12.8% to 5.9% when comparing the year ended April 30, 1996 with the year ended April 30, 1997. This decreased margin is attributable primarily to the metal building division which earned revenues of $15 million with a margin of .4% for the year ended April 30, 1997 as compared with earned revenues of $9.2 million with a margin of 10% for the year ended April 30, 1996.

     The mini-warehouse division margins decreased to 9.9% on revenues of $16.7 million for the year ended April 30, 1997 as compared with margins of 13.8% on revenues of $20.6 million for the year ended April 30, 1996. The Thermal Systems division earned revenues of $1.7 million with margins of 15.7% for the year ended April 30, 1997 as compared with revenues of $1.4 million with margins of 14.8% for the comparable period in 1996.

     Selling, general and administrative expenses as a percentage of revenues increased to 11.5% for the year ended April 30, 1997 as compared with 10.8% for the year ended April 30, 1996. This increase in percentage is primarily a result of increasing insurance expenses. The Company anticipates that, to the extent that revenues continue to increase in the future, of which there is no assurance, selling, general and administrative expenses will increase at a lower rate.

     Interest expense increased $123,569 from $184,277 for the year ended April 30, 1996 to $307,846 for the year ended April 30, 1997. This increase is the result of the conversion of non-interest-bearing accounts payable to interest-bearing Notes Payable to Supplier effective in April 1996.

     The Company's contract backlog as of April 30, 1997 was $18.8 million as compared with $12.5 million as of April 30, 1996, an increase of $6.3 million, which is attributable to a $5 million increase in the backlog for the mini-warehouse construction division, a $1 million increase in the backlog for the metal building manufacturing division, and a $.3 million increase for the thermal systems division.

     For additional discussions concerning recent losses and the Company's ability to continue as a going concern, see "RISK FACTORS-Risk Factor No. 1-Substantial Doubt About The Company's Ability To Continue As A Going Concern Without Completion Of A Public Offering" and "BUSINESS-Business Plan And Strategy" above and "-Liquidity And Capital Resources" below.


     Fiscal Year Ended April 30, 1996 Compared With Fiscal Year Ended April 30, 1995
--------------------------------------------------------------------------------


     For fiscal year ended April 30, 1996, the Company reported a net profit of $352,000 or $.12 per share, on revenues of $31,185,000 as compared with net profit of $187,000, or $.06 per share, on revenues of $24,317,000 for the prior year. The increased profit resulted primarily from increased revenues and from a reduction in selling, general and administrative expenses as a percentage of revenues, which decreased to 10.8% of gross revenues in fiscal 1996 from 12.4% of gross revenues in fiscal 1995. See discussion above of selling, general and administrative expenses for the six months ended October 31, 1996 for additional information.

     The increase in total revenues from $24,317,000 in fiscal 1995 to $31,185,000 in fiscal 1996 is due primarily to a large increase in sales of the mini-warehouses and other general construction products. Although these increased sales were realized at a lower overall gross profit margin, management believes that the increase in volume more than justified growth in this area. The decrease in gross profit margin was from 14.4% for fiscal 1995 to 12.7% for fiscal 1996.

     The Company's contract backlog as of April 30, 1996 decreased to $12 million from $13.3 million as of April 30, 1995, which is primarily attributable to a lower volume of mini-warehouse general construction products. From April 30, 1994 to April 30, 1995, the Company's backlog increased from $10.5 million to $13.3 million, which was primarily attributable to both the metal building and mini-warehouse general construction products.

     Interest expense decreased by $4,000 even though gross revenues increased by almost $7 million in fiscal 1996. This was primarily due to a favorable financing agreement negotiated with its major supplier which allowed the Company to substantially increase its existing outstanding accounts payable and therefore reduce its borrowings to finance accounts receivables.

Liquidity And Capital Resources


     As of July 31, 1997, the Company had current assets of $7,351,000 and current liabilities of $11,207,000 which represents negative working capital of $(3,856,000). Working capital decreased $89,000 as compared with April 30, 1997. The decrease in working capital is attributed to an increase in the current portion of long-term debt of $175,000 on notes payable to a bank that mature in June 1998. As of April 30, 1997 the Company had current assets of $7,297,000 and current liabilities of $11,242,000, which represents a negative working capital of $3,945,000 as compared with a positive working capital of $837,000 as of April 30, 1996. The $4,782,000 decrease in working capital is primarily attributable to the loss incurred from operations for fiscal 1997 of $4,197,000 and the increase in current portion of long-term debt of $1,884,000.

     As of July 31, 1997, the Company's cash balance decreased $97,000 as compared with the balance at April 30, 1997. This decrease is primarily attributable to the Company's utilizing available cash to reduce notes payable and capital lease obligations.

     The Company's net cash flow is materially affected by the timing of payments of accounts payable, other amounts owed, and collection of accounts receivable. The Company's cash flow from operations decreased $107,000 for fiscal 1997 as compared with fiscal 1996 as a result of the Company's loss from operations, which was partially offset by an increase in accounts payable of $51,600. The cash flow from operations for the three months ended July 31, 1997 as compared with July 31, 1996 improved $135,000 to a positive $67,000 from a negative $68,000 for the first fiscal quarter of 1996. The improvement in net cash flow for the quarter ended July 31, 1997 is due primarily to improved operating results.

     For the fiscal year ending April 30, 1998, the Company is planning to make capital expenditures of $50,000 described under "USE OF PROCEEDS", which assumes the successful completion of this Offering. The current maturities of long-term debt and capital lease obligations that are required to be paid during fiscal 1998 are approximately $566,000 in the aggregate. Management of the Company believes that for fiscal 1998, the Company's funding from this Offering, and its financing arrangement with its major supplier, will be adequate for the Company to meet its requirements for operations, debt service and necessary capital expenditures. See "RISK FACTORS--Risk Factor No. 3--Outstanding Indebtedness". However, without the successful completion of this Offering, the Company does not anticipate being able to undertake the majority of the capital expenditures described under "USE OF PROCEEDS" in the near future.

     As indicated above and in the Company's financial statements, the Company incurred operating losses for each of the fiscal years ended April 30, 1997, 1994, and 1993, and there is no assurance that the operations of the Company will be profitable in the future. As a result of the Company's losses in fiscal 1997 (approximately $4.2 million, including non-recurring charges and write-off of initial public offering costs of an aggregate of $1.7 million), the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements has further deteriorated. These matters raise substantial doubt about the Company's ability to continue as a going concern without completion of this Offering or a substantial infusion of equity capital. The Company believes that it will be successful in removing the threat concerning its ability to continue as a going concern by adhering to closer and stricter scrutiny of its contract bids and utilizing the estimated net proceeds of approximately $2.38 million from this Offering to achieve profitability through lower interest and bonding costs and expanded volume. Management believes that approximately $1.0 to $1.2 million of the proceeds from this Offering are necessary to remove the threat concerning the Company's ability to continue as a going concern and that if this Offering is completed, the proceeds from this Offering will enable the Company to continue operating for the foreseeable future at its current level of operations. There is no assurance these results will occur even if this Offering is consummated. If this does not occur, the Company will pursue other sources of financing, but there is no assurance any other source of financing will be available.

     The Company is current in its obligations to all lenders and major suppliers except for the Supplier described in "RISK FACTORS-Risk Factor No. 3-Outstanding Indebtedness" and "BUSINESS-Indebtedness To Major Supplier" and except for the holders (the "Noteholders") of $300,000 principal amount unsecured notes as described in Risk Factor No. 3. The Supplier has indicated that it has no intent of accelerating payment on any obligations as long as this Offering is completed. The Supplier has not indicated what it will do if this Offering is abandoned or otherwise terminated unsuccessfully. The Company has requested that the Noteholders extend their notes or otherwise wait for completion of this Offering before requiring payment. There is no assurance that the Noteholders will comply with this request.

     As a result of the losses incurred in the fiscal year ended April 30, 1997, the audit report of the Company's independent auditors indicates that there is substantial doubt concerning the Company's ability to continue as a going concern without a substantial infusion of equity capital, such as that contemplated from this Offering. The implication of this to investors is that successful completion of this Offering (or an equity infusion from another source) is necessary for the Company to continue operations. See "RISK FACTORS-Risk Factor No. 1-Substantial Doubt About The Company's Ability To
Continue As A Going Concern Without Completion Of Public Offering", "BUSINESS-Business Plan And Strategy", "FINANCIAL INFORMATION", and Note 2 to the Financial Statements.

     As of July 31, 1997, the Company's backlog was $16.6 million as compared with $23.7 million as of July 31, 1996. The Company anticipates that its operating results for fiscal 1998 will not significantly alter its liquidity or capital resources.


                                   MANAGEMENT

     The Officers and Directors of the Company are as follows:

Name                       Age        Position
----                       ---        --------


John T. Wilson              43        Chief Executive Officer, Chairman Of
                                      The Board and Director

Danny R. Clemons            47        President/Mini-Warehouse Division and
                                      Director

Ralph L. Farrar             50        President/Metal Buildings Division,
                                      Secretary and Director

Jim W. Williams             43        Vice President/Finance, Chief Financial
                                      Officer, Assistant Secretary and Director

Louis S. Carmisciano        55        Director


     John T. Wilson has served as Chief Executive Officer of the Company since May 1992 after having served as Vice President from May 1985 to May 1992. Mr. Wilson also has served as a Director of the Company since its formation in May 1985 and as Chairman Of The Board since November 1994. In addition to his other responsibilities as Chief Executive Officer, Mr. Wilson coordinates the Company's marketing, administrative and financial activities. Mr. Wilson has in excess of 22 years of experience working in the construction industry.

     Danny R. Clemons has served as President of the Mini-Warehouse Division of the Company since November 1994 after having served as President of the Company from December 1986 to November 1994. Mr. Clemons also has served as a Director of the Company since May 1985. Mr. Clemons has in excess of 25 years of experience working in the construction industry.

     Ralph L. Farrar has served as President of the Metal Buildings Division of the Company since November 1994 and Secretary and a Director of the Company since May 1985. Mr. Farrar also served as Treasurer of the Company from May 1985 to November 1994. Mr. Farrar has in excess of 27 years of experience working in the construction industry.

     Jim W. Williams has served as Vice President of Finance and Chief Financial Officer of the Company since January 1990, and as a Director since June 1996. From January 1989 to January 1990, Mr. Williams served as Controller of Care Shipping, Inc., which engaged in the business of marine terminal and stevedoring operations. From January 1981 to January 1989, Mr. Williams served as Treasurer and Controller of Shippers Stevedoring, Inc., which engaged in the business of marine terminal and stevedoring operations. Mr. Williams received a B.A. Degree in Business Administration from Hardin-Simmons University in Abilene, Texas in 1977.

     Louis S. Carmisciano became a Director of the Company on January 14, 1997. Since 1984, Mr. Carmisciano has served as the President of LSC Associates, Inc., a firm providing consulting services to the construction and real estate industries. Mr. Carmisciano, as President of LSC Associates, Inc., has provided consulting services to the Company since July 1996. Prior to 1984, Mr. Carmisciano was the senior vice president of Dimeo Enterprises, Inc., a real estate developer and contractor, and also served as an audit manager for Touche Ross & Co. In addition, since 1978, Mr. Carmisciano has served as a professional lecturer at the Hartford Graduate Center in Hartford, Connecticut and has lectured for the American Subcontractors Association, the Rhode Island Bankers Association, and the Massachusetts and Rhode Island Societies Of Certified Public Accountants. Mr. Carmisciano is a member of the Association of General Contractors, the American Subcontractors Association, the Construction Financial Management Association, the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants, and the Rhode Island Society of Certified Public Accountants. Mr. Carmisciano is a certified public accountant licensed in the Commonwealth of Massachusetts and the State of Illinois and received a B.S. Degree in Business Administration from Northeastern University in Boston, Massachusetts in 1963.

     Another key employee of the Company is as follows:


     Jimmy M. Rogers, 45, has been in charge of the Company's cold storage services since September 1990 and has served as President of the Thermal Systems Division of the Company since November 1994. From 1982 to September 1990, Mr. Rogers served as Vice President of Cold Storage Construction Company, which engaged in freezer and refrigerated unit installation. Mr. Rogers has in excess of 12 years of experience working in the freezer and refrigerated installation industry. Mr. Rogers received a B.S. Degree in Business Agriculture from Hardin-Simmons University in Abilene, Texas in 1980.


     There are no family relationships between any of the above officers, directors and key employees of the Company.

     If the Offering is successfully completed, for a period of five years commencing after the closing of the Offering, the Representative will have the right to designate to the Company's Board Of Directors one person to serve as an advisor to or member of the Company's Board of Directors. The Company has not been notified of whether the Representative intends to designate an advisor to or a member of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by certain officers of the Company. No other employee of the Company, except as set forth below, received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                      Summary Of Annual Compensation Table
                      ------------------------------------

                              Fiscal Year
       Name and Principal       Ended                          All Other
            Position           April 30,     Salary ($)(1)   Compensation ($)(2)
===============================================================================

John T. Wilson                   1997           72,500           5,109
 Chief Executive Officer,        1996           72,000           6,811
  Chairman Of The                1995           72,000           6,120
  Board and a director

Danny R. Clemons                 1997           72,500           3,600
  President/Mini-                1996           72,000           8,329
  Warehouse Division             1995           72,000           6,661
  and a director

Ralph L. Farrar                  1997           72,500           4,180
  President/Metal                1996           72,000           8,286
  Buildings Division             1995           72,000           7,533
  and a director

-------------------------

(1) The dollar value of base salary (cash and non-cash) received. Each of the named individuals currently is receiving a salary of $85,000 per year. For a description of employment agreements with the named individuals, see below, "Employment Contracts And Termination Of Employment And Change-In-Control Agreements".


(2) All other compensation received that the Company could not properly report in any other column of the Summary Compensation Table, consisting of annual Company contributions or other allocations to the Company's 401(k) plan, amounts paid for group medical insurance premiums, and amounts paid on behalf of the named person for life insurance premiums. The amounts shown consist of the following: 1997: John T. Wilson - $1,750 for 401(k) plan contributions, $2,180 for group medical insurance premiums, and $130 for life insurance premiums; Danny R. Clemons - $120 for 401(k) plan contributions, $2,140 for group medical insurance premiums, and $1,340 for life insurance premiums; and Ralph L. Farrar - $1,750 for 401(k) plan contributions, $2,300 for group medical insurance premiums, and $130 for life insurance premiums; 1996: John T. Wilson - $1,184 for 401(k) contributions, $4,292 for group medical insurance premiums, and $1,335 for life insurance premiums; Danny R. Clemons - $1,579 for 401(k) plan contributions, $4,292 for group medical insurance premiums, and $2,458 for life insurance premiums; and Ralph L. Farrar - $1,184 for 401(k) plan contributions, $4,490 for group medical insurance premiums, and $2,612 for life insurance premiums; and 1995: John T. Wilson - $1,016 in 401(k) contributions, $4,107 for group medical insurance premiums, and $997 for life insurance premiums; Danny R. Clemons - $897 for 401(k) plan contributions, $4,107 for group medical insurance premiums, and $1,657 for life insurance premiums; and Ralph L. Farrar - $1,016 for 401(k) plan contributions, $4,681 for group medical insurance premiums, and $1,836 for life insurance premiums.

Compensation Of Directors
-------------------------

     Louis S. Carmisciano, a Director of the Company who is neither an officer nor an employee of the Company, will be paid $150 per hour for his services as a Director of the Company. Mr. Carmisciano also is the President of LSC Associates, Inc. ("LSC"), which provides consulting services to the Company. This arrangement is described under "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES-Consulting Agreement". Jim W. Williams, the Vice President Of Finance, Chief Financial Officer and a Director of the Company, received options to purchase up to 10,000 shares of the Company's Common Stock in January 1997. For a description of the terms of these options, see below "-Option Grants". The Company has no other arrangement pursuant to which the other directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

Employment Contracts And Termination Of Employment And
Change-In-Control Arrangements
-------------------------------------------------------

     The Company has entered into three-year employment agreements that began on January 1, 1995 with each of the following executive officers: John T. Wilson, Danny R. Clemons, Ralph L. Farrar, and Jim W. Williams. Each of the agreements is terminable at will and automatically renews for consecutive one-year terms unless a party provides written notice of its desire not to renew. The annual salary during the term of the agreements are the following amounts, although the Board Of Directors of the Company may increase the salary in its sole discretion: John T. Wilson, Danny R. Clemons, Ralph L. Farrar, and Jim W. Williams, $85,000 each. The Company also will pay all the premiums on two $500,000 term life insurance policies covering each of the above executive officers, of which one policy covering each of them is a key-man policy for which the Company is the beneficiary and the other policy is for the benefit of a beneficiary designated by the respective executive officer.

     The Company also has entered into a ten-year employment agreement with Jimmy M. Rogers that became effective on May 1, 1993. This agreement is terminable at will and automatically renews for consecutive one-year terms unless either party provides written notice of its desire not to renew. The annual salary during the term of the agreement is presently $66,000 although the Board Of Directors of the Company may increase this amount in its sole discretion. The agreement also provides for Mr. Rogers to receive the following:
(i) an incentive bonus equal to 18 percent of the annual net operating profit of the thermal systems division of the Company; (ii) bonus payments of $17,000 on November 16, 1993 and of $13,600 on each December 1 from and including 1994 through 1998, provided that he still is employed by the Company on those respective dates; and (iii) payment by the Company of the premiums on a $1 million key-man life insurance policy covering Mr. Rogers, of which 50 percent of the proceeds is distributable to the Company and 50 percent to a beneficiary designated by Mr. Rogers.

     The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company or from a change-in-control of the Company, unless the Company terminates the employment of an executive officer without cause before the full term of the employment agreement expires, in which case the Company is required to pay three months salary to that executive officer.

Compensation Committee Interlocks And Insider Participation.
------------------------------------------------------------

     The Company's Board Of Directors determines the compensation for the Company's executive officers. The Company has no compensation committee or other committee of the Board Of Directors that performs a similar function. Each of the Company's current directors except for Louis S. Carmisciano also is an executive officer of the Company. John T. Wilson, Danny R. Clemons, and Ralph F. Farrar, each of whom is an executive officer and employee of the Company, participated in deliberations of the Company's Board Of Directors concerning executive officer compensation during the fiscal year ended April 30, 1996. Jim
W. Williams became a director of the Company in June 1996. Mr. Williams also is the Vice President/Finance and Chief Financial Officer of the Company.

Option Grants
-------------


     On January 14, 1997, the Company approved ths issuance, effective upon the completion of this Offering, of incentive stock options to purchase an aggregate of 172,000 shares of Common Stock to employees of the Company, including options to purchase 10,000 shares issued to each of Jim W. Williams, the Vice President Of Finance, Chief Financial Officer and a Director of the Company, and Jimmy M. Rogers, President of the Thermal Systems Division of the Company. These options were granted pursuant to the Company's 1994 Stock Option Plan and allow the recipients to purchase shares of the Common Stock at an exercise price of $5.00 per share, which is the offering price of shares in this Offering. With respect to each recipient of options, one-fourth of their options become exercisable on each of the first, second, third and fourth anniversaries of the completion of the Offering, and all their options expire on the fifth anniversary of the completion of the Offering. The Company's obligation to issue options to purchase 127,000 shares terminated because of the termination of the employment of certain recipients.


                             PRINCIPAL STOCKHOLDERS

     The following table summarizes certain information as of October 31, 1997 with respect to the beneficial ownership of the Company's Common Stock (i) by the Company's officers and directors, (ii) by stockholders known by the Company to own five percent or more of the Company's Common Stock, and (iii) by all officers and directors as a group.


                                  Amount And Nature      Percent Of         Percent Of
Name And Address                    Of Beneficial      Class Prior To        Class After
Of Beneficial Owner                    Ownership          Offering          Offering (1)
---------------------                  ---------          --------          ------------

Danny R. Clemons(2)                     707,319            24.4%                20.3%
14603 Chrisman
Houston, Texas  77039

Ralph L. Farrar(2)                      707,319            24.4%                20.3%
14603 Chrisman
Houston, Texas  77039

John T. Wilson(2)                       707,319            24.4%                20.3%
14603 Chrisman
Houston, Texas  77039

Jim W. Williams(2)                      135,444             4.7%                 3.9%
14603 Chrisman
Houston, Texas  77039

Louis S. Carmisciano                          0               0%                    0
P.O. Box 1114
Chicago, Illinois 60690-1114

All Officers And Directors            2,257,401            77.8%                64.9%
As A Group (Five Persons)(2)

--------------------

(1) Assumes that all the shares of Common Stock offered pursuant to this Prospectus are sold, that none of the Warrants offered or previously outstanding is exercised, and that the respective beneficial owners listed in the table will not purchase any shares of Common Stock in this Offering.

(2) All the shares owned by each of Messrs. Clemons, Farrar, Wilson and Williams are pledged as collateral for the Company's indebtedness to the Supplier as described under "BUSINESS-Indebtedness To Major Supplier". If there were a default in this indebtedness and the Supplier were to foreclose on the pledged shares, a change of control of the Company could result. See "BUSINESS-Indebtedness To Major Supplier".

              TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES

Conflicts Of Interest Policy.
-----------------------------


     The Company has established a policy for considering transactions with directors, officers, and stockholders of the Company and their affiliates. Pursuant to this policy, the Board Of Directors of the Company will not approve any such related party transactions unless the Board Of Directors has determined that the terms of the transaction are no less favorable to the Company than those available from unaffiliated parties. Because this policy is not contained in the Company's Certificate Of Incorporation or Bylaws, this policy is subject to change at any time by the vote of the Board Of Directors. It currently is not contemplated that this policy will be changed. The Board has determined that the transactions described below were made on terms no less favorable to the Company than would have been available from unaffiliated parties.


Issuances And Transfers Of Stock.
---------------------------------

     The Company was incorporated in Texas on May 14, 1985. At that time, each of John T. Wilson, Danny R. Clemons, and Ralph L. Farrar paid $250, or $.01 per share, for 25,000 shares (an aggregate total of 75,000 shares) of stock of American International Construction, Inc., a Texas corporation ("AIC-Texas").

     In May 1994, AIC Management, Inc. merged with and into the Company. As part of the merger, the shareholders of AIC Management, Inc. received an aggregate of 75,000 shares of the Company's common stock, which after its issuance constituted 50 percent of the Company's outstanding shares. The shareholders of AIC Management, Inc. at the time of the merger were John T. Wilson, Danny R. Clemons and Ralph L. Farrar. In determining that the values of the two companies were approximately equal, the Company and AIC Management, Inc. considered the net book value of the assets of each, an appraisal of the value of the land and a building owned by AIC Management, Inc., and their respective estimates of the fair market value of the land and building.

     In April 1992, each of John T. Wilson, Danny R. Clemons and Ralph L. Farrar transferred to Jim W. Williams 3,000 shares of the common stock of AIC-Texas owned by each of them respectively. The shares were given to Mr. Williams as an incentive bonus.

Grants Of Stock Options.
------------------------


     On January 14, 1997, the Company approved the issuance, effective upon the completion of this Offering, of options to purchase an aggregate of 172,000 shares of the Company's Common Stock to employees of the Company pursuant to the Company's 1994 Stock Option Plan. Included in these option grants were options to purchase 10,000 shares granted to each of Jim W. Williams and Jimmy M.
Rogers. The exercise price of these options is $5 per share, which is the offering price of shares in this Offering. One fourth of the options granted become exercisable on each of the first, second, third and fourth anniversaries of the completion of the Offering, and all of these options expire on the fifth anniversary of the completion of the Offering. The Company's obligation to issue options to purchase 127,000 shares terminated because of the termination of the employment of certain recipients.


Delaware Reincorporation And Capital Restructurings.
----------------------------------------------------

     In June 1994, the Company changed its state of incorporation and effected a 16-for-1 stock split by forming a wholly-owned Delaware subsidiary into which the Company was merged. As a result of this transaction, the Company became a Delaware corporation with 2,400,000 shares of Common Stock outstanding. All references in this Prospectus to numbers of shares give effect to this stock split and the issuance of 75,000 shares to the shareholders of AIC Management.

Employment Agreements.
----------------------

     The Company is a party to employment agreements with each of its four officers. These agreements are described under "EXECUTIVE COMPENSATION".

Consulting Agreement.
---------------------

     LSC Associates, Inc. ("LSC"), of which Louis S. Carmisciano is the President, has served as a consultant to the Company since July 1, 1996. Pursuant to the original agreement, which terminated on December 31, 1996, LSC received $5,000 per month plus expenses for consulting services provided to the Company during the six month period ended December 31, 1996. This agreement provided that the Company and LSC would evaluate the arrangement at December 31, 1996 and determine whether to enter into a new arrangement, which might include continuing to retain LSC as a consultant and electing Mr. Carmisciano as a Director. Effective January 1, 1997, the arrangement was modified to retain LSC as a consultant on an as needed basis for $150 per hour, with no minimum hour requirement. Mr. Carmisciano was elected a Director of the Company on January 14, 1997. Mr. Carmisciano will be paid at the same hourly rate for services provided to the Company as a Director.

Interests In U.S. Storage, Inc. And U.S. Storage Management Services, Inc.
--------------------------------------------------------------------------

     As of October 16, 1996, each of Danny Clemons, Leroy Farrar, and John T. Wilson transferred to the Company all of their interests in U.S. Storage, Inc. ("U.S. Storage") and U.S. Storage Management Services, Inc. ("Management Services"). U.S. Storage was formed for the purpose of owning mini-warehouse facilities, and Management Services was formed for the purpose of providing management services for mini-warehouse facilities. In exchange for these transfers, each of Messrs. Clemons, Farrar and Wilson received the right to receive eight and one-third percent of any cash distributions received by the Company from U.S. Storage or its successors. Messrs. Clemons, Farrar, and Wilson had acquired their respective interests in U.S. Storage consisting, for each of them, of 25 percent of the common stock of U.S. Storage, in February 1996 for $500 each. Messrs. Clemons, Farrar, and Wilson had acquired their respective interests in Management Services, consisting, for each of them, of 25 percent of the common stock of Management Services, in May 1996 for $250 each. On October 17, 1996, the Company exchanged all its interest in U.S. Storage for a 37.5 percent interest in U.S. Storage/Westheimer G.P.L.C. ("Westheimer") and it sold all its interest in Management Services to a former employee for $15,000 including $7,500 cash and release of the Company from $7,500 in commissions owed to the individual. Westheimer is involved in the ownership of mini- warehouse facilities.

     As of October 23, 1996, Messrs. Clemons, Farrar and Wilson each transferred to Jim W. Williams, an officer and director of the Company, the right to receive one and two-thirds percent of any cash distributions received by the Company from U.S. Storage or its successors. As a result of these transfers, each of Messrs. Clemons, Farrar and Wilson has the right to receive six and two-thirds percent, and Mr. Williams has the right to receive five percent, of any cash distributions received by the Company from U.S. Storage or its successors.

     None of Messrs. Clemons, Farrar or Wilson ever has received any payment, distribution, or other economic benefit from either U.S. Storage or Management Services. In May 1996, prior to assignment of all the interests of Messrs. Clemons, Farrar and Wilson in U.S. Storage and Management Services to the Company, the Company entered into a contract with U.S. Storage/Westheimer, Ltd. for the Company to construct a mini-warehouse facility for approximately $1.36 million. U.S. Storage/Westheimer, Ltd. is a limited partnership in which Westheimer owns a 45 percent interest, which results in the Company's owning a
16.875 percent beneficial interest in U.S. Storage/Westheimer, Ltd. The Company believes that the terms of this contract were at least as favorable to the Company as the terms and conditions of all other similar contracts for construction of mini-warehouse facilities that the Company enters into with unrelated parties. As indicated above, none of Messrs. Clemons, Farrar or Wilson has ever received any payment, distribution or any other economic benefit from U.S. Storage or Management Services, and each of these three individuals has transferred all of his respective right, title, and interest in and to each of U.S. Storage and Management Services to the Company.

                            DESCRIPTION OF SECURITIES


     The Company's authorized capital consists of 20 million shares of $.001 par value Common Stock and one million shares of $1.00 par value Preferred Stock. The Company's issued and outstanding capital as of September 30, 1997 consisted of 2,900,100 shares of $.001 par value Common Stock which were held by 44 stockholders and 3,000,000 Warrants held by 38 holders. The Company is offering 580,000 shares of Common Stock and 580,000 Warrants pursuant to this Prospectus.


Common Stock

     Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, subject to the rights of the Preferred Stock, when, as, and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock of the Company is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to cast one vote per share for each nominee for director. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. All outstanding shares of Common Stock and all shares to be sold and issued upon exercise of the Warrants will be fully paid and nonassessable by the Company. The Board Of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate Of Incorporation and without stockholder action.

     The Company has not paid any dividends during its last two fiscal years or in any subsequent periods.

     The Company has reserved a sufficient number of shares of Common Stock for issuance in the event that all the Warrants are exercised. In addition, the Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of options under the Company's 1994 Stock Option Plan.

     The issuance of additional shares of Common Stock and other securities of the Company is subject to the Representative's right of approval for two years after the effective date of the Offering.

Common Stock Purchase Warrants

     General. The redeemable Common Stock Purchase Warrants (the "Warrants") offered by the Company are to be in registered form. They are tradeable separately from the Common Stock. Each Warrant is exercisable at $5.00 per Warrant during the period commencing on the date of this Prospectus and ending five years from the date of this Prospectus. Although there currently is no plan or other intention to do so, the Board Of Directors of the Company, in its sole discretion, may extend the exercise period of the Warrants and/or reduce the exercise price of the Warrants. It is anticipated that the Board would make such a modification only if it deemed it to be in the Company's best interests. Possible circumstances that may lead to modification of the terms of the Warrants, of which there is no assurance, would include circumstances in which the market price of the Company's Common Stock is less than the exercise price of the Warrants and the Board would reduce the exercise price of the Warrants in order to encourage their being exercised. This would be based on the Board's belief that it would be in the Company's best interests to receive additional capital funds from that source.

     The exercise price of the Warrants was arbitrarily established and there is no assurance that the price of the Common Stock of the Company will ever rise to a level where exercise of the Warrants would be of any economic value to a holder of the Warrants.

     Current Registration Statement Required For Exercise. In order for a holder to exercise that holder's Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the issuance of the shares of Common Stock underlying the Warrants. The Company intends to maintain a current registration statement during the period that the Warrants are exercisable unless the market price of the Common Stock underlying the Warrants would create no economic incentive for exercise of the Warrants. If those circumstances were to exist during the entire exercise period of the Warrants, the Warrants could expire without the holders having had an opportunity to exercise their Warrants.

     The maintenance of a currently effective registration statement could result in substantial expense to the Company, and there is no assurance that the Company will be able to maintain a current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants. Although there can be no assurance, the Company believes that it will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are to be offered. The Warrants may be deprived of any value if a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants is not kept effective or if the underlying shares are not qualified in the states in which the Warrantholders reside.

     Exercise Of Warrants. The Warrants may be exercised upon the surrender of the Warrant certificate on or prior to the expiration of the exercise period, with the form of "Election To Purchase" on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of Warrants being exercised. No rights of a stockholder inure to a holder of Warrants until such time as a holder has exercised Warrants and has been issued shares of Common Stock.

     Redemption. The Warrants are redeemable by the Company at any time prior to their exercise or expiration upon 30 days prior written or published notice, provided however, that the closing bid quotation for the Common Stock for all 20 business days ending on the third day prior to the Company's giving notice of redemption has been at least 150 percent of the then effective exercise price of the Warrants. The redemption price for the Warrants will be $.01 per Warrant. Any Warrant holder that does not exercise prior to the date set forth in the Company's notice of redemption will forfeit the right to exercise the Warrants and purchase the shares of Common Stock underlying those Warrants. Any Warrants outstanding after the redemption date will be deprived of any value except the right to receive the redemption price of $.01 per Warrant.

     Tax Consequences Of Warrants. For federal income tax purposes, no gain or loss will be realized upon exercise of a Warrant. The holder's basis in the Common Stock received will be equal to the holder's basis in the Warrant exercised, plus the amount of the exercise price. If the Warrant being exercised has been purchased by the holder in this Offering, the holder's basis in the Warrant will be determined based on the consideration paid for the Warrants. Any loss realized by a holder of a Warrant due to a failure to exercise a Warrant prior to the expiration of the exercise period will be treated for federal income tax purposes as a loss from the sale or exchange of property that has the same character as any shares of Common Stock acquired from the exercise of the Warrants.

     Warrant exercise price adjustments, or the omission of such adjustments, may under certain circumstances be deemed to be distributions that could be taxable as dividends for federal income tax purposes to holders of the Warrants or the holders of the Common Stock.

     The Internal Revenue Code provides that a corporation does not recognize gain or loss upon the issuance, lapse or repurchase of a warrant to acquire its own stock. Therefore, the Company will not recognize income upon the expiration of any unexercised Warrants.

Preferred Stock

     The Company is authorized to issue up to 1,000,000 shares of $1.00 par value Preferred Stock.

     The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of Preferred Stock to be issued in the future out of authorized but unissued shares of Preferred Stock and can issue such shares after adopting and filing a Certificate Of Designations with the Secretary Of State of Delaware. Any class of Preferred Stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The Company currently does not have a plan to authorize any class of Preferred Stock.

     The foregoing description concerning capital stock of the Company does not purport to be complete. Reference is made to the Company's Certificate Of Incorporation, Bylaws, and Underwriting Agreement which are filed as exhibits to the Registration Statement of which this Prospectus is part, as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of stockholders.


     The issuance of additional shares of Preferred Stock and other securities of the Company is subject to the Underwriters' right of approval for one year after the effective date of the Offering.


Registration Rights


     Concurrently with the closing of the Offering, there is being registered on behalf of the Selling Securities Holders an aggregate of 500,100 shares of Common Stock and 3,000,000 Warrants issued in connection with the $300,000 loan to the Company consummated in July 1996. The Selling Securities Holders have entered into a Lock-Up Agreement which, in general, provides that the Selling Securities Holders will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of the shares of Common Stock or Warrants of the Company issued to them in connection with the loan until March 13, 1998 without the prior written consent of the Underwriters. If the Underwriters do not consent to the sale of such securities concurrently with the Offering, the Selling Security Holders will be entitled to certain demand and "piggyback" registration rights with respect to the registration of such shares under the Securities Act. Generally, the Company is required to bear the expense of all such registrations, except that the Selling Securities Holders will be required to bear their pro rata share of the underwriting discounts and commissions, if any. Substantially similar demand and "piggyback rights" have also been granted to the Underwriters with respect to the Underwriters' Warrant and the securities underlying the Underwriters' Warrant.

Delaware Law and Certain Charter Provisions

     The Company is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law (the "Delaware Law"), an anti-takeover law. In general, Section 203 of the Delaware Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the Board of Directors and the holders of at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have the effect of discouraging takeover attempts including attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

Transfer Agent

     The Transfer Agent for the Common Stock and Warrants is American Securities Transfer & Trust, Incorporated.

                                  UNDERWRITING


     The Company has entered into an Underwriting Agreement with I.A.R. Securities Corp., formerly I.A. Rabinowitz & Co. and Worthington Capital Group, Inc. (the "Underwriters"), with I.A.R. Securities Corp., as the representative (the "Representative") of the Underwriters, which Underwriting Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and which governs the terms and conditions of the sale of the
Common Stock and Warrants offered hereby. Pursuant to the terms of the Underwriting Agreement, the Underwriters, as the Company's exclusive agents, have agreed to purchase from the Company on a firm commitment basis 580,000 shares of Common Stock at a price of $5.00 per share and 580,000 Warrants at a price of $.10 per Warrant. Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $5.00 per share.

     The Company intends to have the Common Stock and Warrants quoted on the OTC Bulletin Board, an electronic quotation system maintained by the NASD, under the trading symbols "AICI" and "AICIW", respectively. There is no assurance that quotation on the OTC Bulletin Board will occur or that a trading market will develop for the Common Stock and/or Warrants. See "RISK FACTORS-Risk Factor No.
24. No Assurance Of Market For Common Stock Or Warrants".

     The Company has granted to the Underwriters an option, solely to cover over-allotments in the Offering, to purchase all or any part of 15 percent of the total number of shares of the Common Stock and Warrants offered pursuant to this Prospectus for a period of 45 days from the date of the closing of the Offering at the price to public and subject to the discounts and commissions described below.


     The public offering price of the shares of Common Stock and the exercise price of the Warrants were determined by negotiation between the Representative and the Company. The Warrant offering price and other terms were determined arbitrarily by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings or other generally accepted criteria of value. Other factors considered in determining the offering and exercise price of the Warrants include the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.

     The Underwriters will receive a commission equal to 10% of the gross proceeds from the sale of the Common Stock and Warrants sold or $295,800. The Underwriters also will receive a non-accountable expense allowance in an amount equal to 3% of the gross proceeds of this Offering of which $25,000 has been paid to date.

     The Representative has advised the Company that the Underwriters propose to offer the shares and the Warrants to the public at the public offering price set forth on the Cover Page of this Prospectus for each separate security, and that the Underwriters may allow to certain dealers who are members of the NASD, and to certain foreign dealers not eligible for membership in the NASD, concessions of not in excess of $.25 for each share of Common Stock and $.005 for each
Warrant. After commencement of this Offering, the concession and the re-allowance may be changed. No such modification shall change the amount of proceeds to be received by the Company.

     Pursuant to the Underwriting Agreement, the Company has agreed to sell to the Underwriters, at a nominal cost, Underwriters' Warrants to purchase up to a maximum of 58,000 shares of Common Stock and 58,000 Warrants, or one share of Common Stock for each ten shares sold in this Offering and one Warrant for each ten Warrants sold in this Offering. The Underwriters' Warrants will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriters' Warrants will be exercisable at $6.00 per share of Common Stock and $.21 per Warrant. These Warrants are exercisable at $5.00 per share during the four year period commencing one year after the date of this Prospectus. The Underwriters' Warrants are not transferable for a period of one year after the date of this Prospectus, except to officers and stockholders of the Underwriters and to members of the selling group and its officers and partners. The Company has also granted one demand and certain "piggy-back" registration rights to the holders of the Underwriters' Warrants.


     For the life of the Underwriters' Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

     The  Representative  has  informed  the Company that it does not expect any
sales  of  the  Common  Stock  and  Warrants   offered  hereby  to  be  made  to
discretionary accounts.


     The Company may provide the Underwriters with the names of persons contacting the Company with an interest in purchasing Common Stock or Warrants in this Offering, and it is possible that the Company's officers, directors, and employees will refer prospective purchasers to the Underwriters. Although the Company will not provide any names for the express purpose of closing the Offering, sales may be made to those persons for that purpose. The Underwriters may sell a portion of the Common Stock or Warrants offered hereby to such persons if they reside in a state in which the Common Stock or Warrants can be sold. The Underwriters are not obligated to sell any Common Stock or Warrants to such persons and will do so only to the extent that such sales would not be inconsistent with the public distribution of the shares. Neither the Company nor the Underwriters will directly or indirectly arrange for the financing of such purchases, and the proceeds of the Offering will not directly or indirectly be used for such purchases. Officers, directors and stockholders of the Company may purchase Common Stock or Warrants offered hereby.

     For a period of five years after the closing of the Offering, the Representative has the right to designate one person to serve as an advisor to or member of the Company's Board of Directors. There is no restriction on whether the person designated is a director, officer, partner, employee, or affiliate of any of the Underwriters. The Representative has not yet informed the Company of whether it intends to designate an advisor or director.

     The Company will enter into on the date of this Prospectus a consulting agreement with the Underwriters pursuant to which the Underwriters will receive a consulting fee of $55,000, payable at the closing of the Offering, for services to be rendered by the Underwriters to the Company for three years commencing on the closing date of the Offering. Such services shall include but not be limited to advising the Company in connection with management and financial matters and possible acquisition opportunities.


     The Underwriting Agreement provides that the Company will not sell any shares of Common Stock, Preferred Stock, Warrants or options for a period of one year following the date of this Prospectus without the Underwriters' consent except that the Company may, without the Underwriters' consent, issue Common Stock, or options pursuant to the Company's 1994 Stock Option Plan.

     The Company also has agreed to engage the Representative as the warrant solicitation agent on behalf of the Company for the solicitation of the exercise of the Warrants commencing one year after the date of this Prospectus and continuing for four years thereafter. The Representative will be paid a warrant solicitation fee of five percent of the exercise price for each Warrant exercised during that period. Unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Representative and any other soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Representative and any other soliciting broker-dealer may have to receive a fee for the solicitation of the exercise of the Warrants.


     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with this Offering, including liabilities under the Securities Act. See "SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION".


     Worthington Capital Group, Inc., formerly known as M. D. Walsh & Co., was licensed as a broker/dealer in July 1991 and has not participated in public offerings prior to this Offering. Worthington Capital Group, Inc. may not make markets in securities. See "RISK FACTORS-Risk Factor No. 20. Lack Of Experience Of Worthington Capital Group, Inc.".


     The foregoing does not purport to be a complete summary of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Representative, the Company and the Securities And Exchange Commission in Washington, D.C. See "ADDITIONAL INFORMATION".

     There are no material relationships between the Company and any of the Underwriters other than the relationships created by the Underwriting Agreement.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                           ON CERTAIN INDEMNIFICATION

     The Company has agreed to indemnify directors, officers, and other representatives of the Company for costs incurred by each of them in connection with any action, suit, or proceeding brought by reason of their position as a director, officer, or representative. This would include actions, suits, or proceedings with respect to liability under the 1933 Act. To be eligible for indemnification, the person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

     The Board Of Directors is empowered to make other indemnification as authorized by the Company's Certificate Of Incorporation, Bylaws, or corporate resolutions so long as the indemnification is consistent with the General Corporation Law Of Delaware. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the General Corporation Law Of Delaware, the common law, and any other statutory provisions. These provisions also may include indemnification for liabilities arising under the 1933 Act.

     In the Underwriting Agreement, the Company and the Underwriters have agreed to indemnify each other against civil liabilities, including liabilities under the 1933 Act. See "UNDERWRITING".

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                                  LEGAL MATTERS


     Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Company in connection with this offering. Certain legal matters will be passed upon for the Underwriters by Schneck Weltman & Hashmall LLP, 1285 Avenue of the Americas, New York, New York.


                                     EXPERTS

     The audited financial statements of the Company appearing in this Prospectus have been examined by HEIN + ASSOCIATES LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

                               CONCURRENT OFFERING

     The Registration Statement of which this Prospectus is a part also covers 500,100 shares of Common Stock and 3,000,000 warrants offered by the Selling Securities Holders made pursuant to the Selling Securities Holders Prospectus.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement under the Securities Act Of 1933 with respect to the securities offered hereby with the United States Securities And Exchange Commission. This Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein, filed at the Commission's Washington, D.C. office. Copies of the Registration Statement and exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined free of charge at the offices of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Worldwide Web site at http:\\www.sec.gov that contains reports, proxies, and information statements regarding registrants that file electronically with the Commission.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditor's Report.................................................F-2

Financial Statements:
   Consolidated Balance Sheets as of April 30, 1996 and 1997 and
          July 31, 1997 (unaudited)..........................................F-3

   Consolidated  Statements of Operations for each of the three years ended April 30, 1995, 1996 and 1997 and for each of the
          three months ended July 31, 1996 and 1997 (unaudited)..............F-4

   Consolidated  Statements of  Stockholders'  Equity (Deficit) for each of the three years in the period ended April 30, 1997 and for the three months ended July 31, 1997 (unaudited)...................F-5

   Consolidated  Statements of Cash Flows for each of the three years ended April 30, 1995, 1996 and 1997 and for each of the
          three months ended July 31, 1996 and 1997 (unaudited)..............F-6

   Notes to Consolidated Financial Statements................................F-8

   Independent Auditor's Report - Consolidated Financial Statement Schedule..S-1

   Schedule II - Consolidated Valuation and Qualifying Accounts..............S-2

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders
American International Consolidated, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of American International Consolidated, Inc. and Subsidiaries as of April 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended April 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American International Consolidated, Inc. and Subsidiaries as of April 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that American International Consolidated, Inc. and Subsidiaries will continue as a going concern. As more fully discussed in Note 2 to the consolidated financial statements, the Company has incurred a net loss of $4,197,000 for the year ended April 30, 1997, which includes a non-recurring charge of $1,305,000 related to the Company's private placement of securities in July 1996 and a non-recurring charge of $359,000 arising from the writeoff of capitalized offering costs. As a result of this loss, the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements has deteriorated. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Hein & Associates LLP
-----------------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants

Houston, Texas
July 23, 1997


                                             AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                                        AND SUBSIDIARIES

                                                    Consolidated Balance Sheets


                                                                                             April 30,
                                                                                   ------------------------------        July 31,
                                                                                       1996              1997              1997
                                                                                   ------------      ------------      ------------
                                                                                                                        (Unaudited)
                                                           ASSETS
                                                           ------
Current assets:
    Cash                                                                           $    265,949      $    160,211      $     63,291
    Accounts receivable:
       Contracts, less allowance for doubtful accounts                                4,874,421         5,637,320         5,868,962
       Employee                                                                          26,543             8,274            11,495
    Costs and estimated earnings in excess
       of billings on uncompleted contracts                                             645,420         1,303,101         1,227,420
    Other current assets                                                                131,725           188,253           179,813
                                                                                   ------------      ------------      ------------
          Total current assets                                                        5,944,058         7,297,159         7,350,981
                                                                                   ------------      ------------      ------------

Property and equipment, net                                                           1,185,841         1,132,072         1,095,761
Capitalized offering costs                                                              158,764           120,848           157,656
Other assets                                                                             57,420           141,761           202,242
                                                                                   ------------      ------------      ------------

          Total assets                                                             $  7,346,083      $  8,691,840      $  8,806,640
                                                                                   ============      ============      ============


                                             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                             ----------------------------------------------

Current liabilities:
    Nots payable to stockholders, net of discount                                  $       --        $    300,000      $    300,000
    Current portion of long-term debt and capital
         lease obligations                                                              552,264         2,136,244         2,311,170
    Accounts payable                                                                  3,980,484         7,006,908         7,802,285
    Accrued payroll and and related expenses                                            108,970            80,914           105,871
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                            261,319         1,556,787           539,778
    Other current liabilities                                                           204,247           161,372           147,740
                                                                                   ------------      ------------      ------------
          Total current liabilities                                                   5,107,284        11,242,225        11,206,844
                                                                                   ------------      ------------      ------------

Long-term debt, net of current portion                                                2,400,005           294,945             2,016
Capital lease obligations, net of current portion                                        22,287            32,268            23,574
Deferred contract revenue                                                                  --             253,084           477,178
Other liabilities                                                                        37,000            37,000            37,000
                                                                                   ------------      ------------      ------------

          Total liabilities                                                           7,566,576        11,859,522        11,746,612

Contingencies (Note 10)

Stockholders' equity (deficit):
    Preferred stock, $1.00 par value; 1,000,000 shares authorized;
       none issued                                                                         --                --
    Common stock, $.001 par value; 20,000,000 shares authorized;
       2,400,000 shares issued and outstanding at April 30, 1996;
       2,900,100 issued and outstanding at April 30  and July 31,1997                     2,400             2,900             2,900
    Additional paid-in capital                                                          145,755         1,395,305         1,395,305
    Accumulated deficit                                                                (368,648)       (4,565,887)       (4,338,177)
                                                                                   ------------      ------------      ------------
          Total stockholders' equity (deficit)                                         (220,493)       (3,167,682)       (2,939,972)
                                                                                   ------------      ------------      ------------
          Total liabilities and stockholders' equity (deficit)                     $  7,346,083      $  8,691,840      $  8,806,640
                                                                                   ============      ============      ============

                                      See accompanying notes to these consolidated financial statements.


                                                                    F-3

                                             AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                                         AND SUBSIDIARIES

                                               Consolidated Statements of Operations


                                                      Year Ended April 30,                   Three Months Ended July 31,
                                    --------------------------------------------------       ---------------------------
                                        1995               1996               1997               1996               1997
                                    ------------       ------------       ------------       ------------       ------------
                                                                                                       (Unaudited)

Contact revenue                     $ 24,317,051       $ 31,184,828       $ 33,350,003       $  7,586,688       $ 10,095,849

Contract cost                         20,812,194         27,204,243         31,387,798          7,288,080          8,866,961
                                    ------------       ------------       ------------       ------------       ------------

    Gross profit                       3,504,857          3,980,585          1,962,205            298,608          1,228,888

Selling, general and
    administrative                     3,020,997          3,359,653          3,838,880            906,665            918,298

Provision for doubtful
    accounts                              47,919             61,504            428,384             17,520             17,520

Other income (expense):
    Interest and other
       financial costs                  (187,908)          (184,277)          (307,846)           (81,269)           (65,303)
    Writeoff of capitalized
       costs in connection
       with delayed offering            (105,743)              --             (358,946)              --                 --
    Bridge-financing costs                  --                 --           (1,305,250)        (1,005,250)              --
    Interest income and
          other, net                      44,372             11,419             79,862             11,106                (57)
                                    ------------       ------------       ------------       ------------       ------------

Income (loss) before federal
    income taxes                         186,662            386,570         (4,197,239)        (1,700,990)           227,710

Federal income tax expense                  --              (35,000)              --              (35,000)              --
                                    ------------       ------------       ------------       ------------       ------------

Net income (loss)                   $    186,662       $    351,570       $ (4,197,239)      $ (1,735,990)      $    227,710
                                    ============       ============       ============       ============       ============

Net income (loss)per share          $        .06       $        .12       $      (1.45)      $       (.60)      $        .08
                                    ============       ============       ============       ============       ============

Weighted average common
    shares outstanding                 2,900,100          2,900,100          2,900,100          2,900,100          2,900,100
                                    ============       ============       ============       ============       ============

                                See accompanying notes to these consolidated financial statements.


                                                               F-4



                                          AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                                      AND SUBSIDIARIES

                                  Consolidated Statements of Stockholders' Equity (Deficit)



                                                   Common Stock              Additional
                                          ----------------------------         Paid-In        Accumulated
                                            Shares            Amount           Capital          Deficit           Total
                                          -----------      -----------      -----------      ------------      -----------

Balances, May 1, 1994                       2,400,000      $     2,400      $   145,755      $  (906,880)      $  (758,725)

    Net income                                   --               --               --            186,662           186,662
                                          -----------      -----------      -----------      -----------       -----------

Balances, April 30, 1995                    2,400,000            2,400          145,755         (720,218)         (572,063)

    Net income                                   --               --               --            351,570           351,570
                                          -----------      -----------      -----------      -----------       -----------

Balances, April 30, 1996                    2,400,000            2,400          145,755         (368,648)         (220,493)

    Common stock issued in
       connection with private
       placement offering                     500,100              500        1,249,550             --           1,250,050

    Net loss                                     --               --               --         (4,197,239)       (4,197,239)
                                          -----------      -----------      -----------      -----------       -----------

Balances, April 30, 1997                    2,900,100            2,900        1,395,305       (4,565,887)       (3,167,682)

    Net Income (Unaudited)                       --               --               --            227,710           227,710
                                          -----------      -----------      -----------      -----------       -----------

Balances, July 31, 1997 (Unaudited)         2,900,100      $     2,900      $ 1,395,305      $(4,338,177)      $(2,939,972)
                                          ===========      ===========      ===========      ===========       ===========



                          See accompanying notes to these consolidated financial statements.


                                                            F-5

                                              AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                                          AND SUBSIDIARIES

                                                Consolidated Statements of Cash Flows


                                                          Year Ended April 30,                 Three Months Ended July 31,
                                          -----------------------------------------------      ---------------------------
                                             1995              1996              1997             1996              1997
                                          ------------      -----------      ------------      -----------      -----------
                                                                                                       (Unaudited)
Cash flows from operating activities:
    Net income                                  $   186,662     $   351,570     $(4,197,239)    $(1,735,990)    $   227,710
    Adjustments to reconcile net income
       (loss) to net cash provided by
       (used in) operating activities:
       Fair value of common stock
          issued in connection with
          bridge financing                             --              --         1,250,050         950,050            --
       Depreciation and amortization                141,176         170,123         165,284          43,759          36,312
       (Increase) decrease in:
          Receivables, net                          (12,353)     (2,211,591)       (744,630)       (120,643)       (234,863)
          Costs and estimated earnings
              in excess of billings on
              uncompleted contracts                 673,380          64,215        (657,681)         (4,103)         75,681
          Other current assets                      (96,016)          3,063         (56,528)       (122,980)          8,440
       Increase (decrease) in:
          Accounts payable                         (415,777)      2,510,817       3,026,424         416,400         795,377
          Billings in excess of costs and
              estimated earnings                     98,668        (226,495)      1,295,468         346,261      (1,017,009)
          Other current liabilities                 (74,152)        (19,064)        (70,931)         11,303          11,325
          Deferred contract revenues                   --              --           253,084         139,216         224,094
       Other, net                                   (55,788)          2,260         274,604           8,411         (60,482)
                                                -----------     -----------     -----------     -----------     -----------

          Net cash provided by (used
              in) operating activities              445,800         644,898         537,905         (68,316)         66,585

Cash flows from investing activities:
    Capital expenditures                           (169,485)       (148,264)        (55,183)        (40,819)           --
    Proceeds from sale of investments                19,050            --              --              --              --
                                                -----------     -----------     -----------     -----------     -----------

          Net cash used in investing
              activities                           (150,435)       (148,264)        (55,183)        (40,819)           --

Cash flows from financing activities:
    Net borrowings (payments) under
       receivables factoring agreements             177,239        (408,889)           --              --
    Proceeds from notes payable to
       stockholders                                    --              --           300,000         300,000            --
    Issuance of long-term debt                      173,585            --              --              --
    Principal payments
       on long-term debt, capital leases
       and other notes payable                     (439,303)       (348,947)       (567,430)       (153,629)       (126,697)
    Other                                           (60,325)       (101,828)       (321,030)       (194,309)        (36,808)
                                                -----------     -----------     -----------     -----------     -----------

          Net cash provided used in
              financing activities                 (148,804)       (859,664)       (588,460)        (47,938)       (163,505)
                                                -----------     -----------     -----------     -----------     -----------


Net increase (decrease) in cash                     146,561        (363,030)       (105,738)       (157,073)        (96,920)

Cash, beginning of period                           482,418         628,979         265,949         265,949         160,211
                                                -----------     -----------     -----------     -----------     -----------


Cash, end of period                             $   628,979     $   265,949     $   160,211     $   108,876     $    63,291
                                                ===========     ===========     ===========     ===========     ===========



                                  See accompanying notes to these consolidated financial statements.


                                                               F-6



                                          AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                                      AND SUBSIDIARIES

                                      Consolidated Statements of Cash Flows, Continued


                                                        Year Ended April 30,                    Three Months Ended July 31,
                                          -----------------------------------------------      -----------------------------
                                             1995              1996              1997             1996               1997
                                          ------------      -----------      ------------      -----------        ----------
                                                                                                         (Unaudited)
Supplemental disclosures:
    Interest paid                         $  197,661        $  184,277        $  307,846        $   81,270        $   65,303
    Income taxes paid                     $     --          $     --          $    5,000        $     --          $     --
    Trade payable converted to
       long-term debt                     $     --          $2,400,000        $     --          $     --          $     --
    Equipment acquired under
        capital leases                    $   63,361        $     --          $   56,332        $     --          $     --
                                          ==========        ==========        ==========        ==========        ==========



                               See accompanying notes to these consolidated financial statements.


                                                             F-7

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------------

Organization: The accompanying consolidated financial statements include the accounts of American International Consolidated, Inc. (AIC), a Delaware corporation, and its wholly-owned subsidiaries: C.H.O.A. Construction Company and L. Campbell Construction, Inc., (collectively "the Company"). Effective April 30, 1994, the Company acquired all the outstanding shares of AIC Management, Inc., a corporation wholly owned by the stockholders of the Company, for $1,015,000, consisting of 75,000 shares of the Company's common stock, with an assigned value of $44,000, and liabilities assumed totaling $971,000. This acquisition, which was accounted for in a manner which approximates the purchase method of accounting, gave no rise to goodwill. In June 1994, American International Construction , Inc., a Texas corporation, formed AIC as a wholly-owned subsidiary. Subsequent to this, the Texas corporation was merged into the Delaware corporation in a reverse tax-free exchange. Effective July 26, 1996, the Company changed its name from American International Construction, Inc. to American International Consolidated, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company has equity investments in three limited liability companies. The Company's ownership in each of these companies is less than 50 percent and an unrelated third party is the managing member of each company. The Company accounts for its investment in these companies on the equity method of accounting.

The Company is primarily engaged in the design and erection of metal buildings for use as self-storage, commercial and cold storage facilities and fabrication of metal building components. The Company also participates in major construction projects as a general contractor.

Revenue and Cost Recognition: Profits and losses on construction and fabrication contracts are recorded on the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. Contract costs include raw materials, direct labor, amounts paid to subcontractors and an allocation of overhead expenses. General and administrative costs are charged to expense as incurred. Anticipated losses on uncompleted construction contracts are charged to operations as soon as such losses can be estimated. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

Cash: Cash includes all highly liquid investments with original maturities of less than three months.

Property and Equipment: Property and equipment is carried at cost. Property and equipment acquired through capital leases is stated at the present value of the future minimum lease payments at the inception of the lease. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases is amortized on the straight-line method over the lesser of the asset's estimated useful life or the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs are expensed as incurred; however, significant refurbishments or improvements are capitalized.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------

Federal Income Taxes: AIC files a consolidated federal income tax return, which includes the results of its operations and those of its wholly-owned subsidiaries. The Company accounts for income taxes using the liability method, under which deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period plus or minus the tax effect of the net change in the deferred tax assets and liabilities.

Deferred Offering Costs: Direct costs incurred in connection with the Company's proposed offering of common stock have been capitalized in the accompanying balance sheets. Upon closing of the proposed offering, these costs, which amount to approximately $158,000 at July 31,1997, will be applied as a reduction of the offering proceeds.

Deferred Financing Costs: Direct costs incurred in the origination of debt are capitalized and amortized over the related term of the debt on the interest method.

Use of Estimates: The preparation of the Company's consolidated financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

The Company's financial statements are based on a number of significant estimates including the adequacy of the Company's allowance for doubtful accounts receivable and the determination of profits and losses on construction and fabrication contracts recorded on the percentage-of-completion method of accounting. The Company's estimates of profit or loss on construction and fabrication contracts are inherently imprecise and may change as the contracts move toward completion.

New Accounting Standards: The Financial Accounting Standards Board ("the FASB") issued SFAS No. 121 entitled, Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 121 specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. SFAS No. 121 had no material impact on the Company's financial condition or operating results upon implementation.

The FASB issued SFAS No. 123 entitled, Accounting for Stock Based Compensation, effective for fiscal years beginning after December 15, 1995. This statement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies which choose not to adopt the new rules, the statement requires disclosures as to what earnings and earnings per share would have been if the new rules had been adopted. SFAS No. 123 had no material impact on the Company's financial condition or operating results upon implementation.

In February 1997, the FASB issued SFAS No. 128 entitled, Earnings Per Share, effective for interim and annual periods after December 15, 1997. This statement replaces primary earnings per share with a newly defined earnings per share and modifies the computation of diluted earnings per share. The Company's basic and diluted earnings per share computed using the requirements of SFAS 128 are the same as primary earnings per share disclosed in the accompanying income statements.

In June 1997, the FASB issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

Net Income (Loss) Per Share and Common Stock Split: Net income (loss) per share is based upon the weighted average common shares outstanding. There were no common stock equivalents during the periods presented.

For purposes of determining the weighted average shares outstanding, the 500,100 shares of common stock issued in connection with notes payable to stockholders (see Note 8) were deemed to be outstanding beginning May 1, 1994.

Unaudited Interim Financial Information: The financial information at July 31, 1997, and for the three-month periods ended July 31, 1996 and 1997, is unaudited. However, such information reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to fairly present the financial position, results of operations and cash flows of the Company for the interim periods. The results of operations for the three-month period ended July 31, 1997, are not necessarily indicative of the results that will be achieved for the entire year.


NOTE 2 - GOING CONCERN
         -------------

The Company's loss for the year ended April 30, 1997, which includes a non-cash charge of $1,305,000 related to the Company's private placement of securities in July 1996 (see Note 8) and a non-recurring charge of $359,000 arising from the writeoff of capitalized offering costs, was approximately $4,197,000. As a result of these losses, the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements has deteriorated. These matters raise substantial doubt about the Company's ability to continue as a going concern without a substantial infusion of equity capital (see Note 18). The Company believes that it will be successful in removing the threat concerning its ability to continue as a going concern by adhering to closer and stricter scrutiny of its contract bids and utilizing the estimated minimum cash net proceeds of approximately $2.3 million from the proposed public offering to achieve profitability through lower interest and bonding costs and expanded volume. There is no assurance these results will occur even if the proposed public offering is consummated. If this does not occur, the Company will pursue other sources of financing, but there is no assurance any other source of financing will be available.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)

NOTE 3 - CONCENTRATION OF CREDIT RISK
         ----------------------------

The Company provides construction services to commercial companies primarily in the continental United States which are principally concentrated in Texas and Florida. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for any accounts which it deems doubtful of collection.

The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that the risk of any possible deposit loss is minimal.


NOTE 4 - PROPERTY AND EQUIPMENT
         ----------------------

Property and equipment consists of the following:

                                                           April 30,
                                              -----------------------------------               July 31,
                                                 1996                    1997                    1997
                                              -----------            ------------             -----------
                                                                                              (Unaudited)
Land                                          $   167,461             $   167,461             $   167,461
Buildings                                         834,944                 834,944                 834,944
Construction equipment                            213,575                 232,898                 232,898
Office equipment                                  583,877                 553,631                 553,631
Automobiles                                       296,471                 286,471                 286,471
                                              -----------             -----------             -----------
                                                2,096,328               2,075,405               2,075,405
Less appreciation and amortization               (910,487)               (943,333)               (979,644)
                                              -----------             -----------             -----------

                                              $ 1,185,841             $ 1,132,072             $ 1,095,761
                                              ===========             ===========             ===========

NOTE 5 - CONSTRUCTION ACCOUNTS
         ---------------------

Costs and billings on uncompleted contracts consists of the following:

                                                                       April 30,
                                                         -----------------------------------           July 31,
                                                             1996                  1997                 1997
                                                         -------------          ------------         -----------
                                                                                                      (Unaudited)
Cost incurred on uncompleted contracts                   $   7,739,410          $ 21,169,011          $ 23,418,969
    Estimated earnings on uncompleted contracts              1,239,522             1,378,123             1,719,279
                                                          ------------          ------------          ------------
                                                             8,978,932            22,547,134            25,138,248
    Less: Billings to date                                  (8,594,831)          (22,800,820)          (24,450,606)
                                                          ------------          ------------          ------------

                                                          $    384,101          $   (253,686)         $    687,642
                                                          ============          ============          ============
    Included in the accompanying
    consolidated balance sheets under
    the following captions:
       Costs and estimated earnings in excess of
          billings on uncompleted contracts               $    645,420          $  1,303,101          $  1,227,420
       Billings in excess of costs and estimated
          earning on uncompleted contracts                    (261,319)           (1,556,787)             (539,778)
                                                          ------------          ------------          ------------


                                                          $    384,101          $   (253,686)         $    687,642
                                                          ============          ============          ============

                                                                  F-11



                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 6 - CONTRACTS RECEIVABLE
         ---------------------

Contracts receivable consisted of the following:

                                                              April 30,
                                                 -----------------------------------              July 31,
                                                    1996                     1997                  1997
                                                 -----------             -----------             -----------
                                                                                                (Unaudited)

Completed contracts                              $ 1,458,204             $   612,941             $   178,278
Uncompleted contracts                              3,158,551               3,888,280               4,813,063
Retainage                                            337,523               1,176,603                 965,438
                                                 -----------             -----------             -----------
                                                   4,954,278               5,677,824               5,956,779
Less: Allowance for doubtful accounts                (79,857)                (40,504)                (87,817)
                                                 -----------             -----------             -----------


                                                 $ 4,874,421             $ 5,637,320             $ 5,868,962
                                                 ===========             ===========             ===========


NOTE 7 - NOTES PAYABLE
         --------------

The Company had a credit line with a financing company under which certain of the Company's contract receivables were purchased at a discount of 9%. The Company was refunded a portion of the discount provided the receivable was collected promptly. The agreement was guaranteed by the Company's four principal stockholders, all of whom are officers, and three of whom are directors of the Company. This credit line was terminated effective April 24, 1996.


NOTE 8 - NOTES PAYABLE TO STOCKHOLDERS
         -----------------------------

In July 1996, the Company issued an aggregate of 500,100 shares of Common Stock, and agreed to issue 3,000,000 Warrants upon the closing of the Company's initial public offering, and $300,000 aggregate face amount of unsecured promissory notes, payable in a balloon payment plus accrued interest at 10 percent per annum due on the earlier of April 24, 1997 or the closing of any public debt or equity offering by the Company or the closing of any transaction in which the Company's securities are exchanged for securities of a public entity. The warrants are exercisable at $5.00 per share for a period of five years beginning with the effective date of the registration statement filed by the Company with the Securities and Exchange Commission. The warrants, when and if issued, may be redeemed by the Company at at price of $.01 per share, provided the closing bid price of the Company's common stock is in excess of 150 percent of the then exercise price for all 20 trading days preceding the notice of redemption. The Company incurred a charge to earnings of approximately $1,005,000 which represents the amount by which the fair value of the 500,100 shares issued to the note holders exceeded the face amount of the promissory notes. This excess was charged to expense as opposed to being capitalized as direct financing costs because it was deemed unrecoverable. An additional $300,000 of expense was recognized during the year ended April 30, 1997, which represented the amortization of the discount on the promissory notes. The discount on the promissory notes is being amortized on the interest method over the term of the notes. The effective interest rate on the notes, plus the fair value of the common stock issued to the note holders, amounted to 580%.


                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 9 - LONG-TERM DEBT
         --------------

Long-term debt consisted of the following:
                                                               April 30,
                                                      -------------------------      July 31,
                                                          1996          1997           1997
                                                      -----------    ----------    ------------
                                                                                    (Unaudited)
     Note  payable  to  supplier,  due  in  weekly
     installments of $11,537,  including  interest
     at prime  plus 1% (9.5%  at April  30,  1997)
     through   April   30,   2001.   The  note  is
     collateralized     by    certain     contract
     receivables,   inventory,   equipment,  land,
     buildings and substantially all shares of the
     Company's   common   stock.   The   note   is
     guaranteed  by  four   stockholders   of  the
     Company.                                          $2,400,000    $2,002,536    $  1,914,073

     Note  payable  to  a  bank,  due  in  monthly
     install ments of $4,907,  including  interest
     at 10% through  June 1998 when the  remaining
     principal is due. The note is  collateralized
     by  the  Company's  land  and  buildings  and
     guaranteed by three principal stockholders of
     the Company.                                          289,153      254,932         246,514

     Note  payable  to  a  bank,  due  in  monthly
     install ments of $1,175,  including  interest
     at 10% with a final  payment of principal and
     interest  due the  earlier  of 30 days  after
     consummation of a proposed public offering or
     June 5, 1998. The note is collateralized by a
     second  lien  on  the   Company's   land  and
     buildings and  guaranteed by three  principal
     stockholders of the Company.                           83,416       76,726          75,106

     Real  estate  note  payable,  due in  monthly
     installments of $1,018, including interest at
     8.7%,  through  October 1998. The note is col
     lateralized  by a first  lien on a portion of
     the Company's land.                                    26,556      15,335           13,514

     Demand notes  payable to the State of Florida
     for sales  and use tax,  payable  in  monthly
     installments of $7,930, including interest at
     12%.                                                  135,042      45,177           29,319

     Other equipment and automobile notes                    1,228        --               --
                                                         ---------   ---------       ----------
                                                         2,935,395   2,394,706        2,278,526

     Less: Current portion                                (535,390) (2,099,761)      (2,276,510)
                                                        ----------  ----------      -----------

                                                        $2,400,005  $   294,945     $     2,016
                                                        ==========  ===========     ===========

                                                           F-13


                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 9 - LONG-TERM DEBT (continued)
         --------------

The note payable to supplier includes various financial covenants which require, among other things, the Company to limit its capital expenditures, without prior approval of the supplier, to $120,000 annually; to submit audited financial statements within 90 days of year-end; to maintain certain balance requirements on trade payables to this supplier; to prohibit the payment of dividends; to maintain a ratio of current assets to current liabilities of at least .60 to 1; and to maintain earnings before interest expense of at least 1.5% of gross revenues. The Company is in violation of certain of these debt covenants, and has received a waiver of such violations through December 31, 1997. Accordingly, the outstanding balance of the note payable to supplier is classified as current in the accompanying consolidated balance sheets as of April 30 and July 31, 1997. The Company also had trade payables due this supplier of $1,065,825 and $1,683,688 at April 30, 1996 and 1997, respectively, and of $2,664,608 at July 31, 1997.

Scheduled maturities of long-term debt are as follows:

         Year Ending April 30,
         ---------------------


                1998                     $     531,511
                1999                           772,472
                2000                           525,070
                2001                           565,653
                                         -------------

                                         $   2,394,706
                                         =============


NOTE 10 - CONTINGENCIES
          -------------

The owner of one of the Company's construction projects has disputed some of the costs charged to a job which was completed in the fourth quarter of fiscal 1996. The Company settled this dispute during November 1996 for $125,000, resulting in a reduction in amounts due from this owner by $201,000 during the second quarter of fiscal 1997.

The owner of another construction project has notified the Company of a claim arising from work performed by the Company, and the Company has in turn filed a claim with its insurance company. The total amount of loss expected to arise from this claim ranges from zero to $200,000. The ultimate amount of the loss is dependent on a variety of circumstances, including what amount, if any, the Company's insurance company will pay on its claim. The Company has accrued a loss of $45,000 at July 31, 1997 in connection with this claim.

Additionally, the Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial condition, liquidity or results of operations.


NOTE 11 - STOCKHOLDERS' EQUITY
          --------------------

The  Company  may  issue  one or more  series  of  preferred  stock,  with  such
designations,   preferences,  rights,  dividends  and  restrictions  as  may  be determined by the Board of Directors.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 12 - FEDERAL INCOME TAXES
          --------------------

Deferred tax assets and liabilities as of April 30, 1996 consisted of the following:

                                                     Current             Noncurrent               Total
                                                    ---------            ----------             --------
Deferred tax assets:
   Net operating loss carryforwards                 $ 157,000             $    --               $ 157,000
   Deferred compensation and other accruals            27,700                  --                  27,700
   Other, net                                          62,300                  --                  62,300
                                                    ---------             ---------             ---------
     Total deferred tax asset                         247,000                  --                 247,000

Less:  Valuation allowance                           (210,000)                 --                (210,000)
                                                    ---------             ---------             ---------

Deferred tax asset, net                                37,000                  --                  37,000
                                                    ---------             ---------             ---------

Deferred tax liability - accumulated
  depreciation                                           --                 (37,000)              (37,000)
                                                    ---------             ---------             ---------

                                                    $  37,000             $ (37,000)            $    --
                                                    =========             =========             =========

Deferred tax assets and liabilities as of April 30, 1997 consisted of the following:

                                            Current              Noncurrent             Total
                                            -------              ----------             -----
Deferred tax assets:
   Net operating loss carryforwards            --                 748,000                748,000
   Other, net                                 38,000                 --                   38,000
                                            --------             --------               --------
        Total deferred tax asset              38,000              748,000                786,000

Less:  Valuation allowance                    (1,000)            (748,000)              (749,000)
                                            --------             --------               --------

Deferred tax asset, net                       37,000                --                    37,000

Deferred tax liability - accumulated
   depreciation                                --                 (37,000)               (37,000)
                                            --------             --------               --------

                                            $ 37,000             $(37,000)               $   --
                                            ========             ========               ========

The Company had net operating loss carryforwards (NOL's) for federal income purposes of approximately $2,000,000 at April 30, 1997. If unused, these NOL's will expire in 2012. The change in the valuation allowance from April 30, 1996 to April 30, 1997 relates primarily to the increase in the NOL from April 30, 1996 to April 30, 1997. If the Company's initial public offering is completed during the fiscal year ending April 30, 1998, the combination of warrants to acquire common stock and common stock issued may cause a change in control as defined in Internal Revenue Code Section 382. If a change in control does occur, then the utilization of the Company's NOLs may be limited.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)

NOTE 13 - EMPLOYEE BENEFIT PLANS
          ----------------------

The Company sponsors a 401(k) plan (the Plan) which covers substantially all of its employees meeting minimum age and service requirements. The Plan provides for elective contributions by employees up to the lesser of 15% of the employee's compensation or the maximum limit allowed by tax regulations. Under the terms of the Plan, the Company makes matching contributions equal to 25% of the first 6% of each employee's elective contributions to the Plan. In addition, the Company may make discretionary contributions up to 15% of total participant compensation. During the years ended April 30, 1995, 1996 and 1997, the Company made contributions to the Plan of $25,692, $24,626 and $37,142, respectively, and $8,488 and $9,557 for the three-month periods ended July 31, 1996 and 1997, respectively.

NOTE 14 - INCENTIVE STOCK OPTION PLAN
          ---------------------------

The Company has a Stock Option Plan (the Option Plan) which allows the Company to grant certain officers, employees, and other individuals options to purchase 200,000 shares of the Company's common stock. No stock options had been granted pursuant to the Option Plan as of July 31,1997.

Options granted pursuant to the Option Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, or "non-qualified stock options," which are options that do not meet the requirements of Section 422. Incentive options may be granted only to key employees of the Company, as defined in the Option Plan, and non-qualified options may be granted to both key employees and other persons, other than an employee of the Company, who are committed to the interests of the Company.

The Option Plan expires November 21, 2004, except as to options previously granted and outstanding under the Option Plan at that time.


On January 14, 1997, the Company approved the issuance, effective upon the completion of this Offering, of options to purchase an aggregate of 172,000 shares of the Company's Common Stock to employees of the Company pursuant to the Company's 1994 Stock Option Plan. The exercise price of these options, when and if issued, is $5 per share, which is the offering price of shares in this Offering. One fourth of the options granted become exercisable on each of the first, second, third and fourth anniversaries of the completion of the Offering, and all of these options expire on the fifth anniversary of the completion of the Offering. The Company's obligation to issue options to purchase 127,000 shares terminated because of the termination of the employment of certain recipients.


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS
          -----------------------------------

The Company's financial instruments consist of trade receivables, trade payables and various notes payable to banks, stockholders and a supplier. The Company believes the carrying value of these financial instruments approximate their estimated fair value.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)



NOTE 16 - RELATED PARTY TRANSACTIONS
          --------------------------

The Company has a 37.5% ownership interest in U.S. Storage/Westheimer G.P., L.C. ("Westheimer LLC"), a Texas limited liability company; and, a 24.5% ownership interest in both U.S. Storage/Woodlands #1 G.P., L.C. ("Woodlands LLC") and U.S. Storage/Atascocita G.P., L.C. ("Atascocita LLC"), each a Texas limited liability company. Westheimer LLC, Woodlands LLC, and Atascocita LLC are 45% owners in U.S. Storage/Westheimer, Ltd.; U.S. Storage/Woodlands #1, Ltd.; and, U.S. Storage Atascocita, Ltd., respectively. These entities ("the Partnerships") are Texas limited liability partnerships which were formed to construct and operate mini-storage facilities.

The Company was engaged by the Partnerships to construct three separate mini-storage facilities and three major stockholders of the Company guaranteed bank debt of the Partnerships. Revenues derived from the Partnerships aggregated $2,053,140 during fiscal 1997, and $1,124,936 and $1,356,300 for the three-month periods ended July 31, 1996 and 1997, respectively. The gross profit from these construction contracts, aggregating $447,178 at July 31, 1997 ($253,084 at April 30, 1997), is being deferred until the Partnerships sell the mini-storage facilities or the Company disposes of its ownership interests in the Partnerships, provided the Company's major stockholders are released from their guarantees of the bank debt owed by the Partnerships. The Partnerships owed the Company $459,308 and $758,118 at April 30, and July 31, 1997, respectively, as a result of these construction contracts.


NOTE 17 - MAJOR CUSTOMERS
          ---------------

The following is a summary of customers accounting for ten percent (10%) or more of the Company's revenues and trade accounts receivable for the periods and dates indicated:

                                       Revenues
                          ------------------------------------
                                   Year Ended April 30,
                          ------------------------------------
                           1995           1996          1997
                          ------         -----           -----

Customer A                 19.8%         26.0%           21.7%
Customer B                 --              --             --
Customer C                 10.2            --             --
Customer D                 --              --             --
Customer E                 --              --            14.6
Customer F                 --              --             --
Customer G                                 --             --
                           ----            ----           ----

                           30.0%         26.0%           36.3%
                           ====          ====            ====


                                       Receivables
                        --------------------------------------
                                        April 30,
                        --------------------------------------
                          1995            1996           1997
                        ------            -----          -----

Customer A                20.0%           11.0%           24.6%
Customer B                                 --             12.3
Customer C                 --              --              --
Customer D                13.0             --              --
Customer E                 --              --              --
Customer F                 --              --              --
Customer G                                 --              --
                        ------           -----            ----

                          33.0%           11.0%           36.9%
                        =======          =====           =====

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1997 is Unaudited)


NOTE 18 - INITIAL PUBLIC OFFERING
          -----------------------

The Company is preparing to register the sale of a minimum of 580,000 shares of common stock and 580,000 warrants with the Securities and Exchange Commission as part of an initial public offering. Each warrant is exercisable to purchase one share of common stock at an exercise price of $5.00 per share. The Company intends to offer these securities in a public offering through two underwriters on a "firm commitment basis". If the offering is consummated, the Company will sell to the underwriters and/or their designees, for an aggregate price of $10, underwriters' warrants to purchase up to a maximum of 58,000 shares of common stock and 58,000 warrants. The warrants received upon exercise of the underwriters' warrants are exercisable at $5.00 per share during the four year period commencing one year after the effective date of the registration statement concerning the offering. The Company has granted registration rights with respect to the common stock and warrants underlying the underwriters' warrants.

                    AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                AND SUBSIDIARIES

                          INDEPENDENT AUDITOR'S REPORT
                  ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE



To the Stockholders
American International Consolidated, Inc.
Houston, Texas

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of American International Consolidated Inc. and subsidiaries included in this Registration Statement and have issued our report thereon dated July 23, 1997. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying financial statement schedule (Schedule II Consolidated
Valuation and Qualify Accounts) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This consolidated financial statement schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects with the financial data required to be set forth thereon in relation to the basic consolidated financial statements taken as a whole.



/s/  HEIN + ASSOCIATES
HEIN + ASSOCIATES LLP
Certified Public Accountants

Houston, Texas
July 23, 1997


                                          AMERICAN INTERNATIONAL CONSOLIDATED, INC.
                                                      AND SUBSIDIARIES
                                Schedule II - Consolidated Valuation and Qualifying Accounts



                                          Balance at         Charged to                             Balance
                                          Beginning          Costs and                               End of
          Description                      of Year            Expenses           Write-Offs           Year
-----------------------------------       ----------         -----------         ----------         --------

Year Ended April 30, 1995 allowance        $106,594           $ 47,919           $ 57,460           $ 97,053
    for doubtful accounts

Year ended April 30, 1996 allowance        $ 97,053           $ 61,504           $ 78,700           $ 79,857
    for doubtful accounts

Year ended April 30, 1997 allowance        $ 79,859           $428,384           $467,737           $ 40,504
    for doubtful accounts


                              See accompanying notes to these consolidated financial statements.


                                                            S-2

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]



 [Logo red, white and blue flag]

                              SUBJECT TO COMPLETION
                                 _________, 1997
                                    [Red Ink]
PROSPECTUS

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.

                  500,100 Shares Of Common Stock And 3,000,000
                    Redeemable Common Stock Purchase Warrants

     This Prospectus relates to the offering (the "Securities Holders' Offering") 500,100 shares of Common Stock and 3,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") of American International Consolidated Inc. (the "Company") offered by the persons named herein (the "Selling Securities
Holders"). See "OFFERING BY SELLING SECURITIES HOLDERS". The Common Stock and Warrants being offered hereby were acquired pursuant to a private offering of Common Stock and Warrants (the "Private Placement") completed in July 1996.

     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing on the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.01 per Warrant at any time commencing 12 months after the date hereof, on not less than 30 days' prior written notice to the holders of the Warrants, provided that the average closing bid quotation of the Common Stock, as reported on the OTC Bulletin Board or the average closing sale price if listed on a national securities exchange, has been at least 150% of the then current exercise price of the Warrants for each of the 20 consecutive business days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "DESCRIPTION OF SECURITIES-Warrants".

     The Company will receive no proceeds from the sales of the Common Stock and Warrants by the Selling Securities Holders. The Common Stock and Warrants offered by this Prospectus may be sold from time to time by the Selling Securities Holders, or by transferees. No underwriting arrangements have been entered into by the Selling Securities Holders. The distribution of the Common Stock and Warrants by the Selling Warrant Holders may be offered in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such Common Stock and Warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securities Holders in connection with sales of the Warrants by Selling Securities Holders. See "OFFERING BY SELLING SECURITIES HOLDERS".







                                 ALT-FRONT COVER

          [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

     Prior to this Securities Holders' Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of this Securities Holders' Offering, or that, if developed, it will be sustained. The Company intends to have the Common Stock and Warrants quoted on the OTC Bulletin Board, an electronic quotation system maintained by the National Association Of Securities Dealers, Inc. ("NASD"), under the trading symbols "AICI" and "AICIW," respectively. See "RISK FACTORS-Risk Factor No. 25-Possible Effects Of SEC Rules On Market For Common Stock And Warrants".


     On ______ 1997, the Company completed an initial public offering (the "Company Offering") of 580,000 shares of Common Stock and 580,000 Warrants on a "firm commitment basis" through I.A.R. Securities Corp. and Worthington Capital Group, Inc. (collectively, the "Underwriters"). The Company Offering commenced as a "best efforts, minimum/maximum" offering on March 13, 1997. The Company Offering continued for a 60 day period and was extended for an additional 30 days upon mutual agreement of the Company and the Underwriters. At the end of the 90 day offering period, on June 11, 1997, the minimum offering had not been subscribed for and all funds in the escrow account were returned to the investors.


THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT THEREIN INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" PAGE (10) AND "DILUTION" (PAGE 20).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                  The date of this Prospectus is _______, 1997










                                 ALT-FRONT COVER

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

                               PROSPECTUS SUMMARY

The Company

     American International Consolidated Inc. (the "Company") is a general contractor and a manufacturer that focuses primarily on three types of construction products: mini-warehouses and self-storage facilities; metal buildings and structural steel projects; and cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or construction design, phase to the finish, or erection, phase of a project, including general construction, construction management, design, manufacture, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company intends to take advantage of its increased capital and improved financial condition resulting from its Offering by (i) increasing business volume through increasing bonding capacity in order to access larger projects and other new business, undertaking planned domestic and international marketing programs, and increasing business referrals from suppliers and other business contacts, and (ii) increasing operating margins and profitability through decreasing interest expense (from reduction of debt) and decreasing bonding costs. See "BUSINESS-Business Plan And Strategy" for a more detailed description of this strategy and each of these items. See also "USE OF PROCEEDS".

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (281) 449-9000.

     The Company was incorporated under the laws of Texas in May 1985 and changed its state of incorporation to Delaware in June 1994. In June 1996, the Company changed its name to American International Consolidated Inc. from American International Construction Inc.

The Offering

     Securities Offered 500,100 shares of Common Stock and 3,000,000 Warrants to purchase one share of Common Stock for $5.00 per share during the five-year period beginning on the date of this Prospectus. The Common Stock and Warrants offered by the Selling Securities Holders, when purchased by buyers, are identical to the Common Stock and Warrants offered by the Company in the Company Offering pursuant to the Offering Prospectus. See, "DESCRIPTION OF SECURITIES" and "OFFERING BY SELLING SECURITIES HOLDERS".

Offering Price ..................       $ 5.00 per share of Common Stock
                                        $  .10 per Warrant

Warrant Exercise Price ..........       $5.00 per share of Common Stock, subject
                                        to adjustments in certain circumstances

Warrant Exercise Period .........       The  Period  commencing  on the  date of
                                        this    Prospectus   and   expiring   on
                                        __________, 2002.









                                      ALT-1

Shares of Common
 Stock outstanding prior to
 Offering: ........................     2,900,100

Shares of Common Stock
 offered (1): .....................     580,000

Shares of Common Stock outstanding
  after the Offering(1): ..........     3,480,100

Warrants outstanding prior to
  Offering(1): ....................     3,000,000

    Warrants offered(1): ..........     580,000

Warrants outstanding after the
      Offering: ...................     3,580,000

Shares of Common Stock Outstanding
 after the Offering assuming
 exercise of all Warrants offered in
 the Offering and all Warrants
 previously outstanding: ..........      7,060,100

---------------

(1) Does not include (i) up to 580,000 shares of Common Stock issuable upon exercise of the Warrants included in the Offering, (ii) up to 87,000 shares of Common Stock included in the Underwriters' over-allotment option, and
     (iii) up to 203,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants and the warrants issuable to the Underwriters upon the exercise of the Underwriters' Warrants.


Redemption Of THe Warrants ........     The  Warrants  are   redeemable  by  the
                                        Company  at a price of $.01 per  Warrant
                                        upon 30 days prior  written or published
                                        notice at any time  commencing 12 months
                                        after  the date of this  Prospectus  and
                                        prior to their  exercise or  expiration,
                                        provided  however,  that the closing bid
                                        quotation  for the Common Stock for each
                                        of  the  20  consecutive  business  days
                                        ending  on the  third  day  prior to the
                                        Company's  giving  notice of  redemption
                                        has been at  least  150  percent  of the
                                        then effective exercise price of the War
                                        rants.  The Warrants remain  exercisable
                                        during the  30-day  notice  period.  Any
                                        Warrantholder who does not exercise that
                                        holder's   Warrants   prior   to   their
                                        expiration  or  redemption,  as the case
                                        may be,  forfeits that holder's right to
                                        purchase  the  shares  of  Common  Stock
                                        underlying     the     Warrants.     See
                                        "DESCRIPTION OF SECURITIES-Common  Stock
                                        Purchase Warrants-Redemption".

                                      ALT-2

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]





Use Of Proceeds .................       The Company  will not receive any of the
                                        proceeds  from the  sales of the  Common
                                        Stock  and   Warrants   by  the  Selling
                                        Securities  Holders.  In the event  that
                                        any   holder  of   Warrants   elects  to
                                        exercise Warrants, the proceeds from the
                                        exercise of the those  Warrants  will be
                                        utilized  by  the  Company  for  working
                                        capital purposes.  See "USE OF PROCEEDS"
                                        and  "OFFERING  BY  SELLING   SECURITIES
                                        HOLDERS".

Risk Factors .....................      The securities  offered hereby involve a
                                        high degree of risk and substantial immediate dilution to new investors. See
                                        "CERTAIN RISK FACTORS" and "DILUTION".

OTC Bulletin Board Symbols              Common Stock - AICI    Warrants - AICIW

Summary Selected Financial Data


     The financial statements included in this Prospectus set forth information regarding the Company as of and for the fiscal years ended April 30, 1997, 1996 and 1995 (audited) and as of and for the three-month period ended July 31, 1996 and 1997 (unaudited). See "FINANCIAL INFORMATION". The summary selected financial data shown below is derived from, and is qualified in its entirety by, those financial statements, which are contained in the "FINANCIAL INFORMATION" section of this Prospectus.





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                                  RISK FACTORS

     THE COMMON STOCK AND WARRANTS BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. Prospective investors should consider carefully, among other factors, the risk factors and other special considerations relating to the Company and this offering set forth below.

Risk Factors Relating To The Business Of The Company
----------------------------------------------------


     1. Substantial Doubt About The Company's Ability To Continue As A Going Concern Without Completion Of Public Offering. The Company's operating results for each of the fiscal years ended April 30, 1996 and 1995, and for the three months ended July 31, 1997, resulted in a profit; however, the Company incurred operating losses for each of the fiscal years ended April 30, 1997, 1994, and 1993, and there is no assurance that the operations of the Company will be profitable in the future. As a result of the Company's losses during its last completed fiscal year (approximately $4.2 million, including a non-recurring charge of $1.7 million), the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements has further deteriorated and these matters raise substantial doubt about the Company's ability to continue as a going concern without completion of the Company Offering or an alternate substantial infusion of equity capital. The Company believes that it will be successful in removing the threat concerning its ability to continue as a going concern by adhering to closer and stricter scrutiny of its contract bids and utilizing the estimated minimum net proceeds of approximately $2.3 million from the Company Offering to achieve profitability through lower interest and bonding costs and expanded volume. Management believes that approximately $1.0 to $1.2 million of the proceeds from the Company Offering are necessary to remove the threat concerning the Company's ability to continue as a going concern and that if the Company Offering is completed, the estimated net proceeds from the Company Offering will enable the Company to continue operating for the foreseeable future at its current level of operations. The length of the period that these proceeds would enable the Company to continue operating at its current level of operations is dependent upon a number of factors, including primarily the Company's profitability. Assuming the Company incurs, during fiscal 1998 and 1999, additional net losses (excluding non-cash, non-recurring charges) at the same rate as for fiscal 1997 ($2.2 million), the minimum net proceeds would allow the Company to operate at its current level of operations for approximately six months. However, the Company has reported a profit for the first quarter of its 1998 fiscal year, and management does not believe that the Company will incur a net loss for fiscal 1998 and 1999, combined. There is no assurance that management's belief is accurate and that the Company will not incur future cumulative net losses. To the extent that management's belief is accurate, then the minimum net proceeds from the Company Offering would allow the Company to continue operations as long as the Company had not sustained future cumulative net losses of approximately $1.1 million. There is no assurance these results will occur even if the Company Offering is consummated. If this does not occur, the Company will pursue other sources of financing, but there is no assurance any other source of financing will be available.

     The Company is current in its obligations to all lenders and major suppliers except for the Supplier described in Risk Factor No. 3 below and except for the holders (the "Noteholders") of $300,000 principal amount unsecured notes as described in Risk Factor No. 3. The Supplier has indicated that it has no intent of accelerating payment on any obligations as long as the Company Offering is completed. The Supplier has not indicated what it will do if


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the Company Offering is abandoned or otherwise  terminated  unsuccessfully.  The
Company is requesting to the Noteholders that they extend their notes or otherwise wait for completion of the Company Offering before requiring payment. There is no assurance that the Noteholders will comply with this request.

     As a result of the losses incurred in the fiscal year ended April 30, 1997, the audit report of the Company's independent auditors for that year indicates that there is substantial doubt concerning the Company's ability to continue as a going concern without a substantial infusion of equity capital, such as that contemplated from the Company Offering. The implication of this to investors is that successful completion of the Company Offering (or an equity infusion from another source) is necessary for the Company to continue operations. See "BUSINESS-Business Plan And Strategy", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", "FINANCIAL INFORMATION", and
Note 2 to the Financial Statements.

     2. Limited Financial Resources, Negative Net Worth, And Outstanding Obligations. The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity. Its activities and operations to date have resulted in a negative net worth. There is no assurance that the proceeds of the Company Offering will be sufficient to successfully develop, produce, and market the Company's services. The Company may be forced to limit its activities because of the lack of availability of adequate financing. In the past, the Company's limited liquidity has limited the amount of credit available from the Company's suppliers. If the Company were not to have adequate financing available in the future, it is likely that this credit limitation would continue and that the Company's domestic and international marketing would be directly affected, which would impair the Company's ability to increase its business volume.

     The Company's negative net worth and financial condition in general have prevented the Company from being able to obtain performance and payment bonds, which has limited the Company's ability to obtain certain projects. If the Company Offering is successfully completed, the Company believes that it will be able to increase its bonding line and thereby increase the jobs available to it. See "BUSINESS-Business Plan and Strategy-Strengthen Financial Condition and Increase Bonding Capacity".


     3. Outstanding Indebtedness. As of July 31, 1997, the Company owed its major supplier of raw materials (the "Supplier") $2,665,000 for accounts payable and an additional $1,914,000 that is evidenced by a note (the "Note") and other related loan documents. The Company is required to make weekly payments of $11,537 for outstanding principal and accrued interest on the Note until April 30, 2001. If the Company Offering is successfully completed, of which there is no assurance, the Company intends to use approximately $1,000,000 of the proceeds to reduce the accounts payable to the Supplier. Pursuant to the terms of the Note, it is an event of default if the Company's net income before interest expense is less than 1.5 percent of the Company's total sales for any fiscal year beginning with the fiscal year ended April 30, 1997. The Supplier has waived this requirement for the fiscal year ended April 30, 1997 and for the period from May 1, 1997 through December 31, 1997, but the Company is required to satisfy it for subsequent periods. Management believes that if the Company Offering is completed, it will be able to satisfy the requirement for the last four months of fiscal 1998 and thereafter while the Note is outstanding. Nevertheless, there is no assurance that the Company will satisfy this requirement. As of July 31, 1997, the Company also was in violation of certain other covenants for which the Supplier granted a waiver and for which there is no assurance that the Company will be able to satisfy in the future. If all these requirements are not satisfied as required in the future, the Company will be required to obtain alternate financing, receive a waiver from the Supplier, or default on the Note. See "BUSINESS- Indebtedness To Major Supplier".

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     As of July 31, 1997,  the Company  also owed an aggregate of  approximately
$322,000 to FCLT, L.P., a Texas limited partnership ("FCLT"), pursuant to two loans that are payable in June 1998, are collateralized by the Company's land and buildings, and are guaranteed by the three principal stockholders of the Company. Aggregate monthly payments on these two loans are $6,082. See "BUSINESS-Outstanding Bank Loans".

     The Company had other obligations of an aggregate of approximately $101,000 at July 31, 1997 that require aggregate monthly payments of approximately $12,850. The Company also is the obligor on an aggregate of $300,000 principal amount of unsecured notes together with interest of more than $30,700 thereon, that currently are in default that will be repaid from the proceeds of the Company Offering. See "USE OF PROCEEDS".

     4. Fluctuations In Industry Construction Activity. Although most recently, new construction projects for storage facilities, warehouses and pre-engineered metal buildings and freezer/refrigerated facilities, as well as renovations and remodeling projects, have occurred at a historically active rate, new projects were not as numerous in prior years. These fluctuations in industry activity result from numerous factors, including general economic conditions, interest rates and the general real estate market. There can be no assurance that future demand for the Company's services will be adequate for the Company to operate profitably.

     5. Uncertain Markets And Market Acceptance. No assurance can be given of market acceptance or profitability from sales of the Company's current services or that sales of future services will be profitable. The Company's industry is extremely competitive and subject to numerous changes. See "BUSINESS".


     6. Competition. The Company competes, in a highly competitive environment, with many companies in the construction and erection of storage facilities, warehouses, manufacture of pre-engineered metal buildings, freezer/refrigerated facilities, and other construction services. Many of the Company's primary competitors not only have greater resources than the Company, they also have larger administrative staffs and more available service personnel. The larger competitors also may use their greater financial resources to develop and market their services. The presence of these competitors may be a significant impediment to any attempts by the Company to develop its business. Major competitive factors include product knowledge, experience, past relationships, quality of performance, financial condition, reputation, timeliness, and pricing. The Company believes that it ranks highly and therefore will have certain competitive advantages in attempting to develop and market its services, including the Company's excellent relationships with its past and current customers, which has led to "repeat" business, the Company's product knowledge, experience, past relationships, quality of performance, reputation and pricing, and the Company's ability to respond to customer requests more quickly than some larger competitors. For the year ended April 30, 1997, approximately 43 percent, and for the three months ended July 31, 1997, approximately 47 percent, of the Company's business was derived from repeat customers; however there is no assurance that this will occur in the future. None of the Company's repeat business is derived from long-term contracts, and all repeat business results from separately negotiated contracts. With respect to lower rankings for competitive factors, the Company's capitalization prior to the Company Offering has placed it at a competitive disadvantage in the past but the Company believes that as a result of the Company Offering it will increase its ability to compete on the basis of financial condition. However, there is no assurance that this will prove correct. See "BUSINESS-Marketing" and "BUSINESS-Industry Environment".

     7. Exposure To Construction Related Litigation. The construction industry has a high incidence of litigation, and as a participant in this industry, the Company is constantly exposed to the risk of litigation. Even though the Company maintains insurance for these matters in amounts customary in the industry, and


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even if the  Company  prevails  in any such  litigation,  of  which  there is no assurance, the management time and out-of-pocket expense expended in commercial litigation could have an adverse impact on the Company.


     8. Past Dependence On Major Customers. During the three months ended July 31 and the fiscal year ended April 30, 1997, U-Haul, Inc. accounted for approximately $2.0 million and $7.3 million, respectively, or 19 percent and 22 percent, respectively, of the Company's total revenues. During the fiscal years ended April 30, 1996 and 1995, U-Haul, Inc. accounted for approximately $8.1 and $4.9 million, respectively, or approximately 26 percent and 20 percent, respectively, of the Company's total revenues. The Company negotiates each project with U-Haul separately as there is no contract with U-Haul covering the construction of future projects. The loss of U-Haul, Inc.'s business could have a materially adverse effect on the Company. See "BUSINESS-Reliance On Major Customers".

     9. Previous Unprofitable International Operations. The Company plans to expand its business in international markets but a significant portion of its past experiences in international markets has been unprofitable. The past losses from international business occurred in situations in which the Company had set up satellite offices in other countries, such as Guam and Puerto Rico, and the cost of operating and maintaining these offices was too great to operate profitably. The Company has closed its offices in Puerto Rico and in Guam, and believes that it will be able to conduct business internationally without opening satellite offices. The Company currently is doing a small amount of business internationally through a two-person international sales force located in its Houston, Texas headquarters.

     10. Availability Of Labor; Possible Effect Of Subcontractors' Use Of Unionized Labor. In order to minimize overhead, the Company often contracts with independent third parties to provide a substantial portion of the labor for its construction projects. Therefore, the Company's ability to provide these services is dependent upon outside sources of workers and this may result in delays in the completion of contracts due to the unavailability of such labor. The Company is not currently experiencing, and has not in the past experienced, a shortage of labor.


     At the current time, the use of unionized labor by subcontractors engaged by the Company does not have a significant effect on the Company because subcontractors tend to use unionized labor only in areas where there is a heavy concentration of unionized labor, and because in those areas other contractors in competition with the Company most often utilize unionized labor so that there would be no competitive advantages or disadvantages to the Company. There is no assurance that this situation will remain constant in the future.

     11. Effect Of Unfavorable Weather. Certain aspects of the Company's construction activities cannot be performed in severely inclement weather, such as continuous rain and flooding. Conditions of this nature can have a negative impact on the Company's earnings as was experienced in spring 1997.

     12. Dependence On Key Personnel. The success of the Company is largely dependent upon the efforts of John Wilson, Chief Executive Officer and a director of the Company, Danny Clemons, President and a director of the Company,
R. L. Farrar, Vice President of Operations, Treasurer, Secretary and a director of the Company, and Jim Williams, Vice President of Finance, Assistant Secretary and a director of the Company. The loss of the services of any of these persons or the loss of the services of Jimmy M. Rogers, head of the Company's Thermal System Division, could be detrimental to the Company as there is no assurance





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that  the  Company  could  replace  any  of  them  adequately  at an  affordable compensation  level. See  "MANAGEMENT".  The Company has entered into employment
agreements    with    each   of   the    above    officers.    See    "EXECUTIVE
COMPENSATION-Employments

Contracts And Termination Of Employment And Change-In-Control Arrangements". The Company is the beneficiary for $500,000 of key-man term life insurance coverage on each of Messrs. Wilson, Clemons, Farrar, Rogers and Williams. There is no assurance that these insurance policies will provide the Company with adequate compensation in the event of the death of any of the insured.


     13. Government Regulation And Workers Compensation Insurance. The Company is subject to government regulation of its business operations. In addition, the Company's construction activities must meet with the requirements of local building codes, and the Company is required to provide workers compensation or alternate insurance coverage for the Company's employees. Because of the nature of the Company's business in construction services, the cost of this insurance for the Company's on-site employees is higher relative to the cost of insurance coverage for the Company's office personnel. When construction work is performed on behalf of the Company by subcontractors, the subcontractors, and not the Company, pay the direct costs of insurance for the construction workers. There is no assurance that subsequent changes in laws or regulations will not affect the Company's operations adversely.


     14. Possible Need For Future Financing. The Company believes that the proceeds of this offering will enable it to accomplish the purposes set forth under "BUSINESS", although there can be no assurance that this will be the case. If the proceeds of this offering are not sufficient, the Company would be required to seek additional financing to enable it to conduct its business operations. There can be no assurance that the Company will be able to obtain such financing on acceptable terms. Any such additional financing may entail substantial dilution of the equity of the then-existing stockholders of the Company. The availability of additional financing may be restricted by provisions in the underwriting agreement with the Representative that require, for a period of 12 months after the Company Offering, that the Company obtain the Representative's permission in order to issue securities for financing purposes.

     15. Broad Discretion To Allocate Use Of Proceeds. The proceeds of this offering have been allocated only generally. The specific uses of investors' funds will depend upon the business judgment of management, upon which the investors must rely, with only limited information about management's specific intentions. See "USE OF PROCEEDS" and "BUSINESS".

     16. No Proceeds To Company From Sales By Selling Securities Holders. The Company will not receive any of the proceeds from the sale by the Selling Securities Holders of the 500,100 shares of Common Stock and 3,000,000 Warrants being registered pursuant to the registration statement of which this Prospectus is a part. However, in the event that any of the 3,000,000 Warrants are exercised, the Company will receive the proceeds from the exercise of those warrants.


     17. Benefits Of The Offering To Current Stockholders. Current stockholders of the Company will benefit from the Securities Holders' Offering, including the following: (i) creation of a public trading market for the Common Stock, which is intended but for which there is no assurance; (ii) the sale of up to an aggregate of 500,100 shares by the Selling Securities Holders at the time of the Company Offering; and (iii) the substantial unrealized gain, based upon the difference between the acquisition costs and the initial public offering price, for stockholders who acquired their stock prior to the public offering. This difference is $5.00 per share for the Selling Securities Holders, who are



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non-management,  non-employee  stockholders who received an aggregate of 500,100 shares as partial consideration for loaning the Company an aggregate of $300,000, and may be considered to be as much as $4.95 for the shareholders who founded the Company in 1985 and during the interim developed the business of the Company to its current level.


     18. Potential Conflicts Of Interest. Potential conflicts of interest may arise between the Company and its officers and directors. Although each of the Company's officers and directors is committed to devote full working time to the business of the Company, they also may be engaged in other business activities. If these business activities are of the same type as those engaged in or contemplated by the Company, conflicts of interest will arise in the area of corporate opportunities or in the area of conflicting time commitments with respect to the officers and directors of the Company. Conflicts of interest also will develop with respect to any contractual relationships that may be entered into between the Company and any of its officers and directors. See "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES-Conflicts Of Interest Policy".

     At the present time, there are not any material conflicts of interest between the Company and any of its officers or directors, except to the extent that their respective positions as large stockholders might present conflicts of interest and except to the extent that a consulting arrangement with one director might present conflicts of interest. A previously existing conflict of interest was resolved in May 1994 when AIC Management, Inc. merged with and into the Company. At the time of the merger, AIC Management, Inc. owned the land and buildings that are utilized for the Company's administrative offices as well as its metal buildings manufacturing facility. The shareholders and directors of AIC Management, Inc. at the time of the merger were Messrs. Clemons, Farrar and Wilson, who are the three largest stockholders and three of the four directors of the Company.

     The Company has established a policy pursuant to which the Board Of Directors will consider transactions with officers, directors, and shareholders of the Company and their respective affiliates. Pursuant to this policy, the Board Of Directors will not approve any transaction unless it determines that the terms of the transaction are no less favorable to the Company than those available from unaffiliated parties. Because this policy is not contained in the Company's Certificate Of Incorporation or Bylaws, the policy is subject to change by the Board Of Directors, although it currently is not contemplated that the policy will be changed. In addition, in the event any conflicts of interest arise with respect to any officer or director of the Company, the Company anticipates that its officers and directors will exercise their judgment consistent with their fiduciary duties arising under the applicable state laws. There can be no assurance that all conflicts of interest will be resolved in favor of the Company.

     19. Lack Of Outside Directors. At the present time, only one of the Company's directors is not also an officer and employee of the Company. However, this director also serves as a paid consultant to the Company, which may present conflicts of interest. See above, "Risk Factor No. 18-Potential Conflicts Of Interest".

Risk Factors Concerning The Company Offering And The Securities Offered
-----------------------------------------------------------------------


     20. Lack of Experience Of Worthington Capital Group, Inc. Worthington Capital Group, Inc., formerly known as M.D. Walsh & Co., was licensed as a broker/dealer in July 1991 and has not participated in public offerings prior to the Company Offering. In addition, Worthington Capital Group, Inc. is not permitted to make markets in securities including the securities offered by the Company. The limited experience of Worthington Capital Group, Inc. and its inability to make markets may adversely affect the development of a market for


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the Common Stock and/or Warrants. See below, "Risk Factor No. 24-No Assurance Of
Market For Common Stock Or Warrants" and "Risk Factor No. 26-Underwriters' Influence On Possible Market For Common Stock And Warrants".

     21. Significant Dilution To Investors. An investor in the Company Offering will, immediately after the Offering, incur significant dilution from the amount of his initial investment, as compared to the book value per share of the Common Stock purchased. Dilution to new investors in the Company Offering will be $____, or ___ percent, per share of Common Stock. It appears that significant dilution also will be the case for any exercise of Warrants in the foreseeable future, although this cannot be certain because the amount of any such dilution will depend on the future business operations and other activities of the Company. See "DILUTION".

     22. Control By Present Stockholders And Management. Each of Messrs. Clemons, Farrar, and Wilson, who are officers and directors of the Company, will own 20.3 percent and, and Mr. Williams, who is an officer and director of the Company, will own 3.9 percent of the Company's outstanding Common Stock, after the Company Offering. Also after the Company Offering, Management of the Company as a group will own approximately 64.9 percent of the outstanding shares of Common Stock and will remain in effective control of the Company because Management will own enough shares in the aggregate that it would be able to elect all the directors of the Company, and the investors in the Company Offering, voting by themselves as a group, would not be able to elect any of the directors of the Company. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES".

     23. No Dividends. Since its inception, the Company has paid no dividends with respect to its Common Stock and it does not contemplate paying dividends in the foreseeable future. The Company currently is prohibited from paying dividends by its agreements with a supplier to whom it is indebted. See "BUSINESS-Indebtedness To Major Supplier".


     24. No Assurance Of Market For Common Stock Or Warrants. There currently is no public market for the Common Stock or Warrants (collectively, the "Securities") being offered, and no assurance can be given that a market will develop. Although Worthington Capital Group is not permitted to make a market for the Company's Securities, I.A.R. Securities Corp. and another broker-dealer participating in the Offering have indicated that they will make a market for the Securities. However, they are not required to do so and there is no assurance that a market will develop. If a trading market does develop for any of the Securities, the prices may be highly volatile. Neither of the Underwriters in the Company Offering is obligated to make a market in any of the Securities upon completion of this offering, and, even if an Underwriter makes a market following the Company Offering, there is no assurance that it will continue to do so in the future. In addition, if a market for any of the Securities does develop, and the Securities are traded below certain prices, many brokerage firms may not effect transactions in the Securities, and sales of the Securities will be subject to Securities And Exchange Commission ("SEC") Rule 15g-9. See below, "Risk Factor No. 25-Possible Effects Of SEC Rules On Market For Common Stock And Warrants". Trading in the Securities, if any, will be limited to the OTC Bulletin Board or the "pink sheets" used by members of the NASD. If a market does not develop for the Securities, it may be difficult or impossible for purchasers to resell the Securities. The Company withdrew its application to list its securities on the NASDAQ SmallCap Market ("NASDAQ") because NASDAQ indicated that the application would not be approved. There is no assurance that any of the Securities can ever be sold at the offered price or at any price.



                                     ALT-10

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]



     25. Possible Effects Of SEC Rules On Market For Common Stock And Warrants. If the Company's Securities are traded for less than $5 per security, then unless the Company's net tangible assets exceed $2,000,000 or the Company has had average revenue of at least $6,000,000 for the last three years, the respective security (a "Low-Priced Security") will be subject to SEC Rule 15g-9 concerning sales of low-priced securities or "penny stock" unless the security is otherwise exempt from Rule 15g-9. Pursuant to Rule 15g-9, prior to concluding a sale, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written representations and agreement concerning the transaction. In addition, Rule 15g-9 generally requires broker-dealers to provide customers for whom they are effecting transactions in a Low-Priced Security, before the transactions, with a standard risk disclosure document describing the customer's right to disclosures of the (i) current bid and ask quotations, if any, (ii) compensation of the broker-dealer and the salesperson in the transaction, and (iii) monthly account statements showing the market value of such stock held in the customer's account. If the Common Stock or Warrants individually trade at a price in excess of $5 per security, then these rules will not apply to transactions in the respective security trading at a price in excess of $5. To the extent that the respective security becomes a Low-

Priced Security, these rules will apply and would be expected to have a negative effect on the desire of brokers to sell the Company's Securities, would be expected to have a negative effect on the brokers' ability to do so, and also would be expected to have a negative effect on the ability of purchasers in the Company Offering to sell the Company's securities in the secondary market.

     26. Underwriters' Influence On Possible Market For Common Stock And Warrants. A significant amount of the Securities to be sold in the Company Offering may be sold to customers of the Underwriters. These customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriters. Although it has no legal obligation or commitment to do so, one of the Underwriters may from time to time become a market maker, and one or both of the Underwriters otherwise may effect transactions in such Securities. (As indicated in Risk Factor No. 20, one of the Underwriters is not permitted to make markets in any securities.) An Underwriter, if it participates in the market, may be the sole or primary market maker, it may effect a large proportion of all transactions in the Securities, and it may for these or other reasons be a dominating influence in the market, if one develops, for the Securities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Underwriter's participation in such market. In these situations, the price of the Securities as quoted by an Underwriter may not be subject to an independent market for the Securities.

     27. Shares Eligible For Future Sales. The Company has a total of 2,900,100 shares of Common Stock issued and outstanding that are "restricted securities". Restricted securities may be sold in a registered public offering under the Securities Act of 1933, as amended (the "1933 Act"), or in open-market transactions in compliance with Rule 144 adopted under the 1933 Act if the conditions of Rule 144 are satisfied. Generally, Rule 144 provides that, subject to current information being publicly available concerning the Company, after a person has held the restricted securities for a period of one year, that person may sell, in any three-month period, an amount of up to one percent of the Company's outstanding Common Stock. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are not subject to any limitations on the sale of their restricted securities. Under Rule 144, and subject to the sales volume limitations described above, 2,400,000 shares of Common Stock are eligible for resale; however, the holders of 2,257,401 of these shares have agreed with the Underwriters not to sell any of these shares until March 13, 1999 without first obtaining the prior written consent of the Underwriters. The holders of 142,599 of the 2,400,000 shares currently eligible for resale have agreed with the Underwriters not to sell any of these shares until March 13, 1998 without first obtaining the written consent of the Underwriters. In addition, the sale by the Selling Securities Holders of 500,100 shares of restricted Common Stock, 3,000,000 Warrants, and the 3,000,000 shares of Common Stock underlying those

                                     ALT-11

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]


Warrants is being registered pursuant to the registration statement of which this Prospectus is a part. Although the sale of the securities by the Selling Securities Holders is being registered, the Selling Securities Holders may not sell any of these Securities until March 13, 1998 without first obtaining the prior written consent of the Underwriters. Sales under Rule 144 and by the Selling Securities Holders, whenever they are made, may have a depressive effect on the price of the Common Stock.

     28. Possible Issuance Of Additional Shares Of Common Stock And Preferred Stock. Subject to the Representative's right to approve any additional issuances of Common Stock, preferred stock, and other securities of the Company for one year after the effective date of the Offering, under the Company's Certificate Of Incorporation, the Board Of Directors of the Company has the power to issue up to an aggregate of 20,000,000 shares of Common Stock of the Company, of which 2,900,100 were issued and outstanding as of October 31, 1997 and of which an additional 3,000,000 are reserved for issuance upon the exercise of previously outstanding Warrants, without stockholder approval under certain circumstances. If this were to occur, of which there is no present intention, there would be additional equity dilution to the investors in the Company Offering. Under the Company's Certificate Of Incorporation, the Board Of Directors of the Company also has the power to issue all the 1,000,000 authorized and unissued shares of the Company's $1.00 par value preferred stock without stockholder approval under certain circumstances. The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of preferred stock to be issued in the future. Any class of preferred stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The creation of a class of preferred stock with rights senior to the Common Stock could be authorized by the Board Of Directors of the Company without the approval of the holders of the Common Stock and may adversely affect the rights of the holders of Common Stock. See "DESCRIPTION OF SECURITIES".

     29. Arbitrary Determination Of Offering Price Of Units And Exercise Price Of Warrants. The price at which the Units are being offered to the public and the price at which the Warrants are exercisable for shares of Common Stock have been determined arbitrarily. The offering price and exercise price were arrived at after negotiations between the Company and the Representative and were based upon the Company's and the Representative's assessment of the history and prospects of the Company, the background of the Company's management and current conditions in the securities markets. Each of these factors was given approximately equal weight. There is no relationship between the offering price or the exercise price and the Company's assets, book value, net worth or any other economic or recognized criteria of value. See "DESCRIPTION OF SECURITIES".

     30. Registration Or Exemption Required To Exercise Warrants. Holders of Warrants have the right to exercise their Warrants to purchase Common Stock only if a registration statement relating to those shares is then in effect or an exemption from registration is available and only if those shares are qualified for sale, or are deemed to be exempt from qualification, under applicable securities laws of the state of residence of the holder of those shares. The Company intends to have a registration statement in effect at times that the Warrants are eligible for exercise, although there can be no assurance that the Company will be able to do so. However, the Company will not be required to honor the exercise of the Warrants if, in its opinion, the issuance of Common Stock would be unlawful because of the absence of an effective registration statement or for other reasons. If the Company were unable to cause a required registration statement to be effective during a period of time when holders wished to exercise, the market value of the Warrants could be adversely affected.


     31. Prior Offering Period Expired Without Obtaining Minimum Offering. There is no assurance that the Company Offering will be completed. The Company Offering which originally was made on a "bes t efforts, minimum/maximum basis",


                                     ALT-12

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]




first commenced on March 13, 1997. The Offering was terminated on June 11, 1997 upon the expiration of the 90 day offering period, and all funds were returned to investors, because the minimum offering amount was not received.


                                 USE OF PROCEEDS


     The Company will not receive any proceeds from the sale of the Selling Securities Holders' Common Stock and Warrants. In the event that any holder of Warrants elects to exercise Warrants, the proceeds from the exercise of those Warrants will be utilized by the Company for working capital purposes.

     The net proceeds to the Company from the sale of Common Stock and Warrants in the Company Offering pursuant to the Offering Prospectus are estimated to be $2,387,200 ($2,773,219 if the Underwriters' over-allotment option is exercised in full) after deducting selling commissions and other unpaid expenses of the Company Offering. Total selling commissions equal to ten percent of the gross offering proceeds from the Common Stock and Warrants, together with a three percent non-accountable expense allowance, will be allowed to the Underwriter upon consummation of the Company Offering. Other expenses of the Company Offering, estimated to be $570,000, include the non-accountable expense allowance, printing costs, legal fees, accounting fees, blue sky fees and costs, transfer agent fees, SEC and NASD filing fees and other miscellaneous costs. Approximately $295,000 of the total offering expenses will have been paid by the Company prior to closing the Company Offering, leaving $275,000 of offering expenses and $295,000 of selling commissions to be paid from the offering proceeds. The $2,387,200 of net proceeds are expected to be allocated substantially as follows and applied in the following order of priority, during the 12 month period following the offering(1):


                                                        Offering
                                             ----------------------------------
                                                                   Approximate
                                                                   Percentage
                                             Approximate             Of Net
                                               Amount               Proceeds

Domestic and International
  Marketing Program ...................       $100,000                 4.2%

Repayment of Unsecured Notes (2) ......        345,000                14.5%

Upgrade Computer Software Systems ......        50,000                 2.1%

Reduction of Trade Account
  to Major Supplier ....................     1,000,000                41.9%

Other Working Capital (3) ..............       892,200                37.3%
                                            ----------                ----

                  TOTAL NET PROCEEDS         $2,387,200               100%
                                            ===========               ====


                                     ALT-13

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]


-------------------

(1) See "BUSINESS-Business Plan And Strategy" for a description of how the proposed allocation of proceeds of the Company Offering applies to the Company's plans.



(2) The Company intends to repay the $300,000 of indebtedness and approximately $45,000 of accrued interest on notes issued in July 1996 in order to pay for costs of the Company Offering and to provide immediate working capital. This indebtedness accrues interest at 10 percent per annum and was due and payable upon the earliest to occur of April 24, 1997 or the closing of any public debt or equity financing of the Company or the closing of any transaction in which the Company's securities are exchanged for securities of another entity (whether by merger or otherwise). This indebtedness currently is in default, and the Company is requesting that the debt holders agree to extend the due date of their notes until completion of this Offering. There is no assurance that they will agree to do so.

(3) The Company's working capital will be utilized for general corporate purposes and operating expenses, including payment of $55,000 for the Representative's consulting fee. If the Underwriters' over-allotment option in the Company Offering is exercised in part or in full, the net proceeds from that exercise will be applied to working capital.

     Although the amounts set forth above indicate management's present estimate of the Company's use of the net proceeds from the Company Offering, the Company may reallocate the proceeds or utilize the proceeds for other corporate purposes based on the contingencies described below. The actual expenditures may vary from the estimates in the table because of a number of factors, including whether the Company has been operating profitably, what other obligations have been incurred by the Company, whether the Company desires to expand its existing operations, and other changes in circumstances. Although no alternate plans currently exist, other uses could include additional funds for increased marketing, expanded operations or additional payment on accounts. If the Company's need for working capital increases, the Company could seek additional funds through loans or other financing. No such arrangements exist or are currently contemplated, and there can be no assurance that they may be obtained in the future should the need arise. If the use of the proceeds of the Company Offering in the manner described above proves impractical or it is otherwise deemed by Management to be in the Company's best interests to utilize the proceeds in another manner, the Company may apply the proceeds of the Company Offering in such manner as it deems appropriate under the then existing circumstances. The Company has no present intention, agreements or understandings to make any material acquisitions of businesses, assets, or technologies.



                                     ALT-14

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]




                                 DIVIDEND POLICY

     The Company has not paid any cash dividends to date. As indicated under "BUSINESS-Indebtedness To Major Supplier", the Company's Note to the Supplier prohibits the payment of any dividends until the Note is paid in full. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on its Common Stock in the future.

                           SELLING SECURITIES HOLDERS

     The Company is registering the sale of Common Stock and Warrants by persons who received an aggregate of 500,100 shares of Common Stock and 3,000,000 Warrants (the "Selling Securities Holders") in the Private Placement pursuant to exemptions from registration under federal and state securities laws. In addition, the Company is registering the exercise of those Warrants by the persons who purchase those Warrants from the Selling Securities Holders pursuant to this Prospectus and, in the alternative, the sale of Common Stock received by the Selling Securities Holders upon the exercise of the Warrants by the Selling Securities Holders. The Selling Securities Holders may sell their Warrants or Common Stock at such prices as they are able to obtain in the market, if any market develops. The Company will receive no proceeds from the sale of Warrants or Common Stock by the Selling Securities Holders. The following table sets forth the name of each Selling Securities Holder, the number of Warrants beneficially owned by each Selling Securities Holder before the Company Offering, the number of Warrants proposed to be sold by each Selling Securities Holder, the number of Warrants owned after the Company Offering assuming the sale of all the Warrants offered by the Selling Securities Holders, the number of shares of Common Stock owned by the Selling Securities Holders before the Offering, the number of shares of Common Stock to be sold by the Selling Securities Holders assuming they exercise their Warrants, and the number of shares owned by the Selling Securities Holders after the Offering.















                                     ALT-15

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]



                                                                              Number Of Shares
                            Number of                       Number Of         Of Common Stock        Number of   Number Of Shares
                         Warrants Owned     Warrants      Warrants Owned      Owned Before          Shares To Be   Owned After
           Name          Before Offering   to Be Sold     After Offering       Offering(1)            Sold (2)       Offering
-------------------      ---------------   -----------    ---------------     ---------------      -------------  ---------------

Norman Goldstein              40,000         40,000           0                  46,668                 46,668           0
Glen Nortman                  20,000         20,000           0                  23,334                 23,334           0
Maria Quacinella              80,000         80,000           0                  93,336                 93,336           0
Richard Bower                 10,000         10,000           0                  11,667                 11,667           0
Mogul Capital Corp.          150,000        150,000           0                 175,005                175,005           0
Euro Pharmaceuticals
  Distributors Ltd.          750,000        750,000           0                 875,025                875,025           0
John Donnadio                 10,000         10,000           0                  11,667                 11,667           0
LTA Holding Corp.             10,000         10,000           0                  11,667                 11,667           0
Frank Signorile               10,000         10,000           0                  11,667                 11,667           0
Abe Heyman                    10,000         10,000           0                  11,667                 11,667           0
Maria Capello                 10,000         10,000           0                  11,667                 11,667           0
Geneva Partners               10,000         10,000           0                  11,667                 11,667           0
Al Abramovitch                10,000         10,000           0                  11,667                 11,667           0
Princess Export
  Associates, Inc.            50,000         50,000           0                  58,335                 58,335           0
E.P. Ong                      10,000         10,000           0                  11,667                 11,667           0
Mordecai Goldzweig            10,000         10,000           0                  11,667                 11,667           0
Irwin and Michelle Raymer     10,000         10,000           0                  11,667                 11,667           0
Tammy L. Gross                60,000         60,000           0                  70,002                 70,002           0
Randy Bobkin                 190,000        190,000           0                 221,673                221,673           0
Elull Development Corp.       50,000         50,000           0                  58,335                 58,335           0
Christopher Mackie            50,000         50,000           0                  58,335                 58,335           0
Dunkirk Capital Corp.        500,000        500,000           0                 583,350                583,350           0
J.A.A.M. Corp.               325,000        325,000           0                 379,177                379,177           0
Gary Lyle Brustein            75,000         75,000           0                  87,503                 87,503           0
Ronald J. Drucker             50,000         50,000           0                  58,335                 58,335           0

Patrick Colombo, Jr.          50,000         50,000           0                  58,335                 58,335           0
Robert Zarin                  75,000         75,000           0                  87,502                 87,502           0
Jay G. Goldman                75,000         75,000           0                  87,503                 87,503           0
Rifky Weiner                 200,000        200,000           0                 233,340                233,340           0
Zycor Corp.                   50,000         50,000           0                  58,335                 58,335           0
Ronald J. Brescia             50,000         50,000           0                  58,335                 58,335           0
                           ---------         ------           -                  ------                 ------           -
           TOTAL           3,000,000      3,000,000           0               3,500,100              3,500,100           0

----------------------------

(1) Because the Warrants currently are exercisable, the shares issuable upon the exercise of the Warrants are considered beneficially owned by the Selling Securities Holders. The number of shares underlying the Warrants shown for each Selling Securities Holder under "Number Of Warrants Before Offering" are included in the "Number Of Share Of Common Stock Owned Before Offering."


                                     ALT-16

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]



(2) The number of shares of Common Stock to be sold assumes that the Selling Securities Holders exercise all their Warrants and elect to sell all the shares of Common Stock received upon the exercise of the Warrants and all the shares of Common Stock received in the Private Placement. Upon the exercise of the Warrants by the Selling Securities Holders, they would receive restricted shares of Common Stock pursuant to an exemption from registration under Rule 506 under the Securities Act and those shares of Common Stock could be transferred only pursuant to an effective registration statement or an exemption from registration.

                               CONCURRENT OFFERING


     The registration statement of which this Prospectus forms a part also covers up to 580,000 shares of Common Stock and 580,000 Warrants being offered by the Company in the offering made pursuant to the Offering Prospectus.












                                     ALT-17

=============================================  =================================

NO DEALER,  SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION OTHER THAN THOSE CONTAINED        AMERICAN INTERNATIONAL
IN THIS  PROSPECTUS  AND,  IF  GIVEN OR MADE,          CONSOLIDATED INC.
SUCH INFORMATION OR  REPRESENTATION  MUST NOT
BE RELIED UPON AS HAVING BEEN  AUTHORIZED  BY
THE  COMPANY.   THIS  PROSPECTUS   SHALL  NOT
CONSTITUTE   AN   OFFER   TO   SELL   OR  THE
SOLICITATION  OF AN  OFFER  TO BUY NOR  SHALL          Redeemable Common
THERE BE ANY SALE OF THESE  SECURITIES IN ANY       Stock Purchase Warrants
STATE IN WHICH SUCH  OFFER,  SOLICITATION  OR          580,000 Warrants
SALE WOULD BE UNLAWFUL PRIOR TO  REGISTRATION
OR QUALIFICATION UNDER THE SECURITIES LAWS OF
ANY SUCH STATE.


              TABLE OF CONTENTS


                                        Page
                                        ----
PROSPECTUS SUMMARY ......................  6
RISK FACTORS ............................ 10
USE OF PROCEEDS ......................... 19
DIVIDEND POLICY ......................... 20
DILUTION ................................ 21            --------------------
BUSINESS ................................ 23
SELECTED CONSOLIDATED FINANCIAL DATA..... 33                PROSPECTUS
  MANAGEMENT'S DISCUSSION AND  ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF                 ---------------------
  OPERATIONS............................. 35
MANAGEMENT............................... 39
EXECUTIVE COMPENSATION................... 41
PRINCIPAL STOCKHOLDERS................... 44
TRANSACTIONS BETWEEN THE COMPANY AND
  RELATED PARTIES........................ 46
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE................... 49
DESCRIPTION OF SECURITIES................ 50
UNDERWRITING ............................ 54
SECURITIES AND EXCHANGE COMMISSION
  POSITION ON CERTAIN INDEMNIFICATION.... 58
LEGAL MATTERS............................ 58
EXPERTS.................................. 58
CONCURRENT OFFERING...................... 59          I.A.R. Securities Corp.
ADDITIONAL INFORMATION................... 59
FINANCIAL INFORMATION....................F-1         Worthington Capital Group

UNTIL  ______,  1997,  ALL DEALERS  EFFECTING
TRANSACTIONS  IN THE  REGISTERED  SECURITIES,
WHETHER   OR  NOT   PARTICIPATING   IN   THIS
DISTRIBUTION  MAY BE  REQUIRED  TO  DELIVER A
PROSPECTUS.   THIS  IS  IN  ADDITION  TO  THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS                      , 1997
WHEN ACTING AS UNDERWRITERS  AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

==============================================  ================================

=============================================  =================================

NO DEALER,  SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION OTHER THAN THOSE CONTAINED        AMERICAN INTERNATIONAL
IN THIS  PROSPECTUS  AND,  IF  GIVEN OR MADE,          CONSOLIDATED INC.
SUCH INFORMATION OR  REPRESENTATION  MUST NOT
BE RELIED UPON AS HAVING BEEN  AUTHORIZED  BY
THE  COMPANY.   THIS  PROSPECTUS   SHALL  NOT
CONSTITUTE   AN   OFFER   TO   SELL   OR  THE
SOLICITATION  OF AN  OFFER  TO BUY NOR  SHALL    500,100 Shares Of Common Stock
THERE BE ANY SALE OF THESE  SECURITIES IN ANY     3,000,000 Redeemable Common
STATE IN WHICH SUCH  OFFER,  SOLICITATION  OR       Stock Purchase Warrants
SALE WOULD BE UNLAWFUL PRIOR TO  REGISTRATION
OR QUALIFICATION UNDER THE SECURITIES LAWS OF
ANY SUCH STATE.


              TABLE OF CONTENTS

                                        Page
                                        ----
PROSPECTUS SUMMARY......................  6
RISK FACTORS............................ 10
USE OF PROCEEDS......................... 19
DIVIDEND POLICY......................... 20
DILUTION................................ 21           ---------------------
BUSINESS................................ 23
SELECTED CONSOLIDATED FINANCIAL DATA.... 33                PROSPECTUS
MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION                    ---------------------
AND RESULTS OF OPERATIONS............... 35
MANAGEMENT.............................. 39
EXECUTIVE COMPENSATION.................. 41
PRINCIPAL STOCKHOLDERS.................. 44
TRANSACTIONS BETWEEN THE
   COMPANY AND RELATED PARTIES.......... 46
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE............................ 49
DESCRIPTION OF SECURITIES............... 50
SELLING SECURITIES HOLDERS.............. 54
CONCURRENT OFFERING..................... 55
SECURITIES AND EXCHANGE COMMISSION
  POSITION ON CERTAIN INDEMNIFICATION... 58
LEGAL MATTERS........................... 58
EXPERTS................................. 58
ADDITIONAL INFORMATION.................. 59
FINANCIAL INFORMATION...................F-1

UNTIL ________,  1997, ALL DEALERS  EFFECTING
TRANSACTIONS  IN THE  REGISTERED  SECURITIES,
WHETHER   OR  NOT   PARTICIPATING   IN   THIS
DISTRIBUTION,  MAY BE  REQUIRED  TO DELIVER A
PROSPECTUS.   THIS  IS  IN  ADDITION  TO  THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS                       , 1997
WHEN ACTING AS UNDERWRITERS  AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

=============================================  =================================

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution.


     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered.

         Registration and filing fee...............................   $ 10,530
         Transfer agent's fee*.....................................      3,000
         Printing and engraving*...................................     28,000
         Accounting fees and expenses*.............................    140,000
         Legal fees and expenses*..................................    195,000
         Blue sky fees and expenses*...............................     50,000
         NASD filing fee............................................     3,224
         Underwriter's non-accountable expense allowance............    88,740
         Standard & Poor's listing..................................     2,380
         Miscellaneous*.............................................    49,126
                                                                      --------
                  Total*                                              $570,000
                                                                      ========

--------------------
*  Estimated

Item 14.  Indemnification Of Directors And Officers.

     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

          "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective..."

     The Board Of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provisions.

Item 15.  Recent Sales Of Unregistered Securities.

     In July 1996, the Company sold an aggregate of 500,100 shares of Common Stock, 3,000,000 Warrants, and $300,000 aggregate face amount of promissory notes in reliance upon exemptions pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Securities Act"). These securities were sold solely to accredited investors in 300 units at a price of $1,000 per unit. Each unit consisted of 1,667 shares of Common Stock, 10,000 Warrants, and one promissory note in the face amount of $1,000.


     In January 1997, pursuant to the Company's 1994 Stock Option Plan, the Company granted stock options to purchase an aggregate of 172,000 shares of the Company's Common Stock at a purchase price of $5.00 per share to 52 persons who were employed by the Company. These grants were made pursuant to an exemption from registration under Section 3(b) of the Securities Act pursuant to Rule 701 under the Securities Act.

Item 16.  Exhibits.

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.


Number            Description

    1.1 Revised form of Underwriting Agreement between and among American International Consolidated Inc. ("Registrant"), I.A.R. Securities Corp. and Worthington Capital Group, Inc.


    2.1        Agreement   And  Plan  Of   Merger  of   American   International
               Construction,   Inc.,   a   Texas   Corporation,   and   American
               International Construction Inc., a Delaware Corporation.(1)

    2.2 Plan Of Merger of American International Construction, Inc. and AIC Management, Inc.(1)

    2.3 Plan Of Merger of American International Construction, Inc. and American International Thermal Systems, Inc.(1)

    2.4 Plan Of Merger of American International Construction, Inc. and American International Building Systems, Inc.(1)

    3.1(a) Certificate Of Incorporation filed with the Delaware Secretary Of State on June 7, 1994.(1)

    3.1(b) Certificate of Amendment To The Certificate of Incorporation filed with the Delaware Secretary of State on July 26, 1996. (5)

    3.2        Bylaws.(1)

    4.1(a)     Specimen Common Stock Certificate.(1)

    4.1(b)     Specimen Common Stock Purchase Warrant. (5)

    4.2        Revised form of Underwriter's Warrant

    4.3        Revised  form  of  Warrant  Agreement   concerning  Common  Stock
               Purchase Warrants.

    5.1 Opinion of Bearman Talesnick & Clowdus Professional Corporation concerning legality of issuance of Common Stock, Warrants, and underlying securities. (5)

    10.1A Loan Agreement effective April 24, 1996 between and among the Company, Metal Building Components, Inc. ("MBCI"), Danny Roy
               Clemons, Ralph Leroy Farrar, Judith Ann Farrar, Jimmy Wayne Williams, Shirley Beth Williams, and John Thomas Wilson. (5)

    10.1B Letter Agreement dated October 8, 1996 modifying Loan Agreement dated April 24, 1996.(5)

    10.1C Letter Agreement dated December 31, 1996 modifying Loan Agreement dated April 24, 1996.(5)

    10.1D      Letter   Agreement   dated  September  19,  1997  modifying  Loan
               Agreement dated April 24, 1996.

    10.1E Letter Agreement dated November 3, 1997 modifying Loan Agreement dated April 24, 1996.

    10.2 Renewal, Extension And Modification Agreement effective as of September 3, 1993 between American International Construction, Inc. and Texas Commerce Bank National Association.(1)

    10.3 Renewal, Extension And Modification Agreement effective as of September 5, 1993 between American International Construction, Inc. and Texas Commerce Bank National Association.(1)

    10.4A Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American International Construction, Inc. and Texas Commerce Bank National Association.(4)

    10.4B Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American International Construction, Inc. and Texas Commerce Bank National Association.(4)

    10.5       Employee Stock Option Plan.(1)

    10.8 Revised Form of Executive Service Agreement between the Company and each of John T. Wilson, Danny R. Clemons, Ralph L. Farrar and Jim W. Williams.(3)

    10.8A Schedule Identifying Material Differences Among Executive Service Agreements between the Company and each of John T. Wilson, Danny
               R. Clemons, Ralph L. Farrar and Jim W. Williams.(1)

    10.9 Executive Service Agreement between the Company and Jimmy M. Rogers dated November 16, 1994.(1)

    10.10 Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer, Ltd. concerning site preparation for the U.S. Storage mini-warehouse facilities in Houston, Texas.(5)

    10.11 Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer, Ltd. concerning the construction of the U.S. Storage mini-warehouse facilities in Houston, Texas.(5)

    10.12 Form of Conveyance, Transfer And Assignment Of Corporate Stock Separate From A Certificate executed by each of Messrs. Clemons, Farrar and Wilson transferring their respective interests in the U.S. Storage, Inc. and U.S. Storage Management Services, Inc. to the Company.(5)

     16 Letter to Securities and Exchange Commission from the Company's former independent accountant, MELTON & MELTON, L.L.P.(2)

     21        List of subsidiaries of Registrant. (1)

     23.1 Consent of Bearman Talesnick & Clowdus Professional Corporation (included in Opinion in Exhibit 5.1).

     23.2      Consent of HEIN + ASSOCIATES LLP.

     24        Power of Attorney (5)

     27        Financial Data Schedule

---------------------

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 filed with the Securities And Exchange Commission ("SEC") on December 12, 1994, File No. 33-87336.

(2)  Incorporated   by  reference   from  the  Company's   Amendment  No.  1  to
     Registration Statement on Form S-1 filed with the SEC on January 24, 1995, File No. 33-87336.

(3)  Incorporated   by  reference   from  the  Company's   Amendment  No.  2  to
     Registration Statement on Form S-1 filed with the SEC on February 15, 1995, File No. 33-87336.

(4)  Incorporated   by  reference   from  the  Company's   Amendment  No.  3  to
     Registration Statement on Form S-1 filed with the SEC on March 16, 1995, File No. 33-87336.

(5)  Previously filed.

Item 17.  Undertakings.

1. The Company hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:


          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

4.   The Company hereby undertakes that:

     (a) for purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or
          (4) or 497(h) under the 1933 Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     (b) for the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The Company hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 1997.

                             AMERICAN INTERNATIONAL CONSOLIDATED INC.


                             By:  /s/ John T. Wilson
                                  ----------------------------------------------
                                  John T. Wilson, Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signatures                       Title                                   Date
        ----------                       -----                                   ----

/s/ John T. Wilson            Chief Executive Officer and                        November 12, 1997
---------------------         Director
John T. Wilson


/s/ Danny R. Clemons          President/Mini-Warehouse Division                  November 12, 1997
---------------------         and Director
Danny R. Clemons


/s/ Ralph L. Farrar           President/Metal Buildings Division,
----------------------        Secretary and Director                             November 12, 1997
Ralph L. Farrar


/s/ Jim W. Williams           Chief Financial Officer,
-----------------------       Vice President/Finance, Principal
Jim W. Williams               Accounting Officer, and
                              Assistant Secretary                                November 12, 1997


/s/ Louis S. Carmisciano      Director
------------------------                                                         November 12, 1997
Louis S. Carmisciano


                                  EXHIBIT INDEX

         (Attached To And Made A Part Of Post Effective Amendment No. 1
                          To The Registration Statement
 On Form S-1 For American International Consolidated Inc. Dated March 11, 1997)

    The following is a complete list of Exhibits filed as part of this Registration Statement:

Number            Description
------            -----------

    1.1 Revised form of Underwriting Agreement between and among American International Consolidated Inc. ("Registrant"), I.A. Rabinowitz & Co. and Worthington Capital Group, Inc.(5)




    1.2        Form of Fund Escrow Agreement between and among  Registrant,  the
               Underwriters,   and   American   Securities   Transfer  &  Trust,
               Incorporated.(5)

    2.1        Agreement   And  Plan  Of   Merger  of   American   International
               Construction,   Inc.,   a   Texas   Corporation,   and   American
               International Construction Inc., a Delaware Corporation.(1)

    2.2 Plan Of Merger of American International Construction, Inc. and AIC Management, Inc.(1)

    2.3 Plan Of Merger of American International Construction, Inc. and American International Thermal Systems, Inc.(1)

    2.4 Plan Of Merger of American International Construction, Inc. and American International Building Systems, Inc.(1)

    3.1(a) Certificate Of Incorporation filed with the Delaware Secretary Of State on June 7, 1994.(1)

    3.1(b) Certificate of Amendment To The Certificate of Incorporation filed with the Delaware Secretary of State on July 26, 1996.(5)

    3.2        Bylaws.(1)

    4.1(a)     Specimen Common Stock Certificate.(1)

    4.1(b)     Specimen Common Stock Purchase Warrant.(5)

    4.2        Revised form of Underwriter's Warrant.

    4.3        Revised  form  of  Warrant  Agreement   concerning  Common  Stock
               Purchase Warrants.

    5.1 Opinion of Bearman Talesnick & Clowdus Professional Corporation concerning legality of issuance of Common Stock, Warrants, and underlying securities.(5)



                                      EX-1

    10.1A Loan Agreement effective April 24, 1996 between and among the Company, Metal Building Components, Inc. ("MBCI"), Danny Roy
               Clemons, Ralph Leroy Farrar, Judith Ann Farrar, Jimmy Wayne Williams, Shirley Beth Williams, and John Thomas Wilson.(5)

    10.1B Letter Agreement dated October 8, 1996 modifying Loan Agreement dated April 24, 1996.(5)

    10.1C Letter Agreement dated December 31, 1996 modifying Loan Agreement dated April 24, 1996.(5)

    10.1D      Letter   Agreement   dated  September  19,  1997  modifying  Loan
               Agreement dated April 24, 1996.

    10.1E Letter Agreement dated November 3, 1997 modifying Loan Agreement dated April 24, 1996.


    10.2 Renewal, Extension And Modification Agreement effective as of September 3, 1993 between American International Construction, Inc. and Texas Commerce Bank National Association.(1)

    10.3 Renewal, Extension And Modification Agreement effective as of September 5, 1993 between American International Construction, Inc. and Texas Commerce Bank National Association.(1)

    10.4A Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American International Construction, Inc. and Texas Commerce Bank National Association.(4)

    10.4B Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American International Construction, Inc. and Texas Commerce Bank National Association.(4)

    10.5       Employee Stock Option Plan.(1)

    10.8 Revised Form of Executive Service Agreement between the Company and each of John T. Wilson, Danny R. Clemons, Ralph L. Farrar and Jim W. Williams.(3)

    10.8A Schedule Identifying Material Differences Among Executive Service Agreements between the Company and each of John T. Wilson, Danny
               R. Clemons, Ralph L. Farrar and Jim W. Williams.(1)

    10.9 Executive Service Agreement between the Company and Jimmy M. Rogers dated November 16, 1994.(1)

    10.10 Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer, Ltd. concerning site preparation for the U.S. Storage mini-warehouse facilities in Houston, Texas.(5)

    10.11 Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer, Ltd. concerning the construction of the U.S. Storage mini-warehouse facilities in Houston, Texas.(5)




                                      EX-2

    10.12 Form of Conveyance, Transfer And Assignment Of Corporate Stock Separate From A Certificate executed by each of Messrs. Clemons, Farrar and Wilson transferring their respective interests in the U.S. Storage, Inc. and U.S. Storage Management Services, Inc. to the Company.(5)

    16 Letter to Securities and Exchange Commission from the Company's former independent accountant, MELTON & MELTON, L.L.P.(2)

    21         List of subsidiaries of Registrant. (1)

    23.1 Consent of Bearman Talesnick & Clowdus Professional Corporation (included in Opinion in Exhibit 5.1).

    23.2       Consent of HEIN + ASSOCIATES LLP.

    24         Power of Attorney (5)

    27         Financial Data Schedule

---------------------

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 filed with the Securities And Exchange Commission ("SEC") on December 12, 1994, File No. 33-87336.

(2)  Incorporated   by  reference   from  the  Company's   Amendment  No.  1  to
     Registration Statement on Form S-1 filed with the SEC on January 24, 1995, File No. 33-87336.

(3)  Incorporated   by  reference   from  the  Company's   Amendment  No.  2  to
     Registration Statement on Form S-1 filed with the SEC on February 15, 1995, File No. 33-87336.

(4)  Incorporated   by  reference   from  the  Company's   Amendment  No.  3  to
     Registration Statement on Form S-1 filed with the SEC on March 16, 1995, File No. 33-87336.

(5)  Previously filed.


                                      EX-3